                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    F&M BANCORPORATION, INC. (NO. 000-14553)*
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

    *Citizens Banking Corporation (Commission file no. 000-10535) is the registrant with respect to the Form S-4 Registration Statement filed under the Securities Act of 1933, Registration No. 333-86569, which registered the shares of Citizens Common Stock to be issued pursuant to the Agreement and Plan of Merger to which the Proxy Statement relates.

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [X] Fee ($126,104.42) paid previously with preliminary materials (which were filed jointly by Citizens and F&M, as confidential material, on July 23, 1999)

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

CITIZENS BANKING LOGO                                    F&M BANCORPORATION LOGO

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     The Boards of Directors of Citizens Banking Corporation and F&M Bancorporation, Inc. have agreed on a merger of F&M with a Citizens subsidiary, after which F&M will be a subsidiary of Citizens. After the merger Citizens will have total assets of approximately $7.3 billion, stockholders' equity of approximately $666.0 million and deposits of approximately $5.8 billion. We believe that this merger will position the combined company to grow and flourish as the financial services business evolves and consolidates.

     If the merger is completed, each share of F&M common stock will be converted into 1.303 shares of Citizens common stock. Each share of Citizens common stock outstanding will remain outstanding as a share of common stock of the combined companies. Citizens and F&M common stock are traded on the Nasdaq National Market under the trading symbols "CBCF" and "FMBK."

     We cannot complete the merger unless the stockholders of F&M approve the merger and the stockholders of Citizens approve the issuance of Citizens common stock in connection with the merger. Each of us will hold a meeting of our stockholders to vote on these merger related proposals. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your stockholder meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the issuance of Citizens common stock or in favor of the merger. If you are an F&M stockholder and you do not return your card or do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger.

     This joint proxy statement-prospectus provides you with detailed information about these meetings and the proposed merger, and includes the merger agreement as Annex A. You can also get information about our companies from documents we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

     We strongly support the merger of our companies and join with all of the other members of our Boards of Directors in enthusiastically recommending that you vote in favor of the merger and the issuance of Citizens common stock in connection with it.

         /s/ ROBERT J. VITITO                           /s/ GAIL E. JANSSEN
           Robert J. Vitito
         Chairman of the Board                            Gail E. Janssen
     Citizens Banking Corporation                      Chairman of the Board
                                                     F&M Bancorporation, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT-PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

            JOINT PROXY STATEMENT-PROSPECTUS DATED SEPTEMBER 8, 1999 AND FIRST MAILED TO STOCKHOLDERS ON OR ABOUT SEPTEMBER 13, 1999

[CITIZENS BANKING LOGO]

                          CITIZENS BANKING CORPORATION
                            328 South Saginaw Street
                             Flint, Michigan 48502
                               ------------------

               NOTICE OF SPECIAL MEETING OF CITIZENS STOCKHOLDERS

                         TO BE HELD ON OCTOBER 22, 1999

To the Stockholders of Citizens Banking Corporation:

     A special meeting of the stockholders of Citizens Banking Corporation will be held at Citizens Corporate Headquarters at 328 South Saginaw Street, Flint, Michigan on Friday, October 22, 1999, at 9:00 a.m., local time, to consider and vote upon a proposal to approve the issuance of shares of Citizens common stock in connection with an Amended and Restated Agreement and Plan of Merger among Citizens, Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens, and F&M Bancorporation, Inc. Under that merger agreement, Citizens Acquisition will be merged with and into F&M, which will become a Citizens subsidiary, and holders of F&M common stock will receive 1.303 shares of Citizens common stock for each share of F&M common stock. The transaction is further described in the accompanying joint proxy statement-prospectus. A copy of the merger agreement is included as Annex A to the joint proxy statement-prospectus.

     The record date for the Citizens special meeting is the close of business on August 31, 1999. Only Citizens stockholders of record at that time are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. To approve the issuance of shares in connection with the merger, a majority of the total votes cast at the meeting in person or by proxy by the holders of shares of Citizens common stock must vote in favor of the issuance of shares. Citizens stockholders do not have dissenters' rights of appraisal under Michigan law in respect of this vote.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF NO INSTRUCTIONS ARE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSED ISSUANCE OF SHARES. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY GIVING WRITTEN NOTICE TO CITIZENS' CORPORATE SECRETARY OR THE ACTING SECRETARY OF THE SPECIAL MEETING, BY FILING ANOTHER PROXY, OR BY ORAL NOTICE TO THE PRESIDING OFFICER AT THE SPECIAL MEETING AND VOTING IN PERSON. ATTENDANCE AT THE SPECIAL MEETING, BY ITSELF, DOES NOT REVOKE YOUR PROXY.

     CITIZENS' BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ISSUANCE OF SHARES OF CITIZENS COMMON STOCK.

                                          By order of the Board of Directors

                                          /s/ THOMAS W. GALLAGHER
                                          Thomas W. Gallagher
                                          Secretary

September 13, 1999

[F&M BANCORPORATION LOGO]

                            F&M BANCORPORATION, INC.
                                One Bank Avenue
                                  P.O. Box 410
                               Kaukauna, WI 54130

                               ------------------

                 NOTICE OF SPECIAL MEETING OF F&M STOCKHOLDERS
                         TO BE HELD ON OCTOBER 22, 1999

To the Stockholders of F&M Bancorporation, Inc.:

     A special meeting of the stockholders of F&M Bancorporation, Inc. will be held at the Paper Valley Hotel and Conference Center, located at 333 West College Avenue, Appleton, Wisconsin, 54911, on Friday, October 22, 1999, at 8:00 a.m., local time, to consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger among Citizens, Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens, and F&M Bancorporation, Inc. Under that merger agreement, Citizens Acquisition will be merged with and into F&M, which will become a Citizens subsidiary, and holders of F&M common stock will receive 1.303 shares of Citizens common stock for each share of F&M common stock. The transaction is further described in the accompanying joint proxy statement-prospectus. A copy of the merger agreement is included as Annex A to the joint proxy statement-prospectus.

     The record date for the F&M special meeting is the close of business on August 31, 1999. Only F&M stockholders of record at that time are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. To approve the merger, the holders of a majority of the outstanding shares of F&M common stock must vote in favor of the merger agreement. F&M stockholders do not have dissenters' rights of appraisal under Wisconsin law in respect of this vote.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF NO INSTRUCTIONS ARE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED "FOR" THE MERGER AGREEMENT. IF YOU DO NOT RETURN YOUR PROXY OR VOTE IN PERSON, THE EFFECT IS A VOTE AGAINST THE MERGER. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY GIVING WRITTEN NOTICE TO F&M'S CORPORATE SECRETARY OR THE ACTING SECRETARY OF THE SPECIAL MEETING, BY FILING ANOTHER PROXY, OR BY ORAL NOTICE TO THE PRESIDING OFFICER AT THE SPECIAL MEETING AND VOTING IN PERSON. ATTENDANCE AT THE SPECIAL MEETING, BY ITSELF, DOES NOT REVOKE YOUR PROXY.

     F&M'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER AGREEMENT.

                                          By order of the Board of Directors

                                          /s/ JANET M. LAKSO
                                          Janet M. Lakso
                                          Secretary

September 13, 1999

                      REFERENCES TO ADDITIONAL INFORMATION

     This document incorporates important business and financial information about Citizens and F&M from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents related to Citizens and F&M that are incorporated by reference in this document by requesting them in writing or by telephone from:

                  Citizens                                             F&M
--------------------------------------------       --------------------------------------------
       Thomas W. Gallagher, Secretary                       Janet M. Lakso, Secretary
        Citizens Banking Corporation                         F&M Bancorporation, Inc.
           328 S. Saginaw Street                                 One Bank Avenue
           Flint, Michigan 48502                            Kaukauna, Wisconsin 54130
         Telephone: (810) 766-7500                          Telephone: (920) 766-1717

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY OCTOBER 15, 1999 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL STOCKHOLDER MEETINGS OF CITIZENS AND F&M.

     See "Where You Can Find More Information" on page 82.

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
SUMMARY OF JOINT PROXY
  STATEMENT-PROSPECTUS................      1
  The Companies.......................      1
  Exchange of Shares..................      2
  Material Federal Income Tax
     Consequences.....................      2
  F&M Stock Options...................      2
  Stockholder Meetings................      2
  Stockholder Approval................      2
  Reasons For the Merger..............      2
  Our Recommendations to
     Stockholders.....................      3
  Interests of Certain Persons in the
     Merger...........................      3
  Fairness Opinions of Financial
     Advisors.........................      3
  Management and Operations After the
     Merger...........................      3
  Conditions to the Completion of the
     Merger...........................      3
  Termination of the Merger
     Agreement........................      4
  Regulatory Approvals................      4
  Accounting Treatment................      4
  Stock Option Agreement..............      5
  No Appraisal Rights.................      5
  Certain Differences in the Rights of
     Stockholders.....................      5
  Forward-Looking Statements May Prove
     Inaccurate.......................      5
  If You Have Questions...............      5
MARKET PRICE PER SHARE DATA...........      6
COMPARATIVE PER SHARE DATA............      7
SELECTED CONSOLIDATED FINANCIAL
  DATA................................      9

                                          PAGE
                                          ----
  Citizens Banking Corporation and
     Subsidiaries.....................      9
  F&M Bancorporation, Inc. and
     Subsidiaries.....................     11
UNAUDITED PRO FORMA COMBINED SELECTED
  FINANCIAL DATA......................     12
FORWARD-LOOKING STATEMENTS............     14
CITIZENS BANKING CORPORATION..........     14
F&M BANCORPORATION, INC...............     15
THE SPECIAL MEETING OF CITIZENS
  STOCKHOLDERS........................     15
  Date, Time and Place; Purpose of
     Meeting..........................     15
  Record Date.........................     16
  Voting and Revocation of Proxies....     16
  Vote Required to Approve the Share
     Issuance; Principal
     Stockholders.....................     17
  Absence of Appraisal Rights.........     17
  Solicitation of Proxies.............     17
  Recommendation of Citizens' Board of
     Directors........................     17
THE SPECIAL MEETING OF F&M
  STOCKHOLDERS........................     18
  Date, Time and Place; Purpose of
     Meeting..........................     18
  Record Date.........................     18
  Voting and Revocation of Proxies....     18
  Vote Required to Approve the Merger;
     Principal Stockholders...........     19
  Absence of Appraisal Rights.........     19
  Solicitation of Proxies.............     19

                                          PAGE
                                          ----
  Recommendation of F&M's Board of
     Directors........................     20
THE MERGER............................     20
  General.............................     20
  Exchange Ratio and Conversion of F&M
     Common Stock.....................     20
  Completion and Effectiveness of the
     Merger...........................     21
  Exchange of F&M Stock Certificates
     for Citizens Stock
     Certificates.....................     21
  Treatment of Options................     21
  Employee Benefits and Plans.........     22
  Background of the Merger............     22
  Recommendation of the Citizens Board
     of Directors and Reasons for the
     Merger...........................     25
  Recommendation of the F&M Board of
     Directors and Reasons for the
     Merger...........................     26
  Fairness Opinions of Financial
     Advisors.........................     27
  Structure of the Merger.............     39
  Articles and Bylaws.................     39
  Directors and Officers..............     39
  Representations and Warranties......     39
  Conduct Pending the Merger..........     40
  Other Acquisition Proposals.........     41
  Conditions to the Consummation of
     the Merger.......................     41
  Regulatory Approvals Required for
     the Merger.......................     42
  Material Federal Income Tax
     Consequences.....................     44
  Accounting Treatment................     45
  Termination of the Merger
     Agreement........................     45
  Amendment and Waiver of the Merger
     Agreement........................     46
  Stock Option Agreement..............     46
  Nasdaq Listing......................     49
  Expenses............................     49
  Dividends...........................     49
  Restrictions on Sales by
     Affiliates.......................     49
  No Appraisal Rights.................     50
OPERATIONS FOLLOWING THE MERGER.......     50
INTERESTS OF CERTAIN PERSONS IN THE
  MERGER..............................     50
  Employment and Other Agreements.....     50
  F&M Options.........................     51

                                          PAGE
                                          ----
  Directors' and Officers'
     Indemnification..................     51
  New Directors.......................     52
UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL STATEMENTS................     53
REGULATION AND SUPERVISION............     61
DESCRIPTION OF CITIZENS CAPITAL
  STOCK...............................     65
  General.............................     65
  Citizens Common Stock...............     65
  Citizens Preferred Stock............     66
  Citizens Rights Agreement...........     66
COMPARISON OF STOCKHOLDERS' RIGHTS....     68
  General.............................     68
  Number and Classification of
     Directors........................     68
  Nominations of Director
     Candidates.......................     68
  Qualifications for Directors........     68
  Removal of Directors................     69
  Filling Vacancies on the Board of
     Directors........................     69
  Special Stockholder Meetings........     69
  Certain Business Combinations.......     70
  Amendment of Articles of
     Incorporation and Bylaws.........     71
  Indemnification of Directors and
     Officers.........................     72
  Limited Liability of Directors......     72
  Vote Required for Certain
     Reorganizations..................     73
  Stockholder Action by Consent.......     74
  Statutory Stockholder Liability.....     74
  Dissenters' Rights..................     75
  Director and Officer Discretion.....     75
  Anti-Takeover Statutes -- Business
     Combinations.....................     76
  Anti-Takeover Statutes -- Control
     Share Acquisitions...............     78
  Anti-Takeover
     Statutes -- Anti-greenmail.......     79
  Anti-Takeover Statutes -- Fair Price
     Provisions.......................     80
EXPERTS...............................     81
LEGAL MATTERS.........................     81
STOCKHOLDER PROPOSALS.................     81
WHERE YOU CAN FIND MORE INFORMATION...     82

                                    ANNEXES

A    --   Amended and Restated Agreement and Plan of Merger
B    --   Opinion of Keefe, Bruyette & Woods, Inc.
C    --   Opinion of Hovde Financial, Inc.

                  SUMMARY OF JOINT PROXY STATEMENT-PROSPECTUS

     This section summarizes information from this joint proxy statement-prospectus and includes summaries of information we believe is material. To understand the merger fully you should carefully read the entire joint proxy statement-prospectus, including the annexes and other documents to which it refers. We have included a copy of the merger agreement in this document as Annex A. The merger agreement, and not this document, is the document that governs the merger. For information on how to obtain the documents that we have filed with the SEC, see "Where You Can Find More Information" on page 82.

THE COMPANIES
(See pages 14 & 15)

Citizens Banking Corporation
328 S. Saginaw Street
Flint, Michigan 48502
(810) 766-7500
http://www.cbClientsFirst.com

     Citizens is a registered bank holding company under the Bank Holding Company Act of 1956, that, through its banking and non-banking subsidiaries, provides banking and financial services in Michigan and Illinois to individuals, corporations, governments, and other institutions.

     At June 30, 1999, Citizens' total assets were $4.8 billion, total deposits were $3.7 billion and total stockholders' equity was $411.1 million.

     For additional information about Citizens and its business, see "Citizens Banking Corporation" and "Where You Can Find More Information."

F&M Bancorporation, Inc.
One Bank Avenue
Kaukauna, Wisconsin 54130
(920) 766-1717
http://www.fmbanks.com

     F&M is a midwestern bank holding company registered under the Bank Holding Company Act of 1956, that, through its 22 bank subsidiaries, offers a wide range of banking and financial services in Wisconsin, Iowa and Minnesota to individuals, corporations, governments and other institutions.

     On June 30, 1999, F&M's total assets were $2.6 billion, total deposits were $2.1 billion and total stockholders' equity was $254.9 million.

     For more information about F&M and its business, see "F&M Bancorporation, Inc." and "Where You Can Find More Information."

EXCHANGE OF SHARES
(See pages 20 & 21)

     At the effective time of the merger, each outstanding share of F&M common stock will be converted into 1.303 shares of Citizens common stock. The exchange ratio is fixed regardless of changes of the market price of either company's stock. The market value of Citizens common stock that F&M stockholders will receive in the merger will almost certainly change and may be higher or lower than its current market value. See "The Merger -- Exchange Ratio and Conversion of F&M Common Stock."

     After the merger, F&M stockholders will have to surrender their F&M common stock certificates to receive new Citizens common stock certificates. This will not be necessary until you receive further written instructions after we have completed the merger. Citizens stockholders will keep their shares of common stock and so they should not send in their Citizens stock certificates at all. See "The Merger -- Exchange of F&M Stock Certificates for Citizens Stock Certificates."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
(See page 44)

     F&M's stockholders will not recognize gain or loss for United States federal income tax purposes in the merger, except for taxes payable because of cash received by F&M stockholders instead of fractional shares. We each have received a legal opinion to the effect that the merger will constitute a reorganization within the meaning of the Internal Revenue Code.

     The tax consequences of the merger to you will depend on your own situation. We urge you to consult your tax advisor for a full understanding of these tax consequences, including how any state, local or foreign tax laws may apply to you. For a more detailed discussion of the tax consequences of the merger, see "The Merger -- Material Federal Income Tax Consequences."

F&M STOCK OPTIONS
(See page 51)

     Citizens is assuming all of the outstanding stock options held by F&M employees and directors. These options will be converted into options to purchase Citizens' shares, and adjusted to reflect the exchange ratio. STOCKHOLDER MEETINGS
(See pages 15 & 18)

     Citizens Stockholders. The Citizens special meeting will be held at Citizens Corporate Headquarters, 328 South Saginaw Street, Flint, Michigan on October 22, 1999 at 9:00 a.m.

     F&M Stockholders. The F&M special meeting will be held at the Paper Valley Hotel and Conference Center, 333 West College Avenue, Appleton, Wisconsin on October 22, 1999 at 8:00 a.m.

STOCKHOLDER APPROVAL
(See pages 17 & 19)

     Citizens Stockholders. Citizens stockholders are not required to approve the merger. However, in order to complete the merger, the holders of a majority of the shares of Citizens common stock that vote on the proposal must approve the issuance of a sufficient number of shares of Citizens common stock to complete the exchange for F&M shares.

     F&M Stockholders. To approve the merger, the affirmative vote of a majority of the shares of F&M common stock outstanding on the record date is required. If you do not vote at the special meeting on the merger proposal, either in person or by proxy, you will effectively be voting against the merger proposal.

REASONS FOR THE MERGER
(See pages 25 & 26)

     We believe that by merging F&M and Citizens we will be able to provide our stockholders with substantial benefits and better serve our clients and markets. We also think that we can create a company with enhanced financial performance which will be better positioned to be a strong competitor in the rapidly-changing financial services business.

     For a more complete discussion of the factors considered by each of our Boards of Directors see "The Merger -- Recommendation of the Citizens Board of Directors and Reasons for the Merger" and "The Merger -- Recommendation of the F&M Board of Directors and Reasons for the Merger."

OUR RECOMMENDATIONS TO STOCKHOLDERS
(See pages 25 & 26)

     Citizens Stockholders. The Citizens Board of Directors believes that the merger is in the best interest of Citizens and its stockholders and unanimously recommends that you vote "for" approval of the issuance of shares needed to complete the merger. Citizens' Board of Directors reached its decision after consulting with its legal advisors regarding the legal terms of the merger agreement and with its financial advisor as to the fairness of the merger to Citizens' stockholders.

     F&M Stockholders. The F&M Board of Directors believes that the merger is in the best interest of F&M and its stockholders and unanimously recommends that you vote "for" approval of the merger. F&M's Board of Directors reached its decision after consulting with its legal advisors regarding the legal terms of the merger agreement and with its financial advisor as to the fairness of the merger to F&M stockholders.

INTERESTS OF CERTAIN PERSONS IN THE MERGER
(See page 50)

     Certain members of F&M's management and the F&M Board of Directors may be deemed to have certain interests in the merger that are in addition to their interests generally as stockholders of F&M, including the following:

     - outstanding F&M stock options, including options held by directors and officers, will be converted into Citizens options.

     - F&M's directors will be indemnified for six years, and Citizens will maintain the current F&M directors' and officers' liability insurance policy until August 1, 2001.

     - Citizens will honor all existing F&M employment agreements and severance plans.

     - Citizens will elect Ronald E. Fenton, Gail E. Janssen, and Robert C. Safford, members of the F&M Board of Directors, to the Citizens Board of Directors.

     - Citizens will credit F&M employees with years of F&M service for eligibility and vesting, but not for benefit accrual, under Citizens' employee benefit plans.

     The Citizens Board of Directors and the F&M Board of Directors were aware of these interests and considered them, among other matters, in approving the merger agreement.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS
(See page 27)

     Keefe, Bruyette & Woods, Inc., Citizens' financial advisor in connection with the merger, has delivered its opinion to the Citizens Board of Directors that the consideration to be paid by Citizens in connection with the merger was fair, from a financial point of view, to the Citizens stockholders.

     Hovde Financial, Inc., F&M's financial advisor in connection with the merger, has delivered its written opinion to the F&M Board of Directors that the consideration to be received by the F&M stockholders in connection with the merger is fair, from a financial point of view, to the F&M stockholders.

     The full text of the opinions, which set forth the factors considered and the assumptions made by each of the financial advisors, are attached as Annexes B and C. You should read them in their entirety.

MANAGEMENT AND OPERATIONS AFTER THE MERGER
(See pages 39 & 50)

     The present managements of our companies will share the responsibility of managing the resulting company. The current Citizens Board of Directors will be increased from 18 members to 21 members. The F&M Board of Directors has designated three individuals, who are acceptable to Citizens, to fill the three new positions on the Citizens Board of Directors.

     While no assurances can be made, Citizens expects to achieve cost savings and additional revenue opportunities in the merger that should have a beneficial effect on our earnings per share. Citizens also expects to recognize a one-time charge to earnings in the year in which we complete the merger, related to merger expenses and costs of integrating our two companies. Citizens believes that charge will be about $25 million to $35 million.

CONDITIONS TO THE COMPLETION OF THE MERGER
(See page 41)

     The merger will be completed only if the conditions set forth in the merger agreement are satisfied, or to the extent permissible, waived. Some of these conditions are:

     - the Citizens and F&M stockholders must approve the transaction;

     - we must receive approval of the merger by federal and state regulatory authorities;

     - we must each receive an opinion of our tax counsel that the merger is a tax-free reorganization for federal income tax purposes;

     - we must each receive a letter from our respective independent accountants to the effect that the merger will qualify for pooling of interests accounting treatment; and

     - there must be no injunction or legal restraint prohibiting consummation of the merger.

TERMINATION OF THE MERGER AGREEMENT
(See page 45)

     Citizens or F&M may terminate the merger agreement and abandon the merger if any of the following occurs:

     - our Boards of Directors mutually consent to terminate the merger;

     - it becomes impossible to satisfy any of the conditions required of it by the merger agreement, but only if the company requesting termination has used its best efforts and attempted in good faith to satisfy all such conditions and if such company is not then in breach of the merger agreement;

     - the merger has not been completed by December 31, 1999 without fault on the part of the company requesting termination;

     - the other company breaches or defaults on any representation or warranty, or in the observance of its covenants and agreements, contained in the merger agreement, and fails to cure the breach or default in a timely manner;

     - we fail to obtain any required regulatory or stockholder approvals;

     - a disclosure update provided by the other company indicates that an event having a material adverse effect on the company has occurred.

     Citizens may also terminate the merger agreement and abandon the merger if any of the following occur:

     - F&M's Board of Directors fails to publicly reject or oppose a publicly announced proposal made by a third party to acquire F&M;

     - F&M's Board of Directors modifies, amends or withdraws its recommended approval of the merger agreement and the merger to the F&M stockholders following a publicly announced proposal by a third party to acquire F&M; or

     - A representation or warranty made by F&M regarding environmental matters is untrue whether or not F&M knew it was untrue.

REGULATORY APPROVALS
(See page 42)

     The merger must be approved by the Board of Governors of the Federal Reserve System. The U.S. Department of Justice has input into this approval process. Once the Board of Governors approves the merger, we have to wait for up to 30 days before we can complete the merger for the Department of Justice to complete its review.

     In addition, certain state regulatory authorities will need to approve the merger before we can complete it.

     We have filed all of the required applications or notices with the Federal Reserve Board and these other regulatory authorities.

     As of the date of this document, we have not yet received the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will get them.

ACCOUNTING TREATMENT
(See page 45)

     We intend to account for the merger as a pooling of interests business combination. It is a condition to the merger that we each receive letters from our respective independent accountants to the effect that pooling of interests accounting for the merger is appropriate under APB 16, if the merger is consummated in accordance with the merger agreement. Under the pooling of interests method of accounting, each of our historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include our operating results for the entire fiscal year in which the merger is completed and our historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

STOCK OPTION AGREEMENT
(See page 46)

     F&M entered into a stock option agreement with Citizens which granted Citizens the option to purchase from F&M 3,097,908 shares of F&M common stock at a price of $35.55 per share.

     The stock option agreement was an inducement to and condition of Citizens entering into the merger agreement. The option is intended to increase the likelihood that the merger will be completed and, consequently, may discourage third parties who might be interested in acquiring all of or a significant interest in F&M from considering or proposing such an acquisition.

     Citizens may exercise the option only if certain events described in the stock option agreement occur. None of these events has occurred as of the date of this joint proxy statement-prospectus. At the request of the holder of the option, under certain circumstances, F&M will repurchase, for a specified price, the option and any shares of F&M common stock purchased upon its exercise.

NO APPRAISAL RIGHTS
(See pages 17 & 19)

     Under Michigan law, Citizens stockholders will have no appraisal rights regarding the issuance of Citizens shares in connection with the merger.

     Under Wisconsin law, F&M stockholders will have no appraisal rights in connection with the merger.
CERTAIN DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS
(See page 68)

     The rights of F&M stockholders are currently governed by Wisconsin law, the F&M articles of incorporation and the F&M bylaws. The rights of F&M stockholders will materially change because they will become stockholders of Citizens, and their rights will then be governed by Michigan law, the Citizens articles of incorporation and the Citizens bylaws.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE
(See page 14)

     Citizens and F&M have made forward-looking statements in this joint proxy statement-prospectus and in the documents to which we have referred you. Forward-looking statements include information concerning possible or assumed future results of operations of Citizens or F&M before the merger or of Citizens following the merger. Many factors could affect the future financial results of Citizens or F&M and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this joint proxy statement-prospectus.

IF YOU HAVE QUESTIONS

     If you have questions about the merger, you should contact:

     Citizens stockholders:
Citizens Banking Corporation
328 S. Saginaw Street
Flint, Michigan 48502
Attention: James M. Polehna
Phone Number: (810) 257-2593

     F&M stockholders:
F&M Bancorporation, Inc.
One Bank Avenue
Kaukauna, Wisconsin 54130
Attention: Janet M. Lakso
Phone Number: (920) 766-1717

                          MARKET PRICE PER SHARE DATA

     Citizens common stock is listed on the Nasdaq National Market under the symbol "CBCF." F&M common stock is listed on the Nasdaq National Market under the symbol "FMBK." The table below shows, for the calendar quarters indicated, the high and low sales prices per share reported on the Nasdaq National Market for Citizens common stock and F&M common stock.

                                                                      CITIZENS              F&M
                                                                  ----------------    ----------------
                                                                   HIGH      LOW       HIGH      LOW
                                                                   ----      ---       ----      ---
1999    Third Quarter(1)......................................    $30.81    $26.00    $39.56    $32.87
        Second Quarter........................................     42.25     28.63     42.63     33.00
        First Quarter.........................................     36.06     31.00     35.50     29.38
1998    Fourth Quarter........................................     35.38     26.75     33.25     28.25
        Third Quarter.........................................     36.13     28.00     37.95     32.50
        Second Quarter........................................     37.00     32.88     38.41     35.69
        First Quarter.........................................     37.13     27.50     39.09     32.95
1997    Fourth Quarter........................................     34.75     27.17     37.73     33.19
        Third Quarter.........................................     29.42     22.33     35.91     30.91
        Second Quarter........................................     23.83     20.33     36.59     23.97
        First Quarter.........................................     22.33     20.00     26.45     23.55

-------------------------
(1) Through September 2, 1999.

     The following table shows the closing price per share on the Nasdaq National Market of Citizens common stock and for F&M common stock and the equivalent per share price of F&M common stock giving effect to the merger on April 16, 1999 and on September 2, 1999. April 16, 1999 was the last trading day prior to the public announcement of the proposed merger, and September 2, 1999 was the latest practicable trading day before the printing of this joint proxy statement-prospectus. It also provides the 15 day average closing prices of F&M and Citizens common stock for the period ending April 16, 1999. The equivalent per share amount was determined by multiplying the closing sales prices of Citizens' common stock by 1.303.

                                                               CITIZENS          F&M
                                                                COMMON          COMMON       EQUIVALENT
                                                                STOCK           STOCK        PER SHARE
                                                             ------------    ------------    ----------
Market value per share:
  April 16, 1999.........................................       $39.00          $39.75         $50.82
  September 2, 1999......................................       $27.06          $34.69         $35.26
  15 day average for period ended April 16, 1999.........       $35.58          $35.55         $46.36

     Because the exchange ratio is fixed, and because the market price of the Citizens common stock is subject to fluctuation, the market value of the shares of Citizens common stock that F&M stockholders will receive in the merger will increase or decrease prior to and following the merger. You are urged to obtain current market quotations for Citizens common stock and F&M common stock. No assurance can be given as to the future prices or markets for Citizens common stock or F&M common stock. See "The Merger -- Exchange Ratio and Conversion of F&M Common Stock."

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical, pro forma and pro forma equivalent per share financial data for Citizens and F&M. The F&M equivalent pro forma financial data is based upon the conversion rate of 1.303 shares of Citizens common stock for each share of F&M common stock outstanding immediately prior to the merger. You should not rely on the pro forma financial information as an indication of the combined financial position or results of operations of future periods or the results that actually would have been realized had the companies been a single company during the periods presented. The information presented below is only a summary and you should read it in conjunction with the unaudited pro forma combined financial statements, including their notes, on page 53, and the historical consolidated financial statements, including their notes, of Citizens and F&M incorporated by reference in this joint proxy statement-prospectus. See "Where You Can Find More Information."

                                                                                               F&M
                                                              CITIZENS               ------------------------
                                                       -----------------------                     EQUIVALENT
                                                       HISTORICAL    PRO FORMA       HISTORICAL    PRO FORMA
                 PER COMMON SHARE                      ----------    ---------       ----------    ----------
BOOK VALUE:
  June 30, 1999....................................      $15.24       $13.89           $15.83        $18.10
  December 31, 1998................................       15.70        14.07            15.39         18.33

MARKET VALUE:(1)
  June 30, 1999....................................      $30.06       $30.06           $37.75        $39.17
  December 31, 1998................................       33.75        33.75            30.25         43.98
  December 31, 1997................................       34.50        34.50            36.59         44.95
  December 31, 1996................................       21.00        21.00            24.59         27.36

CASH DIVIDENDS:(1)
  Six months ended:
     June 30, 1999.................................      $ 0.45       $ 0.45           $ 0.48        $ 0.58
  Year ended:
     December 31, 1998.............................        0.82         0.82             0.84          1.07
     December 31, 1997.............................        0.74         0.74             0.69          0.96
     December 31, 1996.............................        0.67         0.67             0.55          0.87

BASIC NET INCOME:
  Six months ended:
     June 30, 1999.................................      $ 1.06       $ 0.98           $ 1.14        $ 1.28
  Year ended:
     December 31, 1998.............................        2.02         1.86             2.15          2.42
     December 31, 1997(2)..........................        1.13         1.17             1.59          1.52
     December 31, 1996.............................        1.52         1.41             1.61          1.84

DILUTED NET INCOME:
  Six months ended:
     June 30, 1999.................................      $ 1.05       $ 0.97           $ 1.14        $ 1.27
  Year ended:
     December 31, 1998.............................        1.98         1.84             2.15          2.40
     December 31, 1997(3)..........................        1.11         1.15             1.58          1.50
     December 31, 1996.............................        1.50         1.40             1.61          1.82

-------------------------
(1) The Citizens pro forma market value and combined dividends per share amounts represent historical per share market value and dividends on Citizens common stock only. No assurance can be given that equivalent dividends will be declared in the future. The amount of future dividends payable by Citizens will depend upon the earnings and financial condition of Citizens and other factors, including, without limitation, applicable governmental regulations and policies. Historical F&M dividends and market values have not been adjusted for acquisitions accounted for using the pooling of interests method of accounting.

(2) The historical and pro forma basic net income per share amounts of Citizens for 1997 before the special charge associated with its merger with CB Financial Corporation and information technology operations reorganization were $1.75 and $1.53 respectively. The F&M equivalent pro forma basic net income per share was $1.99.

(3) The historical and pro forma diluted net income per share amounts of Citizens for 1997 before the special charge associated with its merger with CB Financial Corporation and information technology operations reorganization were $1.72 and $1.51, respectively. The F&M equivalent pro forma diluted net income per share was $1.97.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following tables set forth selected historical financial data for Citizens and F&M for the six-month periods ended June 30, 1999 and 1998, and for each year in the five year period ended December 31, 1998. This data is derived from the historical consolidated financial statements of Citizens and F&M, including the respective notes thereto, which are incorporated by reference in this joint proxy statement-prospectus and should be read in conjunction therewith. See "Where You Can Find More Information." Interim unaudited data for the six-month periods ended June 30, 1999 and 1998 reflect, in the opinion of management of Citizens and F&M, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the six months ended June 30, 1999 are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole.

                 CITIZENS BANKING CORPORATION AND SUBSIDIARIES

                           SELECTED FINANCIAL DATA(1)
                                  (HISTORICAL)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   JUNE 30,                                    DECEMBER 31,
                            -----------------------   --------------------------------------------------------------
                               1999         1998         1998         1997         1996       1995(2)        1994
                               ----         ----         ----         ----         ----       -------        ----
                                  (UNAUDITED)
SUMMARY OF OPERATIONS
Interest income...........  $  164,912   $  170,677   $  339,880   $  335,863   $  312,336   $  290,927   $  225,474
Interest expense..........      65,672       72,439      142,034      144,015      133,691      123,001       77,468
  Net interest income.....      99,240       98,238      197,846      191,848      178,645      167,926      148,006
Provision for loan
  losses..................       7,700        7,020       14,090       15,332       12,126        7,112        5,837
Noninterest income before
  investment security
  gains (losses)..........      37,412       26,904       56,107       47,481       47,393       42,405       39,786
Investment security gains
  (losses)................         164           54          145         (787)         611          281        1,099
Noninterest expense before
  special charge..........      86,505       78,891      158,291      153,427      155,056      150,332      133,767
Special charge, net of
  tax.....................          --           --           --       17,263           --           --           --
Income taxes..............      13,122       12,080       24,932       21,012       17,042       14,957       13,279
Net income before special
  charge..................      29,489       27,205       56,785       48,771       42,425       38,211       36,008
Net income................      29,489       27,205       56,785       31,508       42,425       38,211       36,008
Cash dividends............      12,382       11,233       22,991       19,286       17,890       16,131       14,918
PER COMMON SHARE DATA(3)
Net income:
  Basic...................  $     1.06   $     0.97   $     2.02   $     1.13   $     1.52   $     1.39   $     1.31
  Diluted.................        1.05         0.95         1.98         1.11         1.50         1.36         1.29
  Diluted before special
    charge................        1.05         0.95         1.98         1.72         1.50         1.36         1.29
  Cash dividends..........        0.45         0.40         0.82         0.74         0.67         0.60         0.55
  Book value, end of
    period close..........       15.24        15.14        15.70        14.61        14.12        13.50        12.12
  Market value, end of
    period close..........       30.06        33.63        33.75        34.50        21.00        19.83        18.50
AT PERIOD END
Assets....................  $4,757,992   $4,435,922   $4,501,409   $4,439,271   $4,305,973   $4,175,544   $3,424,087
Loans.....................   3,654,412    3,496,506    3,584,511    3,541,619    3,229,809    2,867,427    2,209,340
Deposits..................   3,701,893    3,652,821    3,764,356    3,694,346    3,598,751    3,478,268    2,872,967
Long-term debt............     142,814      130,611      130,937      108,165       86,826      110,022       11,775
Stockholders' equity......     411,059      426,783      441,082      409,842      392,021      374,644      332,739

                                   JUNE 30,                                    DECEMBER 31,
                            -----------------------   --------------------------------------------------------------
                               1999         1998         1998         1997         1996       1995(2)        1994
                               ----         ----         ----         ----         ----       -------        ----
                                  (UNAUDITED)
AVERAGE FOR THE PERIOD
Assets....................  $4,529,109   $4,442,184   $4,450,293   $4,371,509   $4,212,380   $3,969,702   $3,383,403
Earning assets............   4,232,848    4,153,836    4,154,693    4,076,185    3,884,446    3,634,095    3,105,736
Loans.....................   3,566,931    3,506,450    3,506,812    3,380,652    3,062,021    2,706,855    2,142,105
Deposits..................   3,771,382    3,700,392    3,695,310    3,647,302    3,515,498    3,297,528    2,840,894
Interest-bearing
  deposits................   3,162,092    3,119,178    3,097,211    3,081,736    2,950,398    2,750,265    2,359,558
Repurchase agreements and
  other short-term
  borrowings..............     149,496      128,829      130,406      178,267      170,916      152,997      145,592
Long-term debt............     131,468      141,800      138,793       90,822       86,788      108,209       16,070
Stockholders' equity......     429,791      416,985      425,301      400,715      381,377      354,224      331,674
FINANCIAL RATIOS
  (ANNUALIZED)
Return on average:(4)
  Stockholders' equity....       13.84%       13.16%       13.35%        7.86%       11.12%       10.79%       10.86%
  Earning assets..........        1.40         1.32         1.37         0.77         1.09         1.05         1.16
  Assets..................        1.31         1.23         1.28         0.72         1.01         0.96         1.06
Average stockholders'
  equity/ avg. assets.....        9.49         9.39         9.56         9.17         9.05         8.91         9.80
Dividend payout ratio.....       41.99        41.29        40.49        61.21        42.17        42.22        41.43
Net interest margin
  (FTE)...................        4.86         4.89         4.91         4.86         4.77         4.80         4.99
Tier I leverage...........        8.10         8.31         8.68         7.98         7.52         7.13         9.49
Risk-based capital:
  Tier I capital..........        9.67        10.32        10.52         9.78         9.83         9.76        13.74
  Total capital...........       10.91        11.58        11.77        11.03        11.08        11.01        14.98

-------------------------
(1) All information presented has been restated to reflect the July 1, 1997 merger with CB Financial Corporation, accounted for as a pooling of interests.

(2) The year 1995 reflects the acquisition of the Michigan affiliates of Banc One Corporation, accounted for as a purchase, and includes the related operating results subsequent to the February 28, 1995 acquisition date.

(3) Per share information is computed, and where necessary, restated to comply with Statement of Financial Accounting Standard No. 128 "Earnings per share" and reflects a three for two stock split effected in the form of a dividend paid to stockholders on November 18, 1997.

(4) Returns on average stockholders' equity, earning assets, and assets for 1997 before the special charge associated with the CB Financial Corporation merger and information technology operations reorganization were 12.17%, 1.20%, and 1.12%, respectively.

                   F&M BANCORPORATION, INC. AND SUBSIDIARIES

                            SELECTED FINANCIAL DATA
                                  (HISTORICAL)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   JUNE 30,                                    DECEMBER 31,
                            -----------------------   --------------------------------------------------------------
                               1999         1998         1998         1997         1996         1995         1994
                               ----         ----         ----         ----         ----         ----         ----
                                  (UNAUDITED)
SUMMARY OF OPERATIONS(1)
Interest income...........  $   94,614   $   90,757   $  182,427   $  162,845   $  138,361   $  125,397   $  106,379
Interest expense..........      43,081       44,092       87,239       79,836       66,693       60,209       45,245
  Net interest income.....      51,533       46,665       95,188       83,009       71,668       65,188       61,134
Provision for loan
  losses..................       1,183        1,456        2,438        5,179        3,599        2,806        2,268
Noninterest income........       9,133        7,793       16,824       12,780       10,199        8,760        7,859
Net income................      18,309       16,043       33,497       23,383       22,179       19,892       15,868
Net income applicable to
  common stock............      18,309       16,043       33,497       23,383       22,179       19,892       15,846
PER COMMON SHARE DATA(2)
Net income:
  Basic...................  $     1.14   $     1.03   $     2.15   $     1.59   $     1.61   $     1.47   $     1.17
  Diluted.................        1.14         1.03         2.15         1.58         1.61         1.47         1.17
Cash dividends(3).........        0.48         0.40         0.84         0.69         0.55         0.45         0.36
AT PERIOD END
Assets....................  $2,592,839   $2,348,890   $2,429,651   $2,191,703   $1,867,542   $1,660,344   $1,533,005
Net loans.................   1,838,291    1,629,133    1,656,904    1,511,512    1,272,036    1,079,101    1,003,751
Deposits..................   2,079,518    1,931,362    2,008,963    1,819,967    1,577,282    1,421,965    1,316,921
Short-term borrowings.....     141,210       71,222       60,847       74,770       67,988       32,371       39,873
Other borrowings..........      95,404       91,633       95,234       71,026       27,906       28,697       29,291
Stockholders' equity......     254,935      229,911      239,419      200,933      173,243      155,143      135,835

-------------------------
(1) Except as indicated, the data have been restated to reflect F&M's acquisitions of F&M Bank-Waushara County in 1995, F&M Bank-Algoma in 1996, F&M Bank-Prairie du Chien and F&M Bank-Darlington in 1997 and BancSecurity Corporation in 1998, all using the pooling of interests method of accounting. The F&M Bank-Superior acquisition in 1996, the 1997 acquisitions of F&M Bank-East Troy, F&M Bank-Brodhead and F&M Bank-Landmark, the 1998 acquisitions of Bank of South Wayne and Financial Management Services of Jefferson, and the 1999 acquisition of Community Bank of Elkhorn, accounted for as poolings of interests, were not material to prior years' reported operating results and accordingly, previous years' results have not been restated. The acquisitions of Bradley Bank and the TCF office in Little Chute in 1996, the 1997 acquisition of the Security office in Antigo and the 1998 acquisition of Sentry Bancorp, were accounted for using the purchase method of accounting; accordingly, the financial data includes results of operations only since the dates of acquisition.

(2) Per share information has been restated to reflect the two-for-one stock split paid to stockholders on March 19, 1993 and the 10% stock dividends paid to stockholders on June 10, 1996, June 9, 1997, and September 1, 1998.

(3) Cash dividends per common share are not restated to reflect the acquisitions accounted for using the pooling of interests method of accounting.

              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA

     The following table sets forth unaudited pro forma combined selected financial data for Citizens for the six-month periods ended June 30, 1999 and 1998, and for each year in the three year period ended December 31, 1998, giving effect to the merger, accounted for as a pooling of interests. The pooling of interests method of accounting combines assets and liabilities at their historical costs and restates the results of operations as if Citizens and F&M had been combined at the beginning of all reported periods. The pro forma combined selected financial data is based on historical consolidated financial statements of Citizens and F&M and their subsidiaries after giving effect to the pro forma adjustments described in the notes to "Unaudited Pro Forma Condensed Combined Financial Statements." For a description of pooling of interests accounting with respect to the merger, see "The Merger -- Accounting Treatment."

     The pro forma combined selected financial data should be read in conjunction with the historical consolidated statements of Citizens and F&M, including the respective notes thereto, which are incorporated by reference in this joint proxy statement-prospectus, and in conjunction with the consolidated historical financial data and pro forma combined financial information, including the notes thereto, appearing elsewhere in this joint proxy statement-prospectus. See "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Statements."

     The pro forma financial data are not necessarily indicative of the results that would have occurred had the merger been consummated in the past or that may be obtained in the future. In addition, the pro forma data and ratios set forth in the following tables do not reflect one time charges for merger transaction costs and other special charges anticipated to be incurred by Citizens and F&M or the anticipated cost savings. As a result of these and other factors that may occur, the combined financial condition and results of operations of Citizens as of and after the effective date of the merger may be materially different from that reflected herein. See "Operations Following the Merger."

                                               JUNE 30,                         DECEMBER 31,
                                       ------------------------    --------------------------------------
                                          1999          1998          1998          1997          1996
                                          ----          ----          ----          ----          ----
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
  Interest income..................    $  259,526    $  261,434    $  522,307    $  498,708    $  450,697
  Interest expense.................       108,753       116,531       229,273       223,851       200,384
     Net interest income...........       150,773       144,903       293,034       274,857       250,313
  Provision for loan losses........         8,883         8,476        16,528        20,511        15,725
  Noninterest income before
     investment security gains
     (losses)......................        46,216        34,694        72,600        60,046        57,376
  Investment security gains
     (losses)......................           493            57           476          (572)          827
  Noninterest expense before
     special charge................       118,887       108,835       220,017       209,998       201,460
  Special charge, net of tax.......            --            --            --        17,263            --
  Income taxes.....................        21,914        19,095        39,283        31,668        26,727
  Net income before special
     charge........................        47,798        43,248        90,282        72,154        64,604
  Net income.......................        47,798        43,248        90,282        54,891        64,604
  Cash dividends...................        21,712        19,359        39,671        33,467        29,909
PER SHARE DATA
  Net income:
     Basic.........................    $     0.98    $     0.89    $     1.86    $     1.17    $     1.41
     Diluted.......................          0.97          0.88          1.84          1.15          1.40
  Cash dividends (Citizens only)...          0.45          0.40          0.82          0.74          0.67
  Book value, end of period
     close.........................         13.89         13.54         14.07         12.93         12.36
  Market value (Citizens end of
     period close).................         30.06         33.63         33.75         34.50         21.00

                                               JUNE 30,                         DECEMBER 31,
                                       ------------------------    --------------------------------------
                                          1999          1998          1998          1997          1996
                                          ----          ----          ----          ----          ----
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
AT PERIOD END
  Assets...........................    $7,350,831    $6,784,812    $6,931,060    $6,630,974    $6,173,515
  Loans............................     5,517,221     5,148,852     5,264,706     5,074,230     4,517,814
  Deposits.........................     5,781,410     5,584,183     5,773,319     5,514,313     5,176,033
  Long-term debt...................       238,218       222,244       226,171       179,191       114,732
  Stockholders' equity.............       665,994       656,694       680,501       610,775       565,264
AVERAGE FOR THE PERIOD
  Assets...........................    $7,073,985    $6,763,120    $6,792,829    $6,439,737    $5,972,417
  Earning assets...................     6,635,077     6,348,075     6,367,284     6,033,874     5,550,463
  Loans............................     5,367,389     5,147,175     5,159,584     4,843,507     4,258,404
  Deposits.........................     5,836,347     5,604,029     5,616,894     5,359,464     5,012,387
  Interest-bearing deposits........     4,964,696     4,808,821     4,787,143     4,602,093     4,284,919
  Repurchase agreements and other
     short-term borrowings.........       253,377       207,019       202,639       259,040       227,415
  Long-term debt...................       228,096       227,137       228,969       144,306       107,669
  Stockholders' equity.............       680,973       641,078       655,034       597,242       546,463
FINANCIAL RATIOS (ANNUALIZED)
  Return on average:(1)
     Stockholders' equity..........         14.15%        13.60%        13.78%         9.19%        11.82%
     Earning assets................          1.45          1.37          1.42          0.91          1.16
     Assets........................          1.36          1.29          1.33          0.85          1.08
  Average stockholders' equity/
     average assets................          9.63          9.48          9.64          9.27          9.15
  Dividend payout rate.............         45.43         44.76         43.94         60.97         46.30
  Tier I leverage..................         11.68           N/A          8.95          8.00           N/A
  Risk-based capital:
     Tier I capital................         10.45           N/A         11.01         10.50           N/A
     Total capital.................          8.62           N/A         12.26         11.76           N/A

-------------------------
(1) Pro forma returns on average stockholders' equity, earning assets, and assets for 1997 before the special charge associated with Citizens' CB Financial Corporation merger and information technology operations reorganization were 12.08%, 1.20%, and 1.12% respectively.

N/A -- not available

                           FORWARD-LOOKING STATEMENTS

     This joint proxy statement-prospectus contains or incorporates by reference statements that, to the extent that they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "may," "will," "believe," "estimate," "anticipate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve risks and uncertainties related to, among other things, the following:

     - expected cost savings from the merger may not be fully realized or realized within the expected time frame;

     - revenues following the merger may be lower than expected, or be greater than expected;

     - competitive pressures among depository and other financial institutions may increase significantly;

     - relationships with third party vendors and clients may change;

     - costs or difficulties related to the integration of the business of Citizens and F&M may be greater than expected;

     - future economic conditions in the regional and national markets in which the companies compete;

     - financial market conditions, including, but not limited to, changes in interest rates;

     - the ability to enter new markets successfully and capitalize on growth opportunities;

     - adverse changes in applicable law, regulations or rules governing environmental, tax or accounting matters; and

     - technological changes, including "Year 2000" data systems compliance issues, may be more difficult or expensive than anticipated.

     You are cautioned not to place undue reliance on forward-looking statements as these speak only as of the date of this joint proxy statement-prospectus. Neither Citizens nor F&M undertakes any obligation to publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this joint proxy statement-prospectus, or to reflect the occurrence of unanticipated events. Citizens and F&M intend that forward-looking statements in this document, and documents incorporated by reference, be subject to the safe harbor protection provided by Sections 27A of the Securities Act and 21E of the Exchange Act. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in any forward-looking statements, you should read Citizens' and F&M's respective SEC filings.

                          CITIZENS BANKING CORPORATION

     Citizens Banking Corporation is a multi-bank bank holding company headquartered in Flint, Michigan. Citizens owns two banking subsidiaries namely Citizens Bank, headquartered in Flint, Michigan, and Citizens Bank-Illinois N.A., headquartered in Berwyn, Illinois. Citizens owns indirectly four non-banking subsidiaries through its Michigan banking subsidiary. Citizens has approximately 2,100 full-time equivalent employees. Citizens' banks are full service commercial banks offering a variety of financial services to corporate, commercial, correspondent and individual bank clients. These services include commercial, mortgage and consumer lending, demand and time deposits, trust services, investment services, retirement planning, asset management, insurance services, safe deposit facilities and other financial products and services. Citizens ranks as the third largest bank holding company headquartered in Michigan with assets of over $4.8 billion. A network of 123 branch, private banking and financial center locations and approximately 150 ATMs throughout Michigan and suburban Chicago, provide banking convenience to the 320,000 households served.

     Citizens' CLIENTS FIRST! strategy is its commitment to focusing on client needs, delivering superior service, and building lasting relationships. This strategy has proven successful in allowing Citizens to make substantial progress toward achieving its goal of becoming the single source of financial services for all its clients. Personal Bankers have been assigned to a majority of the bank's households to serve as financial consultants that advise clients, monitor their portfolios and facilitate transactions.

     The growth of Citizens can, in large part, be attributed to a successful fifteen year acquisition history. Each of our community banks is dedicated to helping local businesses grow and meet the local needs through civic leadership and involvement. Our community banks are located in Flint, Saginaw, Greater Lansing, Bay City, Charlevoix, Fenton, Grayling, Royal Oak, Standish, Jackson, Sturgis and Ypsilanti, Michigan and Berwyn, Illinois, and are locally managed by a regional or community board of directors. This structure allows for local decision making including: pricing and lending activities, Community Reinvestment Act practices, staffing and promotions and local public and community relations.

     Citizens is well positioned for a new era in banking. We recently released our web site and Internet banking service. The web site (www.cbClientsFirst.com) posts Citizens' most recent financial statements and offers product and service information. Clients First On-Line(SM) is the Internet banking service which allows clients to access account information, initiate funds transfers and pay bills electronically. Moreover, Citizens believes it is technologically positioned to overcome any Y2K issues that may arise. Nearly four years of research, planning and testing has prepared Citizens for the Year 2000. "Mission Critical" systems became Y2K compliant on December 31, 1998. Non-compliant hardware was replaced in May of 1999 and "Third Party" systems and software compliance is expected in September. See "Where You Can Find More Information."

                            F&M BANCORPORATION, INC.

     F&M is a multi-bank bank holding company. As of June 30, 1999, F&M had 20 bank subsidiaries with 71 offices throughout Wisconsin, three banks with 14 offices in Iowa, one bank with one office in Minnesota, and a full service trust company. Subsequently, F&M opened an additional office in Wisconsin, and F&M's three Iowa banks merged into a single bank. F&M's banks offer a wide range of banking and other financial services for both individuals and businesses. As a holding company registered under the Bank Holding Company Act, F&M is subject to supervision and regulation by the Federal Reserve Board.

     On June 30, 1999, F&M and its subsidiaries together had total assets of $2.6 billion. On that date, F&M was the fourth largest bank holding company headquartered in Wisconsin. F&M was formed in 1980, and has grown internally and through its active pursuit of acquisitions of other institutions from a one-bank holding company with total assets of $37 million at its inception. F&M's principal offices are located at One Bank Avenue, Kaukauna, Wisconsin 54130, and its telephone number is (920) 766-1717. See "Where You Can Find More Information."

     F&M has also been working diligently to become Year 2000 compliant. This has involved monitoring the compliance efforts of its data processing providers, developing contingency plans, reviewing its computers, data processing equipment and systems and non-computer equipment which may be impacted by Y2K issues and assessing the impact Y2K issues might have on third parties who do business with F&M. F&M has used both its internal staff and outside consultants to achieve Year 2000 compliance. Although no one can predict with certainty the impact of Year 2000, F&M believes it has taken appropriate steps to minimize any negative impact resulting from Year 2000.

                  THE SPECIAL MEETING OF CITIZENS STOCKHOLDERS

DATE, TIME AND PLACE; PURPOSE OF MEETING

     This joint proxy statement-prospectus is being furnished in connection with the solicitation of proxies from the holders of Citizens common stock by the Citizens Board of Directors for use at a special meeting of Citizens stockholders. The Citizens special meeting will be held at Citizens Corporate Headquarters, 328 South Saginaw Street, Flint, Michigan, at 9:00 a.m., local time, on October 22, 1999.

     At the Citizens special meeting Citizens stockholders will be asked to vote upon a proposal to approve the issuance of shares of Citizens common stock in connection with the merger. Management of Citizens knows of no other matters to be brought before the Citizens special meeting. If any other business should come before the Citizens special meeting, the persons named in the proxy, or their authorized substitutes, will vote on this business in accordance with their best judgment.

RECORD DATE

     Citizens' Board of Directors has fixed the close of business on August 31, 1999 as the record date. Only Citizens stockholders of record on the record date are entitled to notice of and to vote at the Citizens special meeting. On the record date, there were 26,735,270 shares of Citizens common stock outstanding, held of record by approximately 10,200 stockholders, and entitled to vote at the Citizens special meeting.

     A majority, or 13,367,636 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present, it is expected that Citizens will adjourn or postpone its special meeting to solicit additional proxies. Each Citizens stockholder is entitled to one vote for each share of Citizens common stock held as of the record date.

VOTING AND REVOCATION OF PROXIES

     Shares of Citizens common stock represented by a properly executed proxy received prior to the vote at the Citizens special meeting and not revoked will be voted at the Citizens special meeting as directed in the proxy. IF YOU SUBMIT A PROXY AND GIVE NO DIRECTION, THE PROXY WILL BE VOTED "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF CITIZENS COMMON STOCK IN CONNECTION WITH THE MERGER. To determine whether a quorum exists for the transaction of business, Citizens intends to count as present at the Citizens special meeting shares of Citizens common stock present in person at the Citizens special meeting but not voting, and shares of Citizens common stock for which it has received proxies that are marked "abstain."

     The affirmative vote of a majority of the total votes cast by the holders of shares of Citizens common stock is necessary to approve the proposal to issue shares of Citizens common stock. Therefore, abstentions and non-voting shares will not affect the outcome of the vote with respect to the proposal. In addition, brokers who hold shares in street name for customers who are the beneficial owners of the shares are prohibited from giving a proxy to vote shares held for these customers without specific instructions from their customers. The failure of these customers to provide to their brokers specific instructions with respect to their shares of Citizens common stock will have the effect of a non-vote.

     If sufficient proxies are not obtained to approve the issuance of shares of Citizens common stock, the Citizens special meeting will be postponed or adjourned to give Citizens additional time to solicit and obtain additional proxies or votes. No proxy which is voted against the proposal to approve and adopt the issuance of shares will be voted in favor of this adjournment or postponement.

     You may revoke a proxy at any time prior to its being counted at the Citizens special meeting in the following ways:

     - by filing a written notice of revocation bearing a later date than the proxy with Thomas W. Gallagher, Secretary of Citizens at 328 South Saginaw Street, Flint, Michigan 48502;

     - by filing a duly executed proxy bearing a later date than the original proxy; or

     - by appearing at the Citizens special meeting in person, notifying the Secretary, and voting by ballot at the Citizens special meeting. Your attendance at the Citizens special meeting will not in itself constitute the revocation of a proxy.

VOTE REQUIRED TO APPROVE THE SHARE ISSUANCE; PRINCIPAL STOCKHOLDERS

     The affirmative vote of a majority of the total votes cast by the holders of shares of Citizens common stock is necessary to approve the issuance of shares of Citizens common stock. The approval of this issuance of shares by the Citizens stockholders is a condition to the consummation of the merger.

     As of the record date of the Citizens special meeting, 26,735,270 shares of Citizens common stock were outstanding and entitled to vote, of which approximately 2,883,899 shares, or approximately 10.8%, were held by directors and executive officers of Citizens, its subsidiaries and their respective affiliates. All of the directors and executive officers of Citizens intend to vote their shares for approval of the proposed issuance of shares. As of the record date of the Citizens special meeting, the banking subsidiaries of Citizens, as fiduciaries, custodians or agents, held a total of approximately 4,249,869 shares, or approximately 15.9 %, of the outstanding shares of Citizens common stock under trust agreements and other instruments and agreements. These entities maintained sole or shared voting power with respect to approximately 3,395,769 of these shares.

     As of the record date of the Citizens special meeting, neither any F&M director nor any F&M executive officer beneficially owned shares of Citizens common stock. As of the record date of the Citizens special meeting, no banking subsidiaries of F&M, as fiduciaries, custodians or agents, held any shares of Citizens common stock under trust agreements or other instruments and agreements.

     Information with respect to beneficial ownership of Citizens common stock by entities owning more than 5% of the outstanding Citizens common stock and more detailed information with respect to beneficial ownership of Citizens common stock by Citizens directors and executive officers is incorporated by reference to Citizens' 1998 Annual Report on Form 10-K which is incorporated herein by reference. See "Where You Can Find More Information."

ABSENCE OF APPRAISAL RIGHTS

     Under Michigan law, Citizens stockholders will not be entitled to any appraisal rights in connection with the proposed issuance of shares of Citizens common stock.

SOLICITATION OF PROXIES

     In addition to soliciting proxies by mail, Citizens' directors, officers, and employees may solicit proxies personally without additional compensation. These persons may be reimbursed for out-of-pocket expenses that they incur. In addition, Citizens has retained Kissel-Blake, Inc., a firm that provides professional proxy soliciting services, to assist in soliciting proxies from brokers, bank nominees, institutional holders, and other Citizens stockholders. Citizens will pay Kissel-Blake approximately $6,250 as compensation for these services and will reimburse Kissel-Blake for reasonable out-of-pocket expenses. Citizens intends to reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation materials to beneficial owners of Citizens common stock held of record by those persons. Citizens and F&M have agreed to share equally all expenses relating to the printing of this joint proxy statement-prospectus.

RECOMMENDATION OF CITIZENS' BOARD OF DIRECTORS

     The Citizens Board of Directors has determined that the merger is in the best interests of Citizens and its stockholders and has unanimously approved the merger. THE CITIZENS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CITIZENS' STOCKHOLDERS VOTE "FOR" THE APPROVAL OF ISSUING SHARES OF CITIZENS COMMON STOCK IN CONNECTION WITH THE MERGER AT THE SPECIAL MEETING. See "The Merger -- Recommendation of the Citizens Board of Directors and Reasons for the Merger."

                    THE SPECIAL MEETING OF F&M STOCKHOLDERS

DATE, TIME AND PLACE; PURPOSE OF MEETING

     This joint proxy statement-prospectus is being furnished in connection with the solicitation of proxies from the holders of F&M common stock by the F&M Board of Directors for use at a special meeting of F&M stockholders. The F&M special meeting will be held at the Paper Valley Hotel and Conference Center, located at 333 West College Avenue, Appleton, Wisconsin, 54911 at 8:00 a.m., local time, on October 22, 1999.

     At the F&M special meeting F&M stockholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement. Management of F&M knows of no other matters to be brought before the F&M special meeting. If any other business should come before the F&M special meeting, the persons named in the proxy, or their authorized substitutes, will vote on this business in accordance with their best judgment.

RECORD DATE

     F&M's Board of Directors has fixed the close of business on August 31, 1999 as the record date. Only F&M stockholders of record on the record date are entitled to notice of and to vote at the F&M special meeting. On the record date, there were 16,105,880 shares of F&M common stock outstanding, held of record by approximately 3,600 stockholders, and entitled to vote at the F&M special meeting.

     A majority, or 8,052,941 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum is not present, it is expected that F&M will adjourn or postpone its special meeting to solicit additional proxies. Each F&M stockholder is entitled to one vote for each share of F&M common stock held as of the record date.

VOTING AND REVOCATION OF PROXIES

     Shares of F&M common stock represented by a properly executed proxy received prior to the vote at the F&M Meeting and not revoked will be voted at the F&M special meeting as directed in the proxy. IF YOU SUBMIT A PROXY AND GIVE NO DIRECTION, THE PROXY WILL BE VOTED "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. To determine whether a quorum exists for the transaction of business, F&M intends to count as present shares of F&M common stock present in person at the F&M special meeting but not voting, and shares of F&M common stock for which it has received proxies that are marked "abstain."

     The affirmative vote of the holders of a majority of the outstanding shares of F&M common stock entitled to vote on the merger is required to approve and adopt the merger. Therefore, nonvoting shares and abstentions will have the effect of a vote "against" the approval of the merger. In addition, brokers who hold shares in street name for customers who are the beneficial owners of the shares are prohibited from giving a proxy to vote shares held for these customers without specific instructions from their customers. The failure of these customers to provide to their brokers specific instructions with respect to their shares of F&M common stock will have the effect of voting "against" the approval of the merger.

     If sufficient proxies are not obtained to approve the merger, the F&M special meeting will be postponed or adjourned to give F&M additional time to solicit and obtain additional proxies or votes. No proxy which is voted against the proposal to approve and adopt the merger will be voted in favor of this adjournment or postponement.

     You may revoke a proxy at any time prior to its being counted at the F&M special meeting in the following ways:

     - by filing a written notice of revocation bearing a later date than the proxy with Janet M. Lakso, Secretary of F&M at One Bank Avenue, P.O. Box 410, Kaukauna, Wisconsin 54130;

     - by filing a duly executed proxy bearing a later date than the original proxy; or

     - by appearing at the F&M special meeting in person, notifying the Secretary, and voting by ballot at the F&M special meeting. Your attendance at the F&M special meeting will not in itself constitute the revocation of a proxy.

     F&M stockholders should not send their stock certificates with their proxy cards. After the merger is effective, F&M stockholders will receive instructions and a letter of transmittal for the submission of F&M stock certificates.

VOTE REQUIRED TO APPROVE THE MERGER; PRINCIPAL STOCKHOLDERS

     The affirmative vote of the holders of a majority of the shares of F&M common stock outstanding and entitled to vote at the F&M special meeting is necessary to approve the merger. The approval of the merger by F&M's stockholders is a condition to the consummation of the merger.

     As of the record date of the F&M special meeting, 16,105,880 shares of F&M common stock were outstanding and entitled to vote, of which approximately 666,969 shares, or approximately 4.1%, were held by directors and executive officers of F&M, its subsidiaries and their respective affiliates. All of the directors and executive officers of F&M intend to vote their shares for approval of the merger. As of the record date of the F&M special meeting, the banking and trust company subsidiaries of F&M, as fiduciaries, custodians or agents, held a total of 434,212 shares, or 2.7%, of the outstanding shares of F&M common stock under trust agreements and other instruments and agreements. These entities maintained sole or shared voting power with respect to 238,714 of these shares. In addition, F&M Trust Company holds 199,030 shares of F&M common stock as trustee of the F&M Retirement Plan, in addition to those included in director and officer ownership. F&M Trust Company may vote these shares if not voted by plan participants.

     As of the record date of the F&M special meeting, neither any Citizens director nor any Citizens executive officer beneficially owned shares of F&M common stock. As of the record date of the F&M special meeting, no banking subsidiaries of Citizens, as fiduciaries, custodians or agents, held any shares of F&M common stock under trust agreements or other instruments and agreements.

     Information with respect to beneficial ownership of F&M common stock by entities owning more than 5% of the outstanding F&M common stock and more detailed information with respect to beneficial ownership of F&M common stock by F&M directors and executive officers is incorporated by reference to F&M's 1998 Annual Report on Form 10-K which is incorporated herein by reference. See "Where You Can Find More Information."

ABSENCE OF APPRAISAL RIGHTS

     Under Wisconsin law, F&M stockholders will not be entitled to any appraisal rights in connection with the merger agreement and the transactions with Citizens.

SOLICITATION OF PROXIES

     In addition to soliciting proxies by mail, F&M's directors, officers, and employees may solicit proxies personally without additional compensation. These persons may be reimbursed for out-of-pocket expenses that they incur. In addition, F&M has retained Kissel-Blake, a firm that provides professional proxy soliciting services, to assist in soliciting proxies from brokers, bank nominees, institutional holders, and other F&M stockholders. F&M will pay Kissel-Blake approximately $6,250 as compensation for these services and will reimburse Kissel-Blake for reasonable out-of-pocket expenses. F&M intends to reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation materials to beneficial owners of F&M common stock held of record by those persons. F&M and Citizens have agreed to share equally all expenses relating to the printing of this joint proxy statement-prospectus.

RECOMMENDATION OF F&M'S BOARD OF DIRECTORS

     The F&M Board of Directors has determined that the merger is in the best interests of F&M and its stockholders and has approved the merger agreement. THE F&M BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT F&M'S STOCKHOLDERS VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING. See "The Merger -- Recommendation of the F&M Board of Directors and Reasons for the Merger."

     For a discussion of interests of certain members of F&M's management and Board of Directors in the merger other than as F&M stockholders, see "Interests of Certain Persons in the Merger."

                                   THE MERGER

     This section of the joint proxy statement-prospectus describes the material aspects of the proposed merger and the material terms of the merger agreement and the stock option agreement. It also provides a discussion of the background of the merger and the parties' reasons for the merger. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the merger agreement which is attached as Annex A to this joint proxy statement-prospectus and is incorporated by reference. The stock option agreement is attached as an exhibit to the Current Reports on Form 8-K, each dated April 18, 1999, of F&M and Citizens.

GENERAL

     The Boards of Directors of Citizens and F&M have unanimously approved the merger agreement. Under the merger agreement, F&M will become a wholly-owned subsidiary of Citizens. Each share of F&M common stock outstanding at the effective time of the merger will be converted into 1.303 shares of Citizens common stock. Shares of Citizens common stock outstanding immediately before the merger will remain outstanding after the merger.

     On a pro forma basis, at June 30, 1999, F&M stockholders as a group would own approximately 44% of the then-outstanding shares of the combined company's common stock. On that date, giving effect to the merger, F&M will contribute 35.3% of the total assets, 36.0% of the deposits, and 38.3% of the capital of the combined company. Similarly, F&M would contribute 38.3% and 37.1% of the pro forma net income of the combined company for the six months ended June 30, 1999 and the year ended December 31, 1998.

EXCHANGE RATIO AND CONVERSION OF F&M COMMON STOCK

     On the effective date of the merger, each issued and outstanding share of F&M common stock will be canceled and converted into the right to receive 1.303 shares of Citizens common stock. The shares of Citizens' common stock will be issued in tandem with preferred stock purchase rights issued under the Citizens rights agreement. See "Description of Citizens Capital Stock -- Citizens Rights Agreement."

     The exchange ratio will be adjusted to reflect the effect of any reclassification, stock split, reverse split, stock dividend, reorganization or other like change with respect to Citizens common stock or F&M common stock, as applicable, occurring after the date of the merger agreement and before the conversion of F&M common stock into Citizens common stock.

     No fractional shares of Citizens common stock will be issued in the merger. Each holder of F&M common stock entitled to a fractional share of Citizens common stock will instead receive cash, without interest, in an amount equal to such fraction multiplied by the closing price of a share of Citizens common stock on the Nasdaq National Market on the effective date of the merger.

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COMPLETION AND EFFECTIVENESS OF THE MERGER

     The effective date of the merger will be the day that articles of merger are filed with the State of Wisconsin, or on another date as may be specified in the articles of merger. Citizens may select this effective date; however, in accordance with the merger agreement, the effective date must be within 30 days after the last to occur of:

     - the expiration of all applicable waiting periods in connection with approvals of governmental authorities;

     - the receipt of all approvals of governmental authorities; and

     - the satisfaction or waiver of all conditions to the consummation of the merger.

     Citizens and F&M may agree to select an earlier or later effective date. It is a condition to the parties' obligations that the merger occur by December 31, 1999.

     Assuming that we receive regulatory approvals on a timely basis, we expect to complete the merger in late October, 1999. The effective date of the merger would need to be delayed if regulatory approvals have not yet been received by that date or if other factors intervene.

EXCHANGE OF F&M STOCK CERTIFICATES FOR CITIZENS STOCK CERTIFICATES

     On or prior to the effective date of the merger, Citizens will appoint an exchange agent reasonably acceptable to F&M and will deposit with the exchange agent certificates representing the shares of Citizens common stock that will be issued to F&M stockholders in exchange for their certificates of F&M common stock.

     After completion of the merger, the exchange agent will mail to each F&M stockholder a letter of transmittal. The letter will contain instructions on how F&M stockholders should surrender their F&M stock certificates to the exchange agent and receive their certificates of Citizens common stock and, if applicable, cash for their fractional shares.

     For F&M stockholders who participate in the F&M Automatic Dividend Reinvestment Plan, shares of F&M common stock held on your behalf in the plan will automatically convert into shares of Citizens common stock in accordance with the terms of the merger agreement, and you will automatically become a participant in the Citizens Dividend Reinvestment Plan. To maintain your participation in the Citizens plan you will need to complete and return a formal enrollment card that you will receive in the mail after the merger. You will need to turn in your stock certificates, with a letter of transmittal, for the shares which you own outside of the plan. The letter of transmittal will include further information.

     F&M STOCKHOLDERS SHOULD NOT RETURN THEIR F&M STOCK CERTIFICATES WITH THE ENCLOSED PROXY AND SHOULD NOT FORWARD THEM TO THE EXCHANGE AGENT UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FOLLOWING THE EFFECTIVE DATE OF THE MERGER.

     F&M stockholders will not be entitled to receive any dividends or other distributions on shares of Citizens common stock that are declared or made after the effective date of the merger until they exchange their F&M stock certificates for Citizens stock certificates. After F&M stockholders deliver their F&M stock certificates to the exchange agent, they will, subject to applicable laws, receive any accumulated dividends or distribution less the amount of withholding taxes, if required, without interest.

TREATMENT OF OPTIONS

     In the merger, Citizens will assume all outstanding options granted under F&M's stock option plans for employees and directors of F&M. Each stock option outstanding and unexercised immediately prior to the effective date of the merger will be converted automatically into an option to purchase shares of Citizens common stock in an amount determined by multiplying the number of shares of F&M common stock subject to the original option times the exchange ratio of 1.303. The exercise price per share of Citizens common stock under the new option will equal the exercise price per share of F&M common stock under the original option divided by the exchange ratio, rounded down to the nearest whole cent. Citizens has agreed to file a registration statement with the SEC to register the shares of Citizens common stock issuable upon the exercise of the outstanding F&M options.

EMPLOYEE BENEFITS AND PLANS

     For purposes of crediting periods of service for eligibility and vesting, but not for benefit accrual purposes, under Citizens' pension plan and Citizens' 401(k) plan, and for purposes of crediting periods of service for eligibility for other employee benefits provided to employees of Citizens, employees of F&M who otherwise would be eligible to participate in these plans and benefit programs after the merger shall be given credit for service with F&M prior to the merger. Citizens will also assume F&M employment agreements and severance plans, and provide F&M employees a credit for years of service to F&M for many benefit plan matters. See "Interests of Certain Persons in the Merger."

BACKGROUND OF THE MERGER

     The terms of the merger agreement are the result of arm's-length negotiations between representatives of F&M and Citizens. The following briefly discusses the background of these negotiations and related matters.

     Over the last several years the financial services industry has become increasingly competitive, with many financial institutions expanding their size and market area through consolidation. This trend was accelerated in 1998, with a number of multi-billion dollar mergers announced whose effects would continue to increase the competition in the banking and the financial services industry in F&M's marketplace. As part of its effort to remain competitive within this environment, F&M's management and Board of Directors have continually analyzed various strategic options available to F&M, including the following:

     - remaining as an independent financial institution via operational improvements, internal growth, stock repurchase and a continued investment in technology;

     - pursuing external growth through either selected strategic acquisitions or potential merger-of-equals transactions; and

     - entering into a business combination with a larger entity.

     In spring and early summer 1998, F&M's Board of Directors contemplated F&M's role in this increasingly competitive environment and the internal operating efficiencies and investments that would have to take place in order to continue to remain competitive. In late July 1998 F&M's Board of Directors determined it was appropriate to expand the scope of its review of the strategic options available to F&M to maximize stockholder value and, accordingly, authorized management to retain outside advisors to assist in the process. On July 30, 1998, F&M retained Hovde Financial, Inc. as F&M's financial advisor to assist in further analysis of its strategic options. The engagement led to continuing discussions among F&M's Board of Directors, F&M's management and Hovde over the ensuing several months in determining future alternatives.

     After discussions of various alternatives for F&M, including a continuation of, or changes in, F&M's own acquisition program, various types of affiliations with other companies, a stock buyback program and other matters to enhance stockholder value, in late August 1998, the F&M Board of Directors asked Hovde to begin to prepare a confidential information package to be sent to a selected group of potential strategic alliance partners. At the same time, Hovde recommended, and F&M's management and Board of Directors agreed, that F&M should continue to evaluate acquisition opportunities that would be accretive to earnings per share and that were in attractive banking markets.

     Over the next several weeks, discussions were held between Hovde and management of F&M regarding strategies, processes and potential partners in a business combination. Based on examinations of F&M documents and records as well as interviews with management, Hovde assisted F&M in preparing a confidential information package for distribution to potential strategic alliance partners based on F&M's August 31, 1998 financial information and began preliminary discussions with, and distributions to, selected possible transaction partners. However, from August to October 1998, a significant downturn occurred in the common stock valuations of financial institutions, including a number of the potential affiliation partners with whom F&M could entertain discussions. Common stock valuations of some financial institutions decreased by over 30%. In late October 1998, Hovde commented to F&M's Board of Directors that given the significant downturn that had occurred in valuations of bank and thrift stocks, and the preliminary discussions that it had with potential partners, a transaction with a potential partner at an acceptable pricing level would be unlikely at that time. Hovde believed that once financial institution stocks started to recover from their October 1998 levels, the timing of discussions with potential affiliation partners would be more appropriate. As such, Hovde recommended that F&M's management and Board of Directors, collectively reassess the stability of the prevailing market conditions in late November and if appropriate update the confidential information package with September 30, 1998 information.

     Throughout its analysis of strategic options, F&M continued to analyze and pursue potential acquisitions. In late October 1998, F&M was contacted regarding a significant, in-market acquisition opportunity. F&M's management and Board of Directors believed the target institution was located in attractive markets and should be pursued if the transaction could be structured so that it would be accretive to F&M's earnings per share in a reasonable period of time. In mid-November F&M submitted a non-binding indication of interest for the target institution. In late November F&M was notified that it was not selected to enter into further discussions with the target institution because the nominal consideration F&M offered was not competitive. Since F&M's stock price had yet to recover from the October lows, unlike many other publicly traded bank holding companies, F&M was not in a position to be competitive without incurring an unacceptable level of earnings dilution.

     By late November the valuations for financial institution stocks, as well as the broader stock market indices had or were starting to recover from the September and October lows. Hovde and F&M agreed that the timing was now appropriate to approach a selected universe of potential acquirors. The confidential information package was updated with September 30th financial information. Hovde and F&M prepared a list of select financial institution holding companies, including Citizens, that were considered acceptable potential merger partners, and Hovde provided F&M with detailed financial information about them. F&M and Hovde then agreed upon a group of bank holding companies to contact based upon the likelihood of receiving an acceptable offer.

     By mid-December the confidential information package was completed and was sent to the group of potential partners, including Citizens, each of which had entered into a confidentiality agreement with F&M. A request for a preliminary non-binding indication of interest by January 21, 1999 was made to each of the potential partners.

     On January 28, 1999, Hovde and F&M's Board of Directors and management met to discuss and consider the characteristics, advantages and disadvantages of the potential merger partners and their respective indications of interest. In reviewing the profiles of those companies, and preliminary indications of the level of interest, F&M, with the assistance of Hovde, selected four companies, one of which was Citizens, with whom it would continue to hold discussions. F&M and Hovde selected those companies primarily because of the financial superiority of their indications of interest and the attractiveness of their common stock. During February, Hovde and F&M representatives met with representatives from each of the potential partners, answered questions and provided additional materials. During these discussions, the parties discussed the economic terms of each potential partner's preliminary proposal, as well as the business philosophies and future business plans and strategies of the respective institutions. The management representatives also discussed potential benefits of operating as a combined entity. Each company was asked to submit a proposal, expressing the basic terms and conditions of a revised indication of interest, by March 10, 1999.

     On March 15, 1999 F&M's Board of Directors met to discuss the revised indications of interest. The F&M Board of Directors, with the assistance of Hovde, considered and compared the competing proposals by examining and analyzing many factors, including the following material factors:

     - the nominal value to F&M stockholders of the proposed exchange ratios;

     - operating characteristics and market data for each of the competing institutions as compared to each other and as compared to each institution's individual peer group of companies;

     - historical stock performance of each entity, as well as historical daily trading volume, growth rates and dividend yields of the competing entities;

     - consensus analyst ratings of the competing entities;

     - ownership structure of each institution; and

     - a direct comparison on key issues between the competing proposals.

     Based on these revised indications, Citizens and another party, were provided additional information on F&M. Additional discussions and meetings occurred with both of the potential partners over the next ten days to further discuss financial and non-financial aspects of F&M and the details of a potential transaction.

     The remaining two potential partners were asked to develop final proposals, including economic and other transaction terms, and to present those proposals to Hovde and F&M by March 26, 1999. Hovde reviewed the proposals with the F&M Board of Directors on March 29, 1999. On the basis of those final proposals, the F&M Board of Directors determined that the combination of the financial plus the non-financial terms offered by Citizens was superior to that of the other proposal. Therefore, on March 30, 1999 Hovde informed Citizens that F&M would provide Citizens a period in which it could exclusively conduct further diligence with respect to F&M and seek to negotiate a definitive agreement.

     Citizens conducted additional diligence regarding F&M from March 31 to April 15. Its diligence included review of documents provided by F&M and counsel throughout the period, and meetings with F&M officers and employees in Kaukauna and Green Bay, Wisconsin from April 12 through 15.

     In addition, F&M officers, counsel, accountants and Hovde conducted diligence on behalf of F&M with respect to Citizens. The diligence included reviews of documents provided by Citizens and its counsel, and meetings with Citizens officers and employees in Flint, Michigan on April 7 and 8. During the continuing diligence periods, F&M management periodically advised directors, on an informal one-on-one basis, of the status of activities.

     On April 8, 1999, counsel to Citizens circulated a draft of the merger agreement and the stock option agreement to F&M, its counsel and Hovde. After a review of the drafts, counsel for F&M met with Citizens' counsel on April 12 at the offices of Citizens' counsel to negotiate these agreements and related matters. A redraft of the agreements reflecting those discussions was circulated later that week. Telephonic negotiations, consultations among F&M management, counsel, accountants and Hovde, and revisions of the draft agreements continued until the execution of the merger agreement and the option agreement.

     In the late morning and early afternoon of Friday, April 16, the F&M Board of Directors met to discuss the proposed transaction and agreements. The directors had previously been provided with a current draft of the merger agreement and the stock option agreement. F&M's counsel reviewed the terms and conditions of the agreements, and described items that remained open. Counsel also reviewed with the members of the F&M Board of Directors their fiduciary duties and responsibilities in approving a transaction such as the merger, the expected timing of the transaction from signing the merger agreement through closing and required regulatory and stockholder approvals. Hovde made a presentation of the results of various financial analyses undertaken by Hovde and advised the F&M Board of Directors that, as of that date, the proposed exchange ratio was fair, from a financial point of view, to the F&M stockholders. Officers of F&M described F&M's diligence activities regarding Citizens and the results of those reviews. After further reviewing the proposed terms and the Hovde fairness opinion, other discussions, and instructing F&M's officers and counsel on acceptable resolution of the remaining open items, the F&M Board of Directors approved the proposed merger and recommended it for approval to F&M stockholders.

     On April 16, 1999, a special meeting of the Citizens Board of Directors was held. This meeting was held to continue the review and analysis of the F&M transaction that had taken place at the January 15, 1999 and April 1, 1999 meetings of the Board of Directors of Citizens. At the April 16, 1999 meeting, the Board of Directors again reviewed the business case supporting a transaction with F&M as well as the preliminary strategies that had been developed as a result of the meetings that had taken place between certain of Citizens' executive management and certain of F&M's executive management, as well as the full Board of Directors of F&M. The Board of Directors also reviewed in detail with Citizens' outside financial advisor, Keefe, Bruyette & Woods, the financial aspects of the proposed merger transaction with F&M and the fairness of the transaction to the stockholders of Citizens from a financial point of view. Mr. Richard Mitsdarfer, General Auditor of Citizens, provided a detailed report concerning the due diligence examination findings to the members of the Board of Directors. Mr. Thomas W. Gallagher, General Counsel of Citizens, reviewed in detail the provisions of the merger agreement and the related stock option agreement, current drafts of which had been furnished to the members of the Board of Directors. Mr. Gallagher also discussed the bank regulatory approval process, the SEC registration process and the expected timing relative to consummating the transaction. Finally, Mr. Gallagher noted the few items that remained open in terms of negotiation.

     Negotiations between F&M management and counsel and Citizens management and counsel regarding open items continued on April 16, 17 and 18, 1999, with the ultimate resolution of open items in a manner consistent with the F&M Board of Directors' direction. Final copies of the merger agreement and the option agreement were circulated on the morning of April 18, and F&M and Citizens executed the merger agreement and the stock option agreement later that day. The parties announced the transaction prior to the opening of the market on Monday, April 19, 1999.

     On July 30, 1999, Citizens and F&M amended the merger agreement to provide for the revised merger structure described in this joint proxy statement-prospectus, in which Citizens Acquisition, Inc., a company wholly-owned by Citizens, will be merged into F&M, and F&M will become a wholly-owned subsidiary of Citizens. The amendment did not change what was to be received in the merger by F&M stockholders.

RECOMMENDATION OF THE CITIZENS BOARD OF DIRECTORS AND REASONS FOR THE MERGER

     THE CITIZENS BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CITIZENS AND ITS STOCKHOLDERS. THE CITIZENS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ISSUANCE OF SHARES OF CITIZENS COMMON STOCK IN CONNECTION WITH THE MERGER.

     In approving the merger agreement and the stock option agreement, the Citizens Board of Directors consulted with Citizens management, as well as with its financial and legal advisors, and considered many factors, including the following:

     - the formation of an attractive $7.0 billion multi-state, Midwestern bank holding company;

     - the merger consideration to be paid to F&M stockholders in relation to the market value, book value and earnings per share of F&M common stock;

     - the shared emphasis of Citizens and F&M on community banking and the resulting complimentary business lines of Citizens and F&M;

     - the results of Citizens' due diligence and pro forma analysis, which indicate that the combined entity would have an opportunity for significant revenue growth and continue to have high asset quality, solid core funding and a strong capital base;

     - the fact that the acquisition of F&M provides Citizens with access to markets in Wisconsin, Iowa and Minnesota, providing more opportunities for future growth and acquisitions;

     - increased opportunities for direct and indirect consumer lending;

     - the beneficial effect of the larger combined entity on stock trading volume and volatility and access to the debt and capital markets and the fact that these factors taken together would position the combined entity for higher valuation in the financial markets;

     - the increased presence of the combined entity on a region-wide basis with major market shares in the communities within which it operates;

     - a more diverse loan and deposit portfolio;

     - the opportunity to leverage Citizens' consolidation and reengineering experience;

     - the opportunity to utilize Citizens' expertise in technology, sales and marketing;

     - the opportunity to expand Citizens' banking and wealth management services to F&M clients;

     - significant opportunity for Citizens to enhance F&M's fee-based revenues, i.e. brokerage, trust, insurance, cash management, ATMs, etc.;

     - significantly enhanced net income for the consolidated organization to provide the capital to fund technological and strategic investments; and

     - the terms of the merger agreement and the stock option agreement.

     The Citizens Board of Directors also reviewed certain potential disadvantages in connection with its approval of the merger agreement and related transactions including the costs and operational risks of integrating the two companies and the increased exposure to agricultural lending. Citizens Board of Directors took into account these potential disadvantages when considering the merger and concluded that any such disadvantages were outweighed by the material benefits described above.

     The foregoing discussion of the information and factors considered by the Citizens Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the Citizens Board of Directors. In view of the variety of factors considered in connection with its evaluation and approval of the merger transaction, the Citizens Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its decision. In addition, individual members of the Citizens Board of Directors may have given different weights to different factors.

RECOMMENDATION OF THE F&M BOARD OF DIRECTORS AND REASONS FOR THE MERGER

     The F&M Board of Directors:

     - approved and adopted the merger agreement;

     - determined that the merger with Citizens is fair to, and in the best interests of F&M and its stockholders; and

     - unanimously recommends that F&M stockholders vote "for" approval of the merger agreement.

     In reaching these conclusions the F&M Board of Directors considered many factors. The material factors, which were the primary ones considered by the Board of Directors, were:

     - increased economic value for F&M stockholders, because the exchange ratio in the merger is at a premium over the historical F&M market price;

     - the opportunity for F&M stockholders to continue their investment in a regional bank holding company through a tax-free exchange;

     - the advice from Hovde, F&M's investment advisor, that the exchange ratio was fair to F&M's stockholders from a financial point of view;

     - conditions in the marketplace for financial institutions that might affect the ability of F&M to obtain an attractive offer in the future;

     - the ability to combine F&M's operations with an attractive bank holding company sharing many of F&M's philosophies but also providing a larger, five state market area and many enhanced operational and technological capabilities to support operations going forward;

     - availability for employees and customers of opportunities for employment with and service from a larger bank holding company; and

     - the terms of the merger agreement and the stock option agreement.

     The F&M Board of Directors also reviewed certain potential disadvantages in connection with its approval of the merger agreement and related transactions. In particular, the F&M Board of Directors discussed that an acquisition by Citizens may have a somewhat negative effect, at least in the short run, on the price of Citizens common stock as compared to its trading values on the date of approval. Also, the F&M Board of Directors considered that an acquisition transaction would cause F&M to lose its independence going forward. F&M Board of Directors took into account these potential disadvantages when considering the merger and concluded that any such disadvantages were outweighed by the material benefits described above.

     This discussion of the various factors considered by the F&M Board of Directors is not, and is not intended to be, exhaustive. It is not necessarily in the order of importance to the Board of Directors or any particular director. The F&M Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination due to the variety of factors considered. In addition, the Board of Directors is composed of nine individual members, and each director may have given different weights to different factors. For a discussion of the interests of certain members of F&M's management and F&M's Board of Directors in the merger, see "Interests of Certain Persons in the Merger."

     THE F&M BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF F&M COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS

     Opinion of Financial Advisor to Citizens.

     On April 1, 1999, Citizens retained Keefe, Bruyette & Woods, Inc. to render an opinion as to the fairness, from a financial point of view of the merger to the stockholders of Citizens. Keefe Bruyette was selected to serve as Citizens' financial advisor because Keefe Bruyette is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Citizens and its business. As part of its investment banking business, Keefe Bruyette is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

     As part of its engagement, representatives of Keefe Bruyette attended the meeting of the Citizens Board of Directors held on April 16, 1999 at which the Citizens Board of Directors considered and approved the merger agreement. At the April 16, 1999 meeting, Keefe Bruyette rendered an oral opinion, subsequently confirmed in writing, that, as of such date, the exchange ratio was fair to the holders of shares of Citizens common stock from a financial point of view. Such opinion was reconfirmed in writing as of the date of this joint proxy statement-prospectus.

     Keefe Bruyette's opinion is directed to the Citizens Board of Directors and does not constitute a recommendation to any Citizens stockholder as to how such stockholders should vote at the special meeting with respect to the merger or any other matter related to the special meeting. No limitations were imposed by the Citizens Board of Directors upon Keefe Bruyette with respect to the investigations made or procedures followed by Keefe Bruyette in rendering its opinion.

     THE FULL TEXT OF KEEFE BRUYETTE'S WRITTEN OPINION DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX
B. CITIZENS STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY KEEFE BRUYETTE IN CONNECTION WITH THE OPINION.

     In rendering its opinion, Keefe Bruyette reviewed, analyzed and relied upon the following material relating to the financial and operating condition of F&M and Citizens:

     - the merger agreement;

     - Annual Reports to Shareholders for the three years ended December 31, 1998 for F&M and Citizens;

     - certain interim reports to stockholders of F&M and Citizens and Quarterly Reports on Form 10-Q of F&M and Citizens and certain other communications from F&M and Citizens to their respective stockholders;

     - other financial information concerning the businesses and operations of F&M and Citizens furnished to Keefe Bruyette by F&M and Citizens for the purpose of Keefe Bruyette's analysis, including certain internal financial analyses and forecasts for F&M and Citizens prepared by senior management of F&M and Citizens;

     - certain publicly available information concerning the trading of, and the trading market for, the common stock of F&M and Citizens; and

     - certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that Keefe Bruyette considered relevant to its inquiry.

Additionally, in connection with its written opinion attached as Annex B to this joint proxy statement-prospectus, Keefe Bruyette reviewed a draft of this joint proxy statement-prospectus in substantially the form that it appears here. Keefe Bruyette also held discussions with senior management of F&M and Citizens concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations. Keefe Bruyette also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of banks, bank holding companies and thrift institutions generally. Keefe Bruyette's opinion was necessarily based upon conditions as they existed and could be evaluated on the date of the opinion and the information made available to Keefe Bruyette through the date of the opinion.

     In conducting its review and arriving at its opinion, Keefe Bruyette relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Keefe Bruyette did not attempt to verify such information independently. Keefe Bruyette relied upon the managements of F&M and Citizens as to the reasonableness and achievability of the financial and operating forecasts (the assumptions and bases for the forecasts) provided to Keefe Bruyette and assumed that such forecasts reflected the best available estimates and judgments of such managements and that such forecasts will be realized in the amounts and in the time periods estimated by such managements. Keefe Bruyette also assumed, without independent verification, that the aggregate allowances for loan losses for F&M and Citizens are adequate to cover such losses. Keefe Bruyette did not make or obtain any evaluations or appraisals of the property of F&M or Citizens, nor did Keefe Bruyette examine any individual loan credit files. Keefe Bruyette was informed by Citizens, and assumed for purposes of its opinion, that the merger would be accounted for as a pooling of interests under generally accepted accounting principles.

     The following is a summary of the material financial analyses employed by Keefe Bruyette in connection with its opinion and does not purport to be a complete description of all analyses employed by Keefe Bruyette, although all material elements of the opinion are included in the summary.

     Transaction Summary. Keefe Bruyette calculated the merger consideration to be paid pursuant to the exchange ratio as a multiple of F&M's book value and tangible book value as of December 31, 1998 and earnings per share for the year ended December 31, 1998. This computation assumed a price per share of Citizens common stock of $39.75 (closing price on April 15, 1999) and a ten day average trading price (up to and including April 15, 1999) of $35.93 and exchange ratio of 1.303 shares of Citizens common stock per share of F&M common stock. Based upon a share price of $39.75, this analysis indicated F&M stockholders would receive shares of Citizens common stock worth $51.79 for each share of F&M common stock held, and that such an amount would represent a multiple of 3.37 times book value per share, 3.53 times tangible book value per share and 24.1 times 1998 earnings per share. Based upon the ten day average share price of $35.93, this analysis indicated F&M stockholders would receive shares of Citizens common stock worth $46.82 for each share of F&M common stock held, and that such an amount would represent a multiple of 3.05 times book value per share, 3.19 times tangible book value per share and 21.8 times 1998 earnings per share.

     Financial Overview. Keefe Bruyette reviewed financial ratios, market capitalization and summary 1998 income statement and balance sheet information for both Citizens and F&M and the combined company before acquisition adjustments, cost savings and revenue enhancements.

     Contribution Analysis. Keefe Bruyette analyzed the relative contribution of each of Citizens and F&M to certain balance sheet and income statement items, including assets, common equity, deposits and 1998 net income. Keefe Bruyette then compared the relative contribution of such balance sheet and income statement items with the estimated pro forma ownership of 43.4% for F&M stockholders based on an exchange ratio of 1.303. The contribution analysis showed that F&M would contribute approximately 36.1% of the combined assets, 36% of the combined common equity, 35.9% of the combined deposits and 38.2% of the combined 1998 net income.

     Financial Impact Analysis. Keefe Bruyette performed a pro forma merger analysis that combined projected income statement and balance sheet information. Assumptions regarding the accounting treatment, cost savings, and revenue enhancements were used to calculate the financial impact that the merger would have on certain projected financial results of Citizens. This analysis was based on median Institutional Brokers Estimate System earnings estimates for Citizens and Keefe Bruyette's research estimates of F&M for 1999 and 2000 earnings per share and on Citizens managements' estimates of expected cost savings and revenue enhancements in connection with the merger. These projections were discussed with the management of each of F&M and Citizens. The actual results achieved by Citizens following the merger may vary from the projected results and the variations may be material.

     Keefe Bruyette calculated the impact of the merger on Citizens' 1999 and 2000 earnings per share estimates, of $2.18 and $2.35, respectively, and on earnings per share for 2001, 2002 and 2003 which were projected to grow at 7.5% annually. For F&M, 1999 and 2000 earnings per share estimates were $2.35 and $2.60, respectively and for 2001, 2002 and 2003 earnings per share were projected to grow at 10% annually. Projections included estimated after-tax cost savings of F&M's non-interest expenses of $50,000 in 1999, $4.8 million in 2000, $6.8 million in 2001, $7.2 million in 2002 and $7.7 million in 2003 and after-tax revenue enhancements of $1.5 million in 2000, $2.5 million in 2001, $3.5 million in 2002 and $4.5 million in 2003. The resulting pro forma combined estimated earnings per share resulted in projected decreases of $.16 in 1999, $.02 in 2000 and projected increases in earnings per share of $.05 in 2001, $.09 in 2002 and $.14 in 2003.

     Keefe Bruyette also calculated Citizens pro forma combined book value per share dilution from 1999 to 2003 of 11.37%, 10.60%, 9.67%, 8.71% and 7.73%, respectively.

     Return on Investment Analysis. Keefe Bruyette also provided a return on investment analysis for Citizens based on an $835,790,000 purchase price and assuming an annual income growth rate of 10% for

F&M, cost savings and revenue enhancements as outlined above and a terminal multiple of 20 times F&M's earnings contribution in 2003. The analysis resulted in an 18.7% return on Citizens' purchase of F&M.

     Selected Transaction Analysis. Keefe Bruyette analyzed certain financial data related to fifteen acquisitions of bank holding companies with assets of $1.0 to $3.5 billion announced from January 12, 1998 to March 19, 1999.

     The following transactions were analyzed:

          BUYER                         SELLER
          -----                         ------
Old Kent Financial Corp    Pinnacle Banc Group
Union Planters Corp.       Republic Banking Corp.
Summit Bancorp             Prime Bancorp, Inc.
Chittenden Corp            Vermont Financial
Sky Financial Group        First Western Bancorp
BB&T Corp.                 MainStreet Financial Corporation
FirstMerit Corp.           Signal Corp.
City Holding Company       Horizon Bancorp, Inc.
Banknorth Group Inc.       Evergreen Bancorp
Old Kent Financial Corp.   First Evergreen Corp.
Star Banc Corp             Trans Financial Inc.
Mercantile Bancorp         Firstbank of IL
First Midwest Bancorp      Heritage Financial Services
Mercantile Bancorp         CBT Corp
National City Corp.        Fort Wayne National Corp.

     For the bank acquisitions analyzed, Keefe Bruyette calculated an average multiple of price to the sellers' earnings (trailing twelve months) as 24.63 times compared to a multiple of 24.09 times 1998 earnings per share associated with the proposed F&M merger with Citizens; an average premium to the sellers' stated book value of 297% compared to a premium of 337% associated with the proposed F&M merger with Citizens; and an average premium to the sellers' tangible book value of 346% compared to a premium of 353% associated with the proposed F&M merger with Citizens. In addition to the above comparison of the analyzed bank acquisitions prices based upon Citizens' stock price of $39.75 a share, Keefe Bruyette also compared the analyzed bank acquisition multiples to the premiums paid in the proposed F&M merger with Citizens based upon a Citizens 10 day average price of $35.93 a share. The multiples were 21.8 times 1998 earnings per share, 305% of the sellers' stated book value and 319% of the sellers' tangible book value.

     Selected Peer Group Analysis. Keefe Bruyette compared the financial performance and market performance of F&M based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including market/book values, price to earnings and dividend yields to those of a group of comparable holding companies. For purposes of such analysis, the financial information used by Keefe Bruyette was as of and for the quarter ended December 31, 1998 as available and the market price information was as of April 15, 1999. The companies in the peer group were midwestern bank holding companies in Illinois, Ohio, Indiana, Kentucky and Michigan which had total assets ranging from approximately $2 billion to $5.2 billion and included the following bank holding companies:

     - First Midwest Bancorp, Inc.

     - AMCORE Financial, Inc.

     - 1st Source Corporation

     - Park National Corporation

     - Republic Bancorp Inc.

     - Area Bancshares Corporation

     - Sky Financial Group, Inc.

     - First Financial Bancorp.

     - Corus Bankshares, Inc.

     - Community Trust Bancorp, Inc.

     - National City Bancshares, Inc.

     Keefe Bruyette's analysis showed the following concerning F&M's financial performance:

                                                                             PEER
                                                                            GROUP
                                                                 F&M       AVERAGE
                                                                 ---       -------
Return on equity (annualized)...............................    14.86%      13.71%
Return on assets (annualized)...............................     1.48%       1.23%
Net interest margin (annualized)............................     4.56%       4.24%
Efficiency ratio (annualized)...............................    50.92%      59.01%
Equity to assets ratio......................................     9.85%       9.01%
Ratio of nonperforming assets to total loans and other real
  estate owned..............................................     0.99%       0.65%
Ratio of loan loss reserve to non-performing loans..........      174%        313%
Ratio of net charge-offs to average loans...................     0.11%       0.39%

     Keefe Bruyette's analysis further showed the following concerning F&M's market performance:

                                                                            PEER
                                                                           GROUP
                                                                 F&M      AVERAGE
                                                                 ---      -------
Price to earnings multiple (based on 1999 estimated
  earnings).................................................    15.85      15.13
Price to book value multiple................................     2.41       2.37
Dividend yield..............................................     2.59%      2.32%

     For purposes of the above calculations, 1999 earnings estimates were based upon estimates of Keefe Bruyette and Institutional Brokers Estimate System.

     Selected Peer Group Market Analysis of Citizens/F&M Combined. Keefe Bruyette compared the market performance of the pro forma combined Citizens with midwestern bank holding companies which had total market capitalization ranging from approximately $850 million to $1.9 billion and included the following peer group of institutions:

     - Provident Financial Group, Inc.

     - Mercantile Bankshares Corporation

     - FirstMerit Corporation

     - Old National Bancorp

     - Fulton Financial Corporation

     - UMB Financial Corporation

     - CNB Bancshares, Inc.

     - Keystone Financial, Inc.

     - Community First Bankshares, Inc.

     - First Midwest Bancorp, Inc.

     Keefe Bruyette analyzed various measures of market performance, including market/book values, price to earnings and dividend yields. For purposes of such analysis, the financial information used by Keefe Bruyette was as of and for the quarter ended December 31, 1998 as available and the market price information was as of April 15, 1999.

     Keefe Bruyette's analysis further showed the following concerning Citizens' pro forma market performance:

                                                                               PEER
                                                                              GROUP
                                                                CITIZENS     AVERAGE
                                                                --------     -------
1999 price to earnings multiple (based on pro forma combined
  estimated earnings).......................................     19.11        14.75
2000 price to earnings multiple (based on pro forma combined
  estimated earnings).......................................     17.06        13.45
Price to book value multiple................................      2.79         2.38
Price to tangible book value multiple.......................      3.09         2.66
Dividend yield..............................................      2.11%        2.43%

     For purposes of the above calculations, 1999 and 2000 earnings estimates of $2.08 and $2.33 per share, respectively, were based upon estimates of Keefe Bruyette and Institutional Broker Estimate System.

     Market Reaction to Announced Acquisitions. Keefe Bruyette analyzed the market reaction, post acquisition announcement, on selected acquisitions in the Midwest based on one day and 30 day time periods relative to the Keefe Bank Index during the same time period. The four acquisitions analyzed were:

     - Old Kent Financial Corp./Pinnacle Banc Group, Inc.

     - FirstMerit Corporation/Signal Corp.

     - Star Banc Corporation/Firstar Corporation

     - First Midwest Bancorp/Heritage Financial Services

     The following results were calculated, Old Kent Financial Corp.'s stock price was down 3.61% after one day compared to the Keefe Bank Index which was down 1.28% over the same one day period. FirstMerit Corporation's stock price for the one and 30 day periods was down 9.98% for both periods compared to the Keefe Bank Index down .69% and down 6.66% during the same periods respectively. Star Banc Corporation's stock price for the one and 30 day periods was down .20% and up 10.08% respectively compared to the Keefe Bank Index up 2.28% and down 9.45% for the same periods respectively. First Midwest Bancorp's stock price was down 7.08% and up 1.33% for the one day and 30 day periods respectively, compared to the Keefe Bank Index up .33% and 9.00% for the same periods.

     Keefe Bruyette has been retained by the Board of Directors of Citizens as an independent contractor to act as financial adviser to Citizens with respect to the merger. Keefe Bruyette as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, Keefe Bruyette has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Keefe Bruyette may, from time to time, purchase securities from, and sell securities to, Citizens and as a market maker in securities Keefe Bruyette may from time to time have a long or short position in, and buy or sell, debt or equity securities of Citizens for Keefe Bruyette's own account and for the accounts of its customers.

     Citizens and Keefe Bruyette have entered into a letter agreement dated April 1, 1999 relating to the services to be provided by Keefe Bruyette in connection with the merger. The terms of the letter agreement, including the amount of the fee to be paid by Citizens to Keefe Bruyette, were the result of negotiations between the two parties. Citizens has agreed to pay Keefe Bruyette fees as follows: a cash fee of $75,000 following the signing of the merger agreement between Citizens and F&M, $100,000 upon the mailing of the joint proxy statement/prospectus relating to the merger and $200,000 upon consummation of the merger. Pursuant to the Keefe Bruyette engagement agreement, Citizens also agreed to reimburse Keefe Bruyette for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify Keefe Bruyette against certain liabilities, including liabilities under the federal securities laws.

     Opinion of Financial Advisor to F&M.

     Hovde has delivered to the F&M Board of Directors its opinion that, based upon and subject to the various considerations set forth in its written opinion dated April 16, 1999, the exchange ratio is fair from a financial point of view to the holders of F&M common stock as of such date. In requesting Hovde's advice and opinion, no limitations were imposed by F&M upon Hovde with respect to the investigations made or procedures followed by it in rendering its opinion. THE FULL TEXT OF THE OPINION OF HOVDE, DATED APRIL 16, 1999, WHICH DESCRIBES THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX C. F&M STOCKHOLDERS SHOULD READ THIS OPINION IN ITS ENTIRETY.

     Hovde is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of financial institutions in connection with mergers and acquisitions, private placements and valuations for other purposes. As a specialist in securities of financial institutions, Hovde has experience in, and knowledge of, banks, thrifts and bank and thrift holding companies. F&M's Board of Directors selected Hovde to act as its financial advisor in connection with the merger on the basis of the firm's reputation and expertise in transactions such as the merger. F&M initially became acquainted with Hovde in connection with F&M's 1998 acquisition of BancSecurity Corporation, for which Hovde acted as financial advisor to BancSecurity.

     Hovde will receive a fee contingent upon the completion of the merger for services rendered in connection with advising F&M regarding the merger, including the fairness opinion and financial advisory services provided to F&M. The fee is determined as a percentage of the transaction value; the percentage varies depending upon the total consideration. As of the date of this joint proxy statement-prospectus, such fee would have been approximately $3.5 million; Hovde has received $1.1 million of such fee to date which, except for a limited portion, is refundable if the merger does not occur.

     HOVDE'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY F&M STOCKHOLDERS AS TO HOW THE STOCKHOLDER SHOULD VOTE AT THE F&M SPECIAL MEETING. THE SUMMARY OF THE OPINION OF HOVDE SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     The following is a summary of the analyses performed by Hovde in connection with its fairness opinion. Certain of these analyses were presented to the F&M Board of Directors by Hovde on April 16, 1999. The summary set forth below does not purport to be a complete description of either the analyses performed by Hovde in rendering its opinion or the presentation made by Hovde to the F&M Board of Directors, but it does summarize all of the material analyses performed and presented by Hovde.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis and factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Hovde may have given various analyses more or less weight than other analyses. Accordingly, Hovde believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses set forth in its report to the F&M Board of Directors and its fairness opinion.

     In performing its analyses, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of F&M and Citizens. The analyses performed by Hovde are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by the analyses. These analyses were prepared solely as part of Hovde's analysis of the fairness of the exchange ratio, from a financial point of view, to the F&M stockholders. The analyses do not purport to be an appraisal or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Hovde's opinion does not address the relative merits of the merger as compared to any other business combination in which F&M might engage. In addition, as described above, Hovde's opinion to the F&M Board of Directors was one of many factors taken into consideration by the F&M Board of Directors in making its determination to approve the merger agreement.

     During the course of its engagement, and as a basis for arriving at its opinion, Hovde reviewed and analyzed material bearing upon the financial and operating condition of F&M and Citizens and material prepared in connection with the merger, including, among other things, the following:

     - the merger agreement;

     - certain historical publicly available information concerning F&M and Citizens;

     - the nature and terms of recent merger transactions; and

     - financial and other information provided to Hovde by the management of F&M and Citizens. Hovde conducted meetings and had discussions with members of senior management of F&M and Citizens for purposes of reviewing the future prospects F&M and Citizens. Hovde also took into account its experience in other transactions, as well as its knowledge of the commercial banking industry and its general experience in securities valuations.

     In rendering its opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information reviewed by it and relied upon the accuracy of the representations of the parties contained in the merger agreement. Hovde also assumed that the financial forecasts furnished to or discussed with Hovde by F&M or Citizens were reasonably prepared and reflected the best currently available estimates and judgments of senior management of F&M and Citizens as to the future financial performance of F&M, Citizens or the combined entity, as the case may be. Hovde has not made any independent evaluation or appraisal of any properties, assets or liabilities of F&M. Hovde assumed and relied upon the accuracy and completeness of the publicly available and other financial and other information provided to it, relied upon the representations and warranties of F&M and Citizens made pursuant to the merger agreement, and did not independently attempt to verify any of such information.

     Throughout the various analyses used to derive its fairness opinion, Hovde examined the financial impact of F&M's pending acquisition of Community Bank of Elkhorn. Hovde assumed that approximately 563,456 shares of F&M common stock would be issued in the transaction. The CBE transaction subsequently closed on May 14, 1999, and F&M issued 525,200 shares to CBE stockholders.

     Premium Analysis. Based upon the 60-day average closing price of Citizens common stock for the period ending on April 15, 1999 (one trading day prior to Hovde's presentation to the F&M Board of Directors), the exchange ratio resulted in an implied price of $43.63 per share of F&M common stock, representing a premium of approximately 28.85% to the 60-day average closing price of $33.86 of F&M common stock for the period ending on April 15, 1999.

     Implied Offer Value Analysis Based on Citizens Historical Trading Valuation. Hovde reviewed the implied offer value per share to F&M common stock based on the price of Citizens common stock at different intervals during the period commencing 60 trading days prior to April 15, 1999, using the 5-day, 10-day, 20-day, 30-day, 45-day and 60-day average closing price of Citizens common stock during such period. Using such average closing prices, Hovde observed that the implied value per share to F&M common stock was as follows:

                                                                  CITIZENS        IMPLIED VALUE
                                                                   AVERAGE         PER SHARE TO
                                                                CLOSING PRICE    F&M STOCKHOLDERS
                                                                -------------    ----------------
April 15, 1999..............................................       $39.750           $51.794
Last 5 Trading Days.........................................       $37.475           $48.830
Last 10 Trading Days........................................       $35.934           $46.822
Last 20 Trading Days........................................       $34.638           $45.133
Last 30 Trading Days........................................       $34.077           $44.402
Last 45 Trading Days........................................       $33.678           $43.883
Last 60 Trading Days........................................       $33.482           $43.627

     Hovde advised the F&M Board of Directors of the atypical trading activity that had been occurring in Citizens common stock in the approximately 5 to 10 day trading period preceding the announcement of the transaction; as such, it was Hovde's opinion that although the F&M Board of Directors should be aware of what an approximate announced transaction value would be for F&M, it was more appropriate to analyze a potential transaction with Citizens based on the 60-day trading average of Citizens common stock.

     Analysis of Selected Mergers. As part of its analysis, Hovde reviewed comparable mergers involving banks nationwide announced since January 1, 1995, in which the announced deal value was between $500 million and $2 billion. This nationwide merger group consisted of the following 22 transactions:

                    BUYER                                           SELLER
                    -----                                           ------
BB&T Corp, Winston-Salem, NC                     Main Street Financial, Martinsville, VA
Star Banc Corp, Cincinnati, OH                   Trans Financial Inc., Bowling Green, KY
Zions Bancorp, Salt Lake City, UT                Sumitomo Bank of CA, San Francisco, CA
Mercantile Bancorp, St. Louis, MO                Firstbank of IL, Springfield, IL
National City Corp., Cleveland, OH               Fort Wayne National Corp, Fort Wayne, IN
M&T Bank Corp., Buffalo, NY                      ONBANCorp Inc., Syracuse, NY
Wachovia Corp, Winston-Salem, NC                 Jefferson Bankshares, Charlottesville, VA
Huntington Bancshares, Cleveland, OH             First Michigan Bank Corp, Holland, MI
Allied Irish Banks, Dublin, Ireland              Dauphin Deposit Corp, Harrisburg, PA
Bank One Corp., Columbus, OH                     Liberty Bancorp, Inc. Oklahoma City, OK
BB&T Corp., Winston-Salem, NC                    United Carolina Bancshares, Whiteville, NC
Mercantile Bancorp, St. Louis, MO                Mark Twain Bancshares, St. Louis, MO
Crestar Financial, Richmond, VA                  Citizens Bancorp, Laurel, MD
Regions Financial, Birmingham, AL                First National Bancorp, Gainesville, GA
UJB Financial, Princeton, NJ                     Summit Bancorp, Chatham, NJ
NationsBank Corp., Charlotte, NC                 Bank South Corp., Atlanta, GA
Boatmen's Bancshares, St. Louis, MO              Fourth Financial, Wichita, KS
First Bank System, Minneapolis, MN               FirsTier Financial, Omaha, NE
Bank One Corp., Columbus, OH                     Premier Bancorp, Baton Rouge, LA
Union Bank of CA, San Francisco, CA              BanCal Tri-State, San Francisco, CA
US Bancorp, Portland, OR                         West One Bancorp, Boise, ID
National Australia Bank, Melbourne, Australia    Michigan National Corp., Farmington Hills, MI

     Hovde also reviewed comparable mergers involving banks headquartered in the Midwest announced since January 1, 1995, in which the total assets of the seller were between $1 billion and $10 billion. This midwestern merger group consisted of the following 18 transactions:

                    BUYER                                           SELLER
                    -----                                           ------
Old Kent Financial Corp., Grand Rapids, MI       Pinnacle Banc Group, Oak Brook, IL
FirstMerit Corp, Akron, OH                       Signal Corp., Wooster, OH
Old Kent Financial Corp., Grand Rapids, MI       First Evergreen Corp., Evergreen Park, IL
Star Banc Corp, Cincinnati, OH                   Trans Financial, Inc., Bowling Green, KY
Union Planters Corp., Memphis, TN                Magna Group, St. Louis, MO
Mercantile Bancorp, St. Louis, MO                Firstbank of IL, Springfield, IL
First Midwest Bancorp, Naperville, IL            Heritage Financial Services, Tinley Park, IL
Mercantile Bancorp, St. Louis, MO                CBT Corp., Paducah, KY
National City Corp, Cleveland, OH                Fort Wayne National Corp., Fort Wayne, IN
Union Planters Corp, Memphis, TN                 Peoples First Corp, Paducah, KY
Huntington Bancshares, Columbus, OH              First Michigan Bank Corp, Holland, MI
Mercantile Bancorp, St. Louis, MO                Mark Twain Bancshares, St. Louis, MO
Magna Group, St. Louis, MO                       Homeland Bankshares, Waterloo, IA
Firstar Corp, Milwaukee, WI                      American Bancorp, St. Paul, MN
Boatmen's Bancshares, St. Louis, MO              Fourth Financial, Wichita, KS
First Bank System, Minneapolis, MN               FirsTier Financial, Omaha, NE
Mercantile Bancorp, St. Louis, MO                Hawkeye Bancorp, Des Moines, IA
National Australia Bank, Melbourne, Australia    Michigan National Corp, Farmington Hills, MI

     Hovde calculated the medians and averages for the following relevant transaction ratios in the nationwide merger group and the midwest merger group: the multiple of the offer value to the acquired company's earnings per share for the twelve months preceding the announcement date of the transaction; the multiple of the offer value to the acquired company's book value per share and tangible book value per share; and the tangible book value premium to core deposits, each as of the announcement date of the transaction. Hovde compared these multiples with the corresponding multiples for the merger, valuing the shares of Citizens common stock that would be received pursuant to the merger agreement at $43.63 per share of F&M common stock. In calculating the multiples for the merger, Hovde used F&M's earnings per share for the 12 months ended December 31, 1998, and F&M's book value per share, tangible book value per share, and total deposits as of December 31, 1998. The results of this analysis are as follows:

                                                                OFFER VALUE TO
                                                     -------------------------------------
                                                                    TANGIBLE     PRECEDING     BOOK VALUE
                                                     BOOK VALUE    BOOK VALUE    EARNINGS      PREMIUM TO
                                                     PER SHARE     PER SHARE     PER SHARE    CORE DEPOSITS
                                                        (X)           (X)           (X)            (%)
                                                     ----------    ----------    ---------    -------------
F&M..............................................       2.84          2.97         20.1           22.14
Nationwide merger group median...................       2.39          2.48         19.3           18.12
Nationwide merger group average..................       2.38          2.54         18.8           19.49
Nationwide merger group high.....................       4.34          4.62         34.7           44.76
Nationwide merger group low......................       1.27          1.27          5.2            3.65
Midwest merger group median......................       2.39          2.52         20.5           23.65
Midwest merger group average.....................       2.53          2.88         19.6           23.52
Midwest merger group high........................       4.34          4.67         27.9           49.84
Midwest merger group low.........................       1.69          1.69         10.1            9.16

     Discounted Cash Flow Analysis. Hovde performed a discounted cash flow analysis to determine a present value per share of F&M common stock assuming F&M continued to operate as a stand-alone entity and was acquired at a later date. This present value was determined by projecting F&M's after-tax net income for the five calendar years ending December 31, 1999 through 2003. For purposes of this analysis, Hovde assumed that F&M's earnings per share for these five calendar years would be $2.45, $2.73, $3.00, $3.27 and $3.59, respectively, based upon F&M's 1999 budgeted net income and then applying historical growth rates for F&M to estimate future years' earnings per share. These projections were shared by Hovde with senior management of F&M, who did not object to the estimates used by Hovde. The "terminal value" per share, meaning the projected 2003 value per share, of F&M common stock was determined by applying a price to earnings multiple of 16.1 times against F&M's projected earnings at December 31, 2003. The present value of the terminal value was then determined using an annual discount rate of 12.0%, which Hovde viewed as the appropriate discount rate for a company with F&M's risk characteristics. The above calculations resulted in a net present value per share of F&M common stock of $41.45. The implied value of $43.63 per share to F&M stockholders, based on Citizens' 60-day average closing price of $33.48 for the period ending on April 15, 1999, resulted in a premium of 5.26% to F&M's net present value of $41.45 per share. As part of this analysis, Hovde also provided a table, set forth immediately below, that utilized a discount rate ranging from 10.00% to 13.50% and varied the terminal multiple value from 12.0 to 20.0 times F&M's projected earnings at December 31, 2003.

    NET PRESENT VALUE PER SHARE (DISCOUNT RATE VS. TERMINAL VALUE MULTIPLE)

                                                                   DISCOUNT RATE
                                        --------------------------------------------------------------------
                                        10.00    10.50    11.00    11.50    12.00    12.50    13.00    13.50
                                        -----    -----    -----    -----    -----    -----    -----    -----
TERMINAL VALUE MULTIPLE
  12.00.............................    34.29    33.72    33.16    32.61    32.07    31.55    31.04    30.53
  13.00.............................    36.74    36.12    35.52    34.93    34.35    33.79    33.24    32.69
  14.00.............................    39.19    38.53    37.88    37.25    36.63    36.03    35.43    34.86
  15.00.............................    41.64    40.93    40.24    39.57    38.91    38.26    37.63    37.02
  16.00.............................    44.09    43.34    42.60    41.89    41.19    40.50    39.83    39.18
  17.00.............................    46.53    45.74    44.97    44.21    43.47    42.74    42.03    41.34
  18.00.............................    48.98    48.15    47.33    46.53    45.74    44.98    44.23    43.50
  19.00.............................    51.43    50.55    49.69    48.85    48.02    47.22    46.43    45.66
  20.00.............................    53.88    52.96    52.05    51.17    50.30    49.46    48.63    47.82

     Contribution Analysis. Hovde prepared a contribution analysis showing percentages of assets, loans, deposits and common equity at December 31, 1998 for F&M, including the financial effects of the CBE acquisition, and as of March 31, 1999 for Citizens and actual fiscal year 1998 net income and estimated fiscal year 1999 net income that would be contributed to the combined company on a pro forma basis by F&M and Citizens. In addition, this analysis showed that holders of F&M common stock would own approximately 43.27% of the pro forma common shares outstanding of Citizens, assuming an exchange ratio of 1.303.

                                                                    F&M             F&M
                                                                CONTRIBUTION     OWNERSHIP
                                                                TO CITIZENS     OF CITIZENS
                                                                ------------    -----------
Total assets................................................       36.08%         43.27%
Total net loans.............................................       32.99%         43.27%
Total deposits..............................................       35.97%         43.27%
Total equity................................................       36.63%         43.27%
Net income -- actual fiscal year 1998.......................       38.11%         43.27%
Net income -- estimated fiscal year 1999....................       39.90%         43.27%

     Financial Implications to F&M Stockholders. Hovde prepared an analysis of the financial implications of the Citizens offer to a holder of F&M common stock. This analysis indicated that on a pro forma equivalent basis, assuming the merger was completed at the exchange ratio of 1.303 and excluding any potential cost savings and revenue enhancement opportunities, a stockholder of F&M would achieve approximately 8.3% accretion in earnings per share, an increase in dividends per share of approximately 14.0% and a decrease in book value per share of approximately 20.6% in 1999 as a result of the consummation of the merger. Assuming that the projected earnings per share and dividends per share do not materially change from historical growth rate levels, the holders of F&M common stock will experience an increase of approximately 16.4% in earnings per share, an increase of approximately 20.1% in dividends per share, and a decrease of approximately 10.3% in book value per share in 2003 as a result of the consummation of the merger. The table below summarizes the results discussed above:

                                         EARNINGS PER SHARE        DIVIDENDS PER SHARE       BOOK VALUE PER SHARE
                                         -------------------       -------------------       ---------------------
                                          1999         2003         1999         2003         1999          2003
                                          ----         ----         ----         ----         ----          ----
F&M standalone....................       $2.45        $3.59        $0.96        $1.46        $16.87        $24.41
Pro Forma.........................       $2.66        $4.17        $1.09        $1.75        $13.40        $21.90
% Accretion -- Dilution...........         8.3%        16.4%        14.0%        20.1%        (20.6)%       (10.3)%

     Comparative Stockholder Returns. Hovde presented an analysis of comparative theoretical stockholder returns in several scenarios, including F&M remaining independent, F&M being acquired in 2003, F&M being acquired by Citizens through the merger and F&M being acquired by Citizens through the merger with Citizens in turn being acquired in 2003. This analysis, which was based on the net present value of projected dividend streams and projected common stock valuations, using historical operating and acquisition price-to-earnings multiples, indicated total stockholder returns of 14.66% if F&M remained independent, 18.10% for a merger in 2003, 20.42% based on the acceptance of the offer from Citizens at the exchange ratio of 1.303 Citizens shares per F&M share, and 26.35% based on the acceptance of the offer from Citizens at the exchange ratio of 1.303 Citizens shares per F&M share and Citizens in turn being acquired in 2003.

     Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the exchange ratio was fair from a financial point of view to the F&M stockholders.

STRUCTURE OF THE MERGER

     On the effective date of the merger, Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens, will merge with and into F&M. F&M will be the surviving corporation in the merger, and will continue its corporate existence under the same name but as a wholly-owned subsidiary of Citizens. At the time of the merger, the separate corporate existence of Citizens Acquisition, Inc. will cease.

ARTICLES AND BYLAWS

     The articles of incorporation and bylaws of Citizens Acquisition, Inc., as in effect immediately prior to the effective date of the merger, will be the articles of incorporation and bylaws of F&M as the surviving corporation following the merger.

DIRECTORS AND OFFICERS

     Citizens has agreed to increase the Citizens Board of Directors by three, after the merger is completed, so that the Citizens Board of Directors will have 21 members. Citizens has also agreed to appoint three persons designated by the F&M Board of Directors and acceptable to Citizens, to fill these three new vacancies on the Citizens Board of Directors. The directors designated by the F&M Board of Directors to be appointed to the Citizens Board of Directors, are Ronald E. Fenton, Gail E. Janssen, and Robert C. Safford. All three are currently members of the F&M Board of Directors. Information about them is incorporated by reference to F&M's 1998 Annual Report on Form 10-K which is incorporated by reference into this joint proxy statement-prospectus. See "Where You Can Find More Information."

     Citizens has also agreed to, after the merger is completed, add one individual designated by the F&M Board of Directors and acceptable to Citizens as a rotating member of the Executive Committee of the Board of Directors of Citizens.

     The directors and officers of Citizens Acquisition, Inc. immediately prior to the effective date of the merger will be the initial directors and officers of F&M as the surviving corporation following the merger.

REPRESENTATIONS AND WARRANTIES

     F&M and Citizens have made customary representations and warranties to each other about, among other things: corporate organization, corporate power and authority, capitalization, subsidiaries, conflicts, consents and approvals, absence of certain changes, taxes, compliance with applicable laws, litigation, brokerage and finder's fees, accounting matters, tax-free reorganization, employee benefit plans, contracts, labor relations, permits, and environmental matters.

     The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles in the merger agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of the Parent."

CONDUCT PENDING THE MERGER

     Until the merger is completed, F&M has agreed to generally conduct its business and the business of its subsidiaries in the ordinary course. F&M has agreed to:

     - use its best efforts to preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;

     - take no action which would harm or delay the ability of F&M or Citizens to obtain any necessary approvals, consents or waivers of any governmental authority required for the merger or to perform its covenants and agreements under the merger agreement on a timely basis; and

     - take no action that is reasonably likely to have a material adverse effect on F&M's business or on its ability to complete the merger.

     F&M has agreed that until the merger is completed, or unless Citizens consents in writing, F&M and its subsidiaries will not take certain specific actions, including the following:

     - other than in the ordinary course of business, make any loan or incur any indebtedness or become responsible for the obligations of any other person;

     - adjust, split, combine, reclassify or acquire any of its capital stock;

     - pay any dividends or other distributions except for, with certain limitations, regular quarterly cash dividends at a rate of $0.25 per share;

     - grant any stock appreciation rights or grant, sell or issue any right or option to acquire any shares of its capital stock;

     - issue any shares of its capital stock except due to the exercise of outstanding F&M options;

     - other than in the ordinary course of business, dispose of any of its properties, leases or assets, or release any indebtedness of any person;

     - make any capital expenditures over a specified amount and other than in the ordinary course of business;

     - increase the compensation or benefits of any employees or directors other than general increases in compensation in the ordinary course of business not in excess of a specified amount;

     - other than in the ordinary course of business in amounts not to exceed specified amounts, make any investment in any person, and make no acquisition of another business;

     - acquire securities of any type, other than specified securities, without giving Citizens an opportunity to consent in advance to their acquisition;

     - enter into, modify or terminate any material contract;

     - settle any material claim, action or proceeding involving any liability of, or restrictions on, F&M;

     - except in the ordinary course of business and in amounts less than a specified amount, waive or release any material right or collateral or cancel or compromise any extension of credit or other claim;

     - make, modify or purchase any loan or other extension of credit, or make any commitment to do so, unless made in the ordinary course of business and within specified amounts;

     - change its fiscal year or its method of accounting;

     - take any action that would impede the merger from qualifying for pooling of interests accounting treatment or as a tax-free reorganization;

     - enter into any new, or cease any existing, activities or lines of business;

     - amend its articles of incorporation or its bylaws; or

     - agree to take any action which would make any of the representations or warranties of F&M in the merger agreement incorrect or prevent F&M from performing or cause F&M not to perform its covenants under the merger agreement.

     Until the merger is completed, Citizens has agreed to generally conduct its business and the business of its subsidiaries in the ordinary course. In particular, Citizens has agreed to:

     - take no action outside of the ordinary course of business that would harm or delay the ability of F&M or Citizens to obtain any necessary approvals, consents or waivers of any governmental authority required for the merger or to perform its covenants and agreements on a timely basis;

     - take no action that is reasonably likely to have a material adverse effect on Citizens' business or on its ability to complete the merger;

     - enter into any agreement that would result in the acquisition of Citizens by, or the sale of all of its assets to, another entity without the prior written consent of F&M, subject to certain exceptions;

     - take no action that would impede the merger from qualifying for pooling of interests accounting treatment or as a tax-free reorganization.

OTHER ACQUISITION PROPOSALS

     F&M has agreed that it, its subsidiaries, its officers and its directors will not take actions which could facilitate a competing acquisition proposal. F&M has agreed to:

     - not initiate, solicit or encourage any inquiries or the making of any acquisition proposal;

     - not engage in any negotiations concerning, provide any confidential information to, or have any discussions with, any person relating to an acquisition proposal, or otherwise facilitate any effort or attempt to make an acquisition proposal;

     - immediately cease any existing activities or negotiations with any person with respect to any acquisition proposal and will enforce any confidentiality agreements to which it is a party; and

     - notify Citizens immediately if any such inquiries or proposals are received by F&M.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Citizens and F&M. Citizens and F&M are not obligated to complete the merger unless:

     - the merger agreement and the transactions contemplated by it are approved as required by the stockholders of F&M and Citizens;

     - all applicable statutory waiting periods have expired, and all the necessary approvals, consents or waivers by governmental authorities or other persons are received, without any specified conditions or requirements, and other legal requirements are met;

     - Citizens and F&M each receive a letter from their respective independent accountants to the effect that the merger will qualify for pooling of interests accounting treatment; and

     - no party to the merger agreement shall be subject to any court or agency action which enjoins or prohibits the merger, and no proceeding against Citizens or F&M or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the merger shall be pending.

     Citizens. In addition, Citizens is not obligated to complete the merger unless each of the following conditions is satisfied or waived before completion of the merger:

     - F&M's representations and warranties remain true and correct;

     - F&M shall have performed its covenants and agreements in the merger agreement;

     - Citizens shall have received a written opinion from counsel to F&M; and

     - Citizens shall have received a written opinion from its counsel that the merger will constitute a tax-free reorganization.

     F&M. F&M is not obligated to complete the merger unless each of the following conditions is satisfied or waived before completion of the merger:

     - Citizen's representations and warranties remain true and correct;

     - Citizens shall have performed each of its covenants and agreements in the merger agreement;

     - F&M shall have received a written opinion from counsel to Citizens; and

     - F&M shall have received a written opinion from its counsel that the merger will constitute a tax-free reorganization.

     No assurance can be provided as to if or when the requisite regulatory approvals necessary to consummate the merger will be obtained or whether all of the other conditions precedent to the merger will be satisfied or waived by the party permitted to do so.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

     General. We have agreed to use our best efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the merger. These include approvals of the Federal Reserve Board and the banking departments of Wisconsin, Iowa and Minnesota. Citizens has completed the filing of all application materials necessary to obtain these regulatory approvals. The merger cannot be completed without these regulatory approvals. We cannot assure that we will obtain the required regulatory approvals, or when they will be received, or whether there will be conditions in the approvals or any litigation challenging the approvals. We also cannot assure that the United States Department of Justice or any state attorney general will not attempt to challenge the merger on antitrust grounds, or what the outcome will be if such a challenge is made.

     We are not aware of any material governmental approvals or actions that are required prior to the merger other than those described below. We presently contemplate that we will seek any additional governmental approvals or actions that may be required; however, we cannot assure that we will successfully obtain any such additional approvals or actions.

     Federal Reserve Board. The merger is subject to approval by the Federal Reserve Board pursuant to Section 3 of the Bank Holding Company Act. Citizens has filed the required application and notification with the Federal Reserve Board for approval of the merger.

     The Federal Reserve Board is prohibited from approving any transaction that:

     - would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or

     - may have the effect in any section of the United States of substantially lessening competition, or tending to create a monopoly, or resulting in a restraint of trade,

unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     In addition, in reviewing a transaction, the Federal Reserve Board considers the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served. As part of, or in addition to, consideration of these factors, we expect that the Federal Reserve Board will consider our regulatory status, current and projected economic conditions in the Midwest and our overall capital and safety and soundness as compared with standards established by the Federal Deposit Insurance Corporation Improvement Act of 1991 and the regulations promulgated under it.

     In addition, under the Community Reinvestment Act of 1977, the Federal Reserve Board must take into account the record of performance of each of us in meeting the credit needs of our entire communities, including low and moderate income neighborhoods, served by each company. Each of Citizens' banking subsidiaries has an outstanding CRA rating with the appropriate federal regulator. Each of F&M's banking subsidiaries has a satisfactory or outstanding CRA rating with the appropriate federal regulator. None of Citizens' or F&M's banking subsidiaries received any negative comments from its respective federal regulator in its last CRA examination relating to CRA ratings which were material and remain unresolved.

     The Federal Reserve Board will give a copy of the application for approval of the merger to the FDIC and the banking departments of Wisconsin, Iowa and Minnesota. These agencies have 30 days to submit any views, recommendations or objections to the Federal Reserve Board. The Federal Reserve Board is required to hold a public hearing in the event it receives a written recommendation of disapproval of the application from any of these agencies within this 30-day period. Furthermore, federal law requires publication of notice of, and the opportunity for public comment on, the application submitted by Citizens for approval of the merger, and authorizes the Federal Reserve Board to hold a public hearing in connection with the application if it determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review by the Federal Reserve Board.

     In addition, under federal law, a period of 30 days must expire following approval by the Federal Reserve Board within which period the Department of Justice may file objections to the merger under the federal antitrust laws. The Federal Reserve Board and the Department of Justice may agree to reduce this waiting period to no less than 15 days. The Department of Justice could take any action permitted under the antitrust laws that it deems necessary or desirable in the public interest, including seeking to enjoin the merger unless divestiture of an acceptable number of branches to a competitively suitable purchaser could be made.

     If the Department of Justice were to commence an antitrust action, that action would stay the effectiveness of Federal Reserve Board approval of the merger unless a court specifically orders otherwise. In reviewing the merger, the Department of Justice could analyze the merger's effect on competition differently than the Federal Reserve Board, and thus it is possible that the Department of Justice could reach a different conclusion than the Federal Reserve Board regarding the merger's competitive effects. In particular, the Department of Justice may focus on the impact of the merger on competition for loans and other financial services to small and middle market businesses. Failure of the Department of Justice to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

     Citizens' right to exercise the stock option agreement is also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of options under the Stock Option Agreement would result in Citizens owning more than 5% of the outstanding shares of F&M common stock. In considering whether to approve Citizens' right to exercise its option, including its right to purchase more than 5% of the outstanding shares of F&M common stock, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the merger.

     State Regulatory Approvals. The merger is also subject to the approvals by the state banking departments of Wisconsin, Iowa and Minnesota. Citizens has filed the required applications with each of these state banking departments. Similar to the Federal Reserve Board, the factors that each of the state banking departments consider in determining whether to approve of the transaction include the financial and managerial resources of the applicant, undue concentration of resources or substantial lessening of competition, and the applicant's record under the Community Reinvestment Act.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of material United States federal income tax considerations in connection with the merger. This discussion merely summarizes principal United States federal income tax consequences of the merger and is not a complete analysis of all of the potential tax effects relevant to the merger. In this regard, this discussion does not deal with all federal income tax considerations that may be relevant to certain F&M stockholders in light of their particular circumstances, or to stockholders subject to special rules under United States federal income tax law, including dealers in securities, stockholders who do not hold their shares of F&M common stock as capital assets, foreign persons, tax-exempt entities, or persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code. Furthermore, it does not address F&M stockholders who acquired their shares in connection with stock options or stock purchase plans or in other compensatory transactions. It also does not address the tax consequences of the merger under foreign, state, or local tax laws.

     F&M STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM.

     F&M and Citizens intend for the merger to constitute a reorganization under
Section 368 of the Code. Neither F&M nor Citizens will request a ruling from the IRS with regard to any of the United States federal income tax consequences of the merger. This discussion of the tax consequences of the merger is based on and subject to certain assumptions and limitations as well as factual representations received from F&M and Citizens, as discussed below.

     Quarles & Brady LLP has given its opinion to F&M and Dykema Gossett PLLC has given its opinion to Citizens collectively to the effect that, assuming the merger is completed as provided in the merger agreement, subject to the assumptions, limitations, and qualifications described in this discussion, the material United States federal income tax consequences of the merger are as follows:

     - neither F&M nor Citizens will recognize gain or loss solely as a result of Citizens' issuance of Citizens common stock to the F&M stockholders in the merger;

     - F&M's stockholders will not recognize gain or loss upon their receipt in the merger of Citizens common stock in exchange for their shares of F&M common stock, except to the extent of cash received in lieu of a fractional share of Citizens common stock;

     - the aggregate tax basis of Citizens common stock received in the merger will be the same as the aggregate tax basis of the F&M common stock surrendered in exchange for the Citizens common stock, reduced by any amount of tax basis allocable to a fractional share interest in Citizens common stock for which cash is received;

     - the holding period of each share of Citizens common stock received by an F&M stockholder in the merger will include the period during which the F&M stockholder held his or her F&M common stock surrendered in exchange for the shares of Citizens common stock; and

     - cash payments in lieu of a fractional share should be treated as if a fractional share of Citizens common stock had been issued in the merger and then redeemed by Citizens, and capital gain or loss generally should be recognized by an F&M stockholder in respect of such a cash payment equal to the difference, if any, between the amount of cash received and the stockholder's allocable tax basis in the fractional share (which will be a pro rata portion of the stockholder's tax basis in the Citizens common stock received in the merger).

     Limitations on Tax Opinion and Discussion. As noted earlier, this discussion is subject to certain assumptions, relating to, among other things, the truth and accuracy of certain representations made by

F&M and Citizens, and the consummation of the merger in accordance with the terms of the merger agreement and applicable state law. The tax opinions will not bind the IRS and, therefore, the IRS is not precluded from asserting a contrary position. The tax opinions and this discussion are based on currently existing provisions of the Code, existing and proposed Treasury regulations, and current administrative rulings and court decisions. There can be no assurance that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of the tax opinions or of the statements and conclusions set forth in this discussion. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the merger.

ACCOUNTING TREATMENT

     We intend to account for the merger as a pooling of interests business combination. It is a condition to the completion of the merger that both Citizens and F&M each receive a letter from their respective independent accountants to the effect that pooling of interests accounting for the merger is appropriate under APB 16, if the merger is consummated in accordance with the merger agreement. Under the pooling of interests method of accounting, each of our historical recorded assets and liabilities will be carried forward to the combined company at their recorded amounts. In addition, the operating results of the combined company will include our operating results for the entire fiscal year in which the merger is completed and our historical reported operating results for prior periods will be combined and restated as the operating results of the combined company.

     The unaudited pro forma financial information contained in this joint proxy statement-prospectus has been prepared using the pooling of interests accounting method to account for the merger. See "Comparative Per Share Data", "Unaudited Pro Forma Combined Selected Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Statements."

TERMINATION OF THE MERGER AGREEMENT

     Termination by either Citizens or F&M. Citizens and F&M may terminate the merger agreement and abandon the merger by mutual consent. Either company may also terminate the merger agreement if:

     - any of the conditions to either company's obligations to consummate the merger become impossible to satisfy if the terminating party has used its best efforts and acted in good faith in attempting to satisfy all such conditions and if it is not at that time in material breach or default of the merger agreement;

     - any required approval of the stockholders of F&M or Citizens is not obtained;

     - any governmental authority denies approval for the merger and neither Citizens nor F&M files a petition seeking review of the denial within a specified time frame; or

     - the merger has not been completed prior to December 31, 1999, without fault on the part of the terminating company.

     Termination by Citizens. Citizens may also terminate the merger agreement if:

     - F&M materially breaches or defaults on any representation, warranty or obligation in the merger agreement and fails to timely cure the breach or default;

     - any representation or warranty of F&M about environmental matters (as defined in the merger agreement) is untrue, without respect to knowledge of F&M;

     - a party other than Citizens makes a public announcement regarding a proposal to acquire F&M and F&M's Board of Directors fails to publicly oppose the acquisition proposal within ten days of its announcement or modifies its recommended approval of the merger agreement and the merger to F&M's stockholders;

     - the information in any updated disclosure letter provided by F&M indicates that a material adverse effect on the financial or other condition of F&M has occurred or is reasonably likely to occur which either has not or cannot be cured within a specified period of time.

     Termination by F&M. F&M may also terminate the merger agreement if:

     - Citizens materially breaches or defaults on any representation, warranty or obligation in the merger agreement and fails to timely cure the breach or default; or

     - the information in any updated disclosure letter provided by Citizens indicates that a material adverse effect on the financial or other condition of Citizens has occurred or is reasonably likely to occur which either has not or cannot be cured within a specified period of time.

AMENDMENT AND WAIVER OF THE MERGER AGREEMENT

     We may amend the merger agreement before completion of the merger. However, after the F&M stockholders vote to approve the merger, no change may be made that would contravene Michigan or Wisconsin law. Also, before the completion of the merger, either company may waive any provision of the merger agreement if the provision benefits the waiving company.

STOCK OPTION AGREEMENT

     On April 18, 1999, F&M and Citizens executed a stock option agreement. The stock option agreement grants to Citizens the option to buy up to 3,097,908 shares of F&M common stock at an exercise price of $35.55 per share, payable in cash; provided, however, that in no event will the number of shares of F&M common stock for which the option is exercisable exceed 19.9% of the F&M common stock issued and outstanding without giving effect to the issuance of any F&M common stock pursuant to the stock option agreement. The $35.55 amount was the average closing price paid for F&M common stock in the 15 days preceding the execution of the stock option agreement. The number and type of shares and the exercise price per share may be adjusted for stock dividends, stock splits, recapitalizations and similar transactions. The stock option agreement is included as Exhibit 2.2 to each of F&M's and Citizens' Current Report on Form 8-K dated April 18, 1999, which are incorporated herein by reference. See "Where You Can Find More Information."

     The option is intended to increase the likelihood that the merger will be completed. Consequently, aspects of the stock option agreement may have the effect of discouraging persons who might now or at any time be interested in acquiring all of or a significant interest in F&M or its assets before completion of the merger.

     Citizens may exercise the option, in whole or in part, at any time prior to the termination of the option and following the occurrence of any of the following "purchase events":

     - the acquisition by any person other than Citizens of beneficial ownership of 20% or more of the then outstanding F&M common stock;

     - F&M, or any of its subsidiaries, without Citizen's consent, enters into an agreement to engage in an acquisition transaction, as defined in the stock option agreement, with any person other than Citizens, or F&M's Board of Directors recommends that the F&M stockholders approve or accept an acquisition transaction with any person other than Citizens;

     - F&M or any of its subsidiaries, without Citizens' consent, authorizes, recommends, proposes or publicly announces its intention to authorize, recommend or propose, to engage in an acquisition transaction with any person other than Citizens, or F&M's Board of Directors publicly withdraws or modifies, or publicly announces its intent to withdraw or modify, in any manner adverse to Citizens, its recommendation that the F&M stockholders approve the merger in anticipation of engaging in an acquisition transaction;

     - any person, other than Citizens or any subsidiary of Citizens or any subsidiary of F&M acting in a fiduciary capacity, acquires beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of F&M common stock;

     - any person other than Citizens makes a proposal to F&M or its stockholders, that becomes publicly known, to engage in an acquisition transaction, such an offer being referred to as a "tender offer" or an "exchange offer;"

     - after a proposal is made by a third party to F&M or its stockholders to engage in an acquisition transaction, F&M breaches any covenant or obligation in the merger agreement and the breach would entitle Citizens to terminate the merger agreement and is not cured prior to the date that Citizens exercises the option; or

     - any person other than Citizens, without Citizens' consent, files an application or notice with any governmental authority for approval to engage in an acquisition transaction.

     If one of these purchase events occurs prior to an event which terminates the option (which are described below), F&M will, at Citizens' request, promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to the option. Citizens shall have the right to demand two of these registrations. These registration rights are subject to certain limitations contained in the stock option agreement.

     The option terminates upon the earliest to occur of:

     - the time immediately prior to the time at which the merger is completed;

     - 12 months after the first occurrence of an event that would allow Citizens to exercise the option;

     - 18 months after the termination of the merger agreement following the occurrence of an event that would allow Citizens to exercise the option, other than the acquisition by any person other than Citizens or any of its subsidiaries of beneficial ownership of 20% or more of the then outstanding F&M common stock;

     - termination of the merger agreement in accordance with its terms prior to the occurrence of an event that would allow Citizens to exercise the option other than a termination of the merger agreement by Citizens due to a volitional material breach or default by F&M of any representation or warranty or in the observance of its covenants and agreements in the merger agreement which F&M does not timely cure; or

     - 12 months after the termination of the merger agreement by Citizens due to a volitional material breach or default by F&M of any representation or warranty or in the observance of its covenants and agreements in the merger agreement which F&M does not timely cure.

     If a purchase event occurs prior to an event which terminates the option,

     - at Citizens' request, F&M will repurchase the option from Citizens at a price equal to the amount by which (1) the "market/offer price," as defined below, exceeds (2) the option price, multiplied by the number of shares for which the option may then be exercised, and

     - at the request of the owner of option shares, F&M will repurchase the number of option shares designated by their owner at a price equal to the market/offer price multiplied by the number of option shares designated.

     The term "market/offer price" means the highest of:

     - the price per share of F&M common stock at which a tender offer or exchange offer for F&M common shares has been made;

     - the price per share of F&M common stock paid or to be paid by any third party under an agreement with F&M;

     - the highest last sale price for shares of F&M common stock within the 180-day period ending on the date of an option repurchase request or an option share repurchase request; or

     - in the event of a sale of all or substantially all of F&M's assets, the sum of the price paid for these assets and the current market value of the remaining assets of F&M as determined by a nationally-recognized independent investment banking firm selected by Citizens or the owner of the option shares, as the case may be, divided by the number of shares of common stock of F&M outstanding at the time of the sale.

     If prior to an event which terminates the option, F&M enters into any of the following agreements, then, the agreement governing the transaction must provide that the option shall be converted into, or exchanged for, a substitute of the acquiring corporation:

     - an agreement to consolidate or merge with any person, other than Citizens, in which Citizens will not be the continuing or surviving corporation,

     - an agreement to permit any person, other than Citizens, to merge into F&M and F&M will be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of F&M common stock will be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of F&M common stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or

     - an agreement to sell or otherwise transfer all or substantially all of its or any of its material subsidiaries' assets to any person, other than Citizens.

     For purposes of the prior paragraph, the "acquiring corporation" is defined as:

     - the continuing or surviving corporation of a consolidation or merger with F&M, if other than F&M;

     - F&M in a merger in which F&M is the continuing or surviving person; and

     - the transferee of all or any substantial part of F&M's assets or the assets of any of F&M's material subsidiaries.

     The substitute option will be exercisable for the number of shares of common stock of the acquiring corporation or, at Citizens' election, the person that controls the acquiring corporation, equal to the market/offer price multiplied by the number of shares of F&M common stock for which the original option was exercisable, divided by the "average price," as set forth in the stock option agreement. The exercise price per share of the substitute option will be the original option price multiplied by a fraction in which the numerator is the number of shares of F&M common stock for which the original option was exercisable and the denominator is the number of shares for which the substitute option is exercisable. The substitute option shall otherwise have the same terms as the original option, to the extent possible.

     Neither F&M nor Citizens may assign any of its rights or delegate any of its obligations under the stock option agreement or the option to any other person without the consent of the other party, except that Citizens may assign the stock option agreement to one of its subsidiaries and Citizens may assign its rights under the stock option agreement after the occurrence of a purchase event other than the acquisition by any person other than Citizens of beneficial ownership of 20% or more of the then outstanding F&M common stock. However, until the Federal Reserve Board has approved an application by Citizens to acquire the shares of F&M common stock subject to the option, Citizens may not assign its rights under the option, other than to one of its subsidiaries, except in:

     - a widely dispersed public distribution;

     - a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of F&M;

     - an assignment to a single party for the purpose of conducting a widely dispersed public distribution on Citizens' behalf; or

     - any other manner approved by the Federal Reserve Board.

     The rights and obligations of Citizens and F&M under the stock option agreement are subject to receipt of certain regulatory approvals and both parties have agreed to use their reasonable efforts to obtain these approvals. These include making application, if necessary, for listing of the shares of F&M common stock issuable under the stock option agreement on any exchange or quotation system and applying to the Federal Reserve Board and to state and foreign banking authorities for approval to acquire the shares issuable under the stock option agreement.

NASDAQ LISTING

     Citizens has agreed to file a listing application with the Nasdaq National Market covering the Citizens common stock that it will issue to complete the merger. It is a condition to the merger that these shares of Citizens common stock be authorized for listing on the Nasdaq National Market effective upon official notice of issuance.

EXPENSES

     Citizens and F&M will each pay its own expenses in connection with the merger. However, Citizens and F&M will divide equally all fees and expenses, other than accountants, attorneys and filing fees, incurred in connection with the printing and filing of this joint proxy statement-prospectus.

DIVIDENDS

     We will coordinate the payment of dividends on Citizens and F&M common stock so that our stockholders will not receive two dividends or fail to receive any dividend for any quarter in which they would otherwise receive a dividend in the absence of the merger.

RESTRICTIONS ON SALES BY AFFILIATES

     The shares of Citizens common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Citizens common stock issued to any person who is deemed to be an affiliate of either of us at the time of either of our special stockholder meetings. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either of us and may include some of our officers and directors, as well as our principal stockholders. We have notified these people of their affiliate status. Affiliates may not sell their shares of Citizens common stock acquired in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - another applicable exemption under the Securities Act.

Citizens' registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, does not cover the resale of shares of Citizens common stock to be received by affiliates in the merger.

     In addition to the transfer restrictions of Rule 145, SEC guidelines regarding qualifying for the pooling of interests method of accounting limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. SEC guidelines indicate that affiliates of the acquiring or acquired company must not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

     We have both agreed to use our best efforts to cause each person who is an affiliate of either of us to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and preserve the ability to treat the merger as a pooling of interests.

     Citizens has agreed to use its best efforts to publish not later than 90 days after the end of the first month after the merger is completed in which there are at least 30 days of post-merger combined operations, combined sales and net income figures.

NO APPRAISAL RIGHTS

     Under Michigan law, holders of Citizens common stock will have no appraisal rights in connection with the issuance of shares of Citizens common stock in connection with the merger or the merger agreement and the related transactions.

     Under Wisconsin law, holders of F&M common stock will have no appraisal rights in connection with the approval of the merger agreement or the related transactions.

                        OPERATIONS FOLLOWING THE MERGER

     Citizens anticipates that it will incur one-time pre-tax charges of approximately $25 million to $35 million for merger transaction costs and other special charges in connection with the merger. Merger transaction costs, expected to range between $6 million and $8 million, would consist primarily of investment banking, legal and accounting fees. Other special charges would include:

     - severance payments associated with the consolidation or elimination of various functions;

     - facilities costs estimated to be incurred as a result of closing certain branches;

     - systems and operations costs, consisting primarily of equipment and software write-offs; and

     - other charges, including the write-down or write-off of various tangible and intangible assets acquired.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the F&M Board of Directors, F&M stockholders should be aware that certain officers and directors of F&M have interests in the merger which are different from, or in addition to yours. The F&M Board of Directors was aware of these potential conflicts and considered them.

EMPLOYMENT AND OTHER AGREEMENTS

     F&M entered into an employment agreement with John W. Johnson, pursuant to which Mr. Johnson serves as President and Chief Executive Officer. The employment agreement has a three year term, unless earlier terminated voluntarily by Mr. Johnson or upon the occurrence of certain events by F&M. Under the employment agreement, F&M pays Mr. Johnson a base salary, subject to adjustment consistent with adjustments received by other employees of F&M and the duties of Mr. Johnson. The employment agreement also provides that Mr. Johnson is eligible to participate in F&M's option plan, bonuses and other incentive plans of F&M established for F&M's President and CEO.

     F&M also entered into an employment agreement with Daniel E. Voet, pursuant to which Mr. Voet serves as Treasurer and Chief Financial Officer. The employment agreement has a three year term, unless earlier terminated voluntarily by Mr. Voet or upon the occurrence of certain events by F&M. Under the employment agreement, F&M pays Mr. Voet a base salary, subject to adjustment consistent with adjustments received by other employees of F&M and the duties of Mr. Voet. The employment agreement also provides that Mr. Voet is eligible to participate in F&M's option plan, bonuses and other incentive plans of F&M established for F&M's Chief Financial Officer and Treasurer.

     Each of these employment agreements provides that if there is a change in control of F&M and during the twelve month period following the transaction either the officer's employment is terminated without cause; or the officer resigns from his employment following a material change in his function, duties, responsibilities or compensation, or if his position is eliminated and he is not offered a position with substantially equivalent or greater functions, duties, responsibilities or compensation, or if he is required to work at a location outside the State of Wisconsin, then the officer is entitled to receive a severance payment. The proposed merger will result in a change in control as defined in these employment agreements. Therefore, if within twelve months after the merger's effective date Mr. Johnson is terminated without cause or resigns in connection with one of the events described above, he will be entitled to a severance payment of $467,527. Similarly, if within twelve months after the merger's effective date Mr. Voet is terminated without cause or resigns in connection with one of the events described above, he will be entitled to a severance payment of $191,596. In addition to the severance payment, each officer would also be entitled to continue receiving, for two years following termination, medical, life and disability insurance benefits, and vested benefits otherwise payable to him in the F&M plan or agreement related to retirement or deferred compensation benefits, if any.

     Citizens has also agreed to honor F&M's other existing employment agreements with non-executive officers, and F&M's standard severance benefit arrangements.

F&M OPTIONS

     In the merger, Citizens will assume all outstanding options granted under F&M's stock option plans for employees and directors of F&M. Each stock option outstanding and unexercised immediately prior to the effective date of the merger will be converted automatically into an option to purchase shares of Citizens common stock as described under "The Merger -- Treatment of Options."

     The following table shows, for the executive officers and directors of F&M,
(1) the number of F&M shares of common stock subject to options held by these persons, and (2) the number of shares of Citizens common stock subject to options into which the F&M options will be converted.

                                                              NUMBER OF         NUMBER OF
                     OPTION HOLDER                          OPTION SHARES    CITIZENS SHARES
                     -------------                          -------------    ---------------
Otto L. Cox.............................................        3,993              5,203
Ronald E. Fenton........................................        1,331              1,734
Paul J. Hernke..........................................        3,993              5,203
Gail E. Janssen.........................................        4,631              6,034
John W. Johnson.........................................        7,784             10,142
Douglas A. Martin.......................................        6,478              8,441
Robert C. Safford.......................................        6,655              8,671
Glenn L. Schilling......................................        5,324              6,937
Joseph E. Walsh.........................................        6,655              8,671
Thomas M. Beyer.........................................          250                326
Donna R. Habert.........................................        3,633              4,734
Janet M. Lakso..........................................        4,178              5,444
Bart Salazar............................................        4,843              6,310
Linda K. Seefeldt.......................................        4,843              6,310
Peter H. Smaby..........................................        4,843              6,310
Darlene M. Vanden Boogart...............................        4,843              6,310
Daniel E. Voet..........................................        5,593              7,288

DIRECTORS' AND OFFICERS' INDEMNIFICATION

     Citizens has agreed to indemnify, for a period of six years beginning on the date the merger is effective, the present and former directors and officers of F&M and its subsidiaries against any losses related to any claim arising out of matters occurring at or prior to the date the merger is completed, on the same terms as they would have been entitled to under Wisconsin law and under F&M's articles of incorporation and bylaws in effect on April 18, 1999, and Citizens has also agreed to advance expenses as incurred to the extent permitted under Wisconsin law and F&M's articles of incorporation and bylaws. Citizens has also committed to maintaining in effect F&M's current pre-paid directors' and officers' liability insurance policy until August 1, 2001, unless the companies agree to substitute an alternative policy.

NEW DIRECTORS

     Citizens has agreed to appoint Ronald E. Fenton, Gail E. Janssen and Robert
C. Safford, as designated by the F&M Board of Directors, to fill three newly created positions on the Citizens Board of Directors. Citizens has also agreed to add one individual designated by the F&M Board of Directors and acceptable to Citizens as a rotating member of the Executive Committee of the Board of Directors of Citizens. See "The Merger -- Directors and Officers."

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined balance sheet as of June 30, 1999, and the pro forma condensed combined statements of income for the six-month periods ended June 30, 1999 and 1998, and for each year in the three year period ended December 31, 1998, give effect to the merger, accounted for as a pooling of interests. This pro forma information is based on the historical consolidated financial statements of Citizens and F&M and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheets assume the merger was consummated on June 30, 1999. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger occurred at the beginning of each period covered by such statements of income. Pro forma per share amounts are based on the conversion rate of 1.303 shares of Citizens common stock for each share of F&M common stock.

     The unaudited pro forma condensed combined financial statements do not reflect one-time charges for merger transaction costs and other special charges expected to be incurred by Citizens and F&M, or the anticipated cost savings. As a result, the pro forma combined financial condition and results of operations of Citizens as of and after the effective time of the merger may not be indicative of the results that actually would have occurred if the merger had been in effect during the periods presented or which may be attained in the future.

     This pro forma information should be read in conjunction with the historical consolidated financial statements of Citizens and F&M, including the respective notes to those financial statements, which are incorporated by reference in this joint proxy statement-prospectus, and in conjunction with the consolidated historical financial statement and pro forma financial data, including the notes, appearing elsewhere in this joint proxy statement-prospectus. See "Where You Can Find More Information."

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                              AS OF JUNE 30, 1999
                                 (IN THOUSANDS)

                                                    CITIZENS        F&M         PRO FORMA     PRO FORMA
                                                   HISTORICAL    HISTORICAL    ADJUSTMENTS     COMBINED
                                                   ----------    ----------    -----------    ---------
ASSETS
Cash and due from banks........................    $  170,194    $   69,645     $      --     $  239,839
Money market investment........................         9,933        23,548                       33,481
Investment securities held to maturity.........            --       178,984                      178,984
Investment securities available-for-sale.......       767,386       376,017                    1,143,403
Loans..........................................     3,654,412     1,862,809                    5,517,221
Less: Allowance for loan losses................       (46,551)      (24,518)                     (71,069)
                                                   ----------    ----------     ---------     ----------
     Net loans.................................     3,607,861     1,838,291            --      5,446,152
Premises and equipment.........................        81,216        53,469                      134,685
Cost in excess of net assets acquired and
  premium on core deposits, net................        51,698        11,268                       62,966
Other assets...................................        69,704        41,617                      111,321
                                                   ----------    ----------     ---------     ----------
     TOTAL ASSETS..............................    $4,757,992    $2,592,839     $      --     $7,350,831
                                                   ==========    ==========     =========     ==========
LIABILITIES
Noninterest-bearing deposits...................    $  633,322    $  275,665     $      --     $  908,987
Interest-bearing deposits......................     3,068,571     1,803,853                    4,872,424
                                                   ----------    ----------     ---------     ----------
     Total deposits............................     3,701,893     2,079,518            --      5,781,411
Short-term borrowings..........................       449,489       141,210                      590,699
Other liabilities..............................        52,737        21,772                       74,509
Long-term debt.................................       142,814        95,404                      238,218
                                                   ----------    ----------     ---------     ----------
     Total Liabilities.........................     4,346,933     2,337,904            --      6,684,837
STOCKHOLDERS' EQUITY
Preferred stock................................            --            --            --             --
Common stock...................................        78,294        15,109       (15,109)       238,582
                                                                                  160,288
Capital surplus................................            --       145,179      (145,179)            --
Retained earnings..............................       336,607        95,013                      431,620
Accumulated other comprehensive income.........        (3,842)         (366)                      (4,208)
                                                   ----------    ----------     ---------     ----------
     Total Stockholders' Equity................       411,059       254,935            --        665,994
                                                   ----------    ----------     ---------     ----------
     TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY..................................    $4,757,992    $2,592,839     $      --     $7,350,831
                                                   ==========    ==========     =========     ==========

   See notes to unaudited pro forma condensed combined financial statements.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1999
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              CITIZENS        F&M        PRO FORMA
                                                             HISTORICAL    HISTORICAL     COMBINED
                                                             ----------    ----------    ---------
INTEREST INCOME
  Interest and fees on loans.............................    $  145,820    $   77,584    $  223,404
  Interest and dividends on investment securities........        18,199        15,927        34,126
  Money market investments...............................           893         1,103         1,996
                                                             ----------    ----------    ----------
          Total interest income..........................       164,912        94,614       259,526
                                                             ----------    ----------    ----------
INTEREST EXPENSE
  Deposits...............................................        59,043        38,019        97,062
  Short-term borrowings..................................         3,062         2,536         5,381
  Long-term debt.........................................         3,567         2,526         6,310
                                                             ----------    ----------    ----------
          Total interest expense.........................        65,672        43,081       108,753
                                                             ----------    ----------    ----------
  NET INTEREST INCOME....................................        99,240        51,533       150,773
  Provision for loan losses..............................         7,700         1,183         8,883
                                                             ----------    ----------    ----------
     Net interest income after provision for loan
       losses............................................        91,540        50,350       141,890
  NONINTEREST INCOME.....................................        37,576         9,133        46,709
  NONINTEREST EXPENSE....................................        86,505        32,382       118,887
                                                             ----------    ----------    ----------
  Income before income taxes.............................        42,611        27,101        69,712
  Income taxes...........................................        13,122         8,792        21,914
                                                             ----------    ----------    ----------
  NET INCOME.............................................    $   29,489    $   18,309    $   47,798
                                                             ==========    ==========    ==========
PER COMMON SHARE DATA:
  NET INCOME:
     Basic...............................................    $     1.06    $     1.14    $     0.98
     Diluted.............................................    $     1.05    $     1.14    $     0.97
  AVERAGE COMMON SHARES:
     Basic...............................................    27,692,685    16,091,315    48,659,668
     Diluted.............................................    28,185,953    16,123,880    49,195,369

   See notes to unaudited pro forma condensed combined financial statements.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1998
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              CITIZENS        F&M        PRO FORMA
                                                             HISTORICAL    HISTORICAL     COMBINED
                                                             ----------    ----------    ---------
INTEREST INCOME
  Interest and fees on loans.............................    $  151,140    $   74,006    $  225,146
  Interest and dividends on investment securities........        18,146        15,571        33,717
  Money market investments...............................         1,391         1,180         2,571
                                                             ----------    ----------    ----------
          Total interest income..........................       170,677        90,757       261,434
                                                             ----------    ----------    ----------
INTEREST EXPENSE
  Deposits...............................................        65,200        39,706       104,906
  Short-term borrowings..................................         3,057         2,158         5,215
  Long-term debt.........................................         4,182         2,228         6,410
                                                             ----------    ----------    ----------
          Total interest expense.........................        72,439        44,092       116,531
                                                             ----------    ----------    ----------
  NET INTEREST INCOME....................................        98,238        46,665       114,903
  Provision for loan losses..............................         7,020         1,456         8,476
                                                             ----------    ----------    ----------
     Net interest income after provision for loan
       losses............................................        91,218        45,209       136,427
  NONINTEREST INCOME.....................................        26,958         7,793        34,751
  NONINTEREST EXPENSE....................................        78,891        29,944       108,835
                                                             ----------    ----------    ----------
  Income before income taxes.............................        39,285        23,058        62,343
  Income taxes...........................................        12,080         7,015        19,095
                                                             ----------    ----------    ----------
  NET INCOME.............................................    $   27,205    $   16,043    $   43,248
                                                             ==========    ==========    ==========
PER COMMON SHARE DATA:
  NET INCOME:
     Basic...............................................    $     0.97    $     1.03    $     0.89
     Diluted.............................................    $     0.95    $     1.03    $     0.88
  AVERAGE COMMON SHARES:
     Basic...............................................    28,124,468    15,591,270    48,439,893
     Diluted.............................................    28,772,876    15,632,871    49,142,507

   See notes to unaudited pro forma condensed combined financial statements.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1998
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              CITIZENS        F&M        PRO FORMA
                                                             HISTORICAL    HISTORICAL     COMBINED
                                                             ----------    ----------    ---------
INTEREST INCOME
Interest and fees on loans...............................    $  301,138    $  149,032    $  450,170
Interest and dividends on investment securities..........        36,086        30,282        66,368
Money market investments.................................         2,656         3,113         5,769
                                                             ----------    ----------    ----------
  Total interest income..................................       339,880       182,427       522,307
                                                             ----------    ----------    ----------
INTEREST EXPENSE
Deposits.................................................       127,966        78,642       206,608
Short-term borrowings....................................         6,004         3,802         9,806
Long-term debt...........................................         8,064         4,795        12,859
                                                             ----------    ----------    ----------
  Total interest expense.................................       142,034        87,239       229,273
                                                             ----------    ----------    ----------
NET INTEREST INCOME......................................       197,846        95,188       293,034
Provision for loan losses................................        14,090         2,438        16,528
                                                             ----------    ----------    ----------
  Net interest income after provision for loan losses....       183,756        92,750       276,506
NONINTEREST INCOME.......................................        56,252        16,824        73,076
NONINTEREST EXPENSE......................................       158,291        61,726       220,017
                                                             ----------    ----------    ----------
Income before income taxes...............................        81,717        47,848       129,565
Income taxes.............................................        24,932        14,351        39,283
                                                             ----------    ----------    ----------
NET INCOME...............................................    $   56,785    $   33,497    $   90,282
                                                             ==========    ==========    ==========
PER COMMON SHARE DATA:
  NET INCOME:
     Basic...............................................    $     2.02    $     2.15    $     1.86
     Diluted.............................................    $     1.98    $     2.15    $     1.84
  AVERAGE COMMON SHARES:
     Basic...............................................    28,127,647    15,578,621    48,426,590
     Diluted.............................................    28,742,615    15,611,584    49,084,509

      See notes to unaudited pro forma condensed combined financial statements.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             CITIZENS        F&M        PRO FORMA
                                                            HISTORICAL    HISTORICAL     COMBINED
                                                            ----------    ----------    ---------
INTEREST INCOME
Interest and fees on loans................................  $  294,258    $  132,070    $  426,328
Interest and dividends on investment securities...........      40,532        28,753        69,285
Money market investments..................................       1,073         2,022         3,095
                                                            ----------    ----------    ----------
  Total interest income...................................     335,863       161,845       498,708
                                                            ----------    ----------    ----------
INTEREST EXPENSE
Deposits..................................................     129,267        72,155       201,422
Short-term borrowings.....................................       8,689         4,534        13,223
Long-term debt............................................       6,059         3,147         9,206
                                                            ----------    ----------    ----------
  Total interest expense..................................     144,015        79,836       223,851
                                                            ----------    ----------    ----------
NET INTEREST INCOME.......................................     191,848        83,009       274,857
Provision for loan losses.................................      15,332         5,179        20,511
                                                            ----------    ----------    ----------
  Net interest income after provision for loan losses.....     176,516        77,830       254,346
NONINTEREST INCOME........................................      46,694        12,780        59,474
NONINTEREST EXPENSE.......................................     177,161        56,571       233,732
                                                            ----------    ----------    ----------
Income before income taxes................................      46,049        34,039        80,088
Income taxes..............................................      14,541        10,656        25,197
                                                            ----------    ----------    ----------
NET INCOME................................................  $   31,508    $   23,383    $   54,891
                                                            ==========    ==========    ==========
PER COMMON SHARE DATA:
  NET INCOME:
     Basic................................................  $     1.13    $     1.59    $     1.17
     Diluted..............................................  $     1.11    $     1.58    $     1.15
  AVERAGE COMMON SHARES:
     Basic................................................  27,878,990    14,707,409    47,042,744
     Diluted..............................................  28,419,676    14,760,237    47,652,265

   See notes to unaudited pro forma condensed combined financial statements.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              CITIZENS        F&M        PRO FORMA
                                                             HISTORICAL    HISTORICAL     COMBINED
                                                             ----------    ----------    ---------
INTEREST INCOME
Interest and fees on loans...............................    $  265,139    $  108,778    $  373,917
Interest and dividends on investment securities..........        43,431        27,641        71,072
Money market investments.................................         3,766         1,942         5,708
                                                             ----------    ----------    ----------
  Total interest income..................................       312,336       138,361       450,697
                                                             ----------    ----------    ----------
INTEREST EXPENSE
Deposits.................................................       119,185        62,389       181,574
Short-term borrowings....................................         7,959         2,966        10,925
Long-term debt...........................................         6,547         1,338         7,885
                                                             ----------    ----------    ----------
  Total interest expense.................................       133,691        66,693       200,384
                                                             ----------    ----------    ----------
NET INTEREST INCOME......................................       178,645        71,668       250,313
Provision for loan losses................................        12,126         3,599        15,725
                                                             ----------    ----------    ----------
  Net interest income after provision for loan losses....       166,519        68,069       234,588
NONINTEREST INCOME.......................................        48,004        10,199        58,203
NONINTEREST EXPENSE......................................       155,056        46,404       201,460
                                                             ----------    ----------    ----------
Income before income taxes...............................        59,467        31,864        91,331
Income taxes.............................................        17,042         9,685        26,727
                                                             ----------    ----------    ----------
NET INCOME...............................................    $   42,425    $   22,179    $   64,604
                                                             ==========    ==========    ==========
PER COMMON SHARE DATA:
  NET INCOME:
     Basic...............................................    $     1.52    $     1.61    $     1.41
     Diluted.............................................    $     1.50    $     1.61    $     1.40
  AVERAGE COMMON SHARES:
     Basic...............................................    27,844,341    13,766,973    45,782,707
     Diluted.............................................    28,258,591    13,799,981    46,239,966

      See notes to unaudited pro forma condensed combined financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

     Note 1 Pro Forma Adjustments -- Pro forma adjustments to common shares and capital surplus at June 30, 1999 reflect the combination of Citizens and F&M, accounted for as a pooling of interests, through the exchange of 20,982,384 Citizens common shares for all 16,103,134 outstanding shares of F&M common stock at an exchange ratio of 1.303 Citizens common shares for each share of F&M common stock. Under generally accepted accounting principles, the assets and liabilities of F&M will be combined with those of Citizens at book values. In addition, the statements of income of F&M will be combined with the statements of income of Citizens on a retroactive basis to January 1, 1996.

     Note 2 Special Charge -- The unaudited pro forma condensed combined financial statements do not reflect one-time charges of approximately $25 million to $35 million for merger transaction costs and other special charges. Merger transaction costs, expected to range between $6 million and $8 million, consist primarily of investment banking, legal and accounting fees. Other special charges include severance payments associated primarily with the consolidation or elimination of various functions and branches; facilities costs estimated to be incurred as a result of closing certain branches; systems and operations costs, consisting primarily of equipment and software write-offs; and other charges, including write-down or write-off of various tangible and intangible assets acquired. The pro forma financial data do not give effect to the anticipated cost savings in connection with the merger from the consolidation of operations and improved efficiencies of Citizens and F&M.

                           REGULATION AND SUPERVISION

     The following discussion describes certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to us. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to us or our respective subsidiaries may have a material effect on our respective businesses. The framework described in this section will also generally be applicable to Citizens following the merger.

GENERAL

     As a bank holding company, each of us is subject to regulation under the Bank Holding Company Act and to inspection, examination and supervision by the Board of Governors of the Federal Reserve System. Under the Bank Holding Company Act, bank holding companies generally may not acquire the ownership or control of more than 5% of the voting shares or substantially all the assets of any company, including a bank, without the Federal Reserve Board's prior approval. In addition, bank holding companies generally may engage, directly or indirectly, only in banking and such other activities as are determined by the Federal Reserve Board to be closely related to banking.

     Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act limit borrowings by each of us and our nonbank subsidiaries from our affiliate banks, and also limit various other transactions between each of us and our nonbank subsidiaries, on the one hand, and our affiliate banks, on the other hand. For example, Section 23A of the Federal Reserve Act limits to no more than 10% of its total capital the aggregate outstanding amount of any bank's loans and other "covered transactions" with any particular nonbank affiliate, and limits to no more than 20% of its total capital the aggregate outstanding amount of any bank's covered transactions with all of its nonbank affiliates. Section 23A of the Federal Reserve Act also generally requires that a bank's loans to its nonbank affiliates be secured, and Section 23B of the Federal Reserve Act generally requires that a bank's transactions with its nonbank affiliates be on arm's length terms.

     Each of our state-chartered banking subsidiaries are subject to regulation primarily by their respective state banking departments and by the Federal Reserve Board. Citizens' Illinois banking subsidiary is chartered under federal law; its primary regulator is the Comptroller of the Currency. We and our respective subsidiaries also are affected by the fiscal and monetary policies of the federal government and the Federal Reserve Board, and by various other governmental requirements and regulations.

LIABILITY FOR BANK SUBSIDIARIES

     Under current Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to maintain resources adequate to support each of its subsidiary banks. This support may be required at times when the bank holding company may not have the resources to provide it. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

     Any depository institution insured by the FDIC can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (1) the default of a commonly controlled FDIC-insured depository institution or (2) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. All of our banks are FDIC-insured depositary institutions. Also, if a default occurred with respect to a bank, any capital loans to the bank from its parent holding company would be subordinate in right of payment to payment of the bank's depositors and certain of its other obligations.

CAPITAL REQUIREMENTS

     Each of us is subject to risk-based capital requirements and guidelines imposed by the Federal Reserve Board that are substantially similar to the capital requirements and guidelines imposed by the FDIC and the respective state banking departments on the depository institutions within their respective jurisdictions. For this purpose, a depository institution's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of credit risk that is ascribed to such assets or commitments. In addition, risk weighted assets are adjusted for low-level recourse and market risk equivalent assets. A depository institution's or holding company's capital, in turn, is divided into three tiers:

     - Tier 1 or "core" capital, which includes common equity, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock and related surplus (excluding auction rate issues) and a limited amount of cumulative perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets and certain other assets;

     - Tier 2 or "supplementary" capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions; and

     - Tier 3 or "market risk" capital, which includes qualifying unsecured subordinated debt.

     Each of us, like other bank holding companies, is required to maintain Tier 1 and "total capital" (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8% of its total risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit), respectively. At June 30, 1999, each of us met both requirements, with Tier 1 and total capital equal to 9.67% and 10.91% (in the case of Citizens) and 11.94% and 13.14% (in the case of F&M) of its total risk-weighted assets, respectively.

     The Federal Reserve Board and the FDIC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under the new market risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

     The Federal Reserve Board also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted total assets) of 3% if the holding company has the highest regulatory rating and meets certain other requirements, or of 3% plus an additional cushion of at least 100 to 200 basis points if the holding company does not meet these requirements. At June 30, 1999, Citizen's leverage ratio was 8.10% and F&M's leverage ratio was 9.53%.

     The Federal Reserve Board may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier 1 capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

     Each of our respective depository institutions were in compliance with all applicable capital requirements. Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described under "-- Federal Deposit Insurance Corporation Improvement Act."

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT

     The FDICIA, among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires federal bank regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements, based on these categories. The FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Unless a bank is "well-capitalized," it is subject to restrictions on its ability to offer brokered deposits and on certain other aspects of its operations. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee the bank's compliance with the plan up to the lesser of 5% of the bank's assets at the time it became undercapitalized and the amount needed to comply with the plan.

     As of June 30, 1999, each of our respective bank subsidiaries was "well capitalized," based on the "prompt corrective action" ratios and guidelines described above. It should be noted, however, that a bank's capital category is determined solely for the purpose of applying the FDIC's "prompt corrective action" regulations and that the capital category may not constitute an accurate representation of a bank's overall financial condition or prospects.

DIVIDEND RESTRICTIONS

     Each of us is a corporation separate and distinct from our respective banks. Various federal and state statutory provisions limit the amount of dividends our respective banks can pay to us without regulatory approval. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies. In the policy statement, the Federal Reserve Board expressed its view that a bank holding company should not pay cash dividends exceeding its net income or which could only be funded in ways that weakened the bank holding company's financial health, such as by borrowing. Additionally, the Federal Reserve Board possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability, in appropriate cases, to proscribe the payment of dividends by banks and bank holding companies. The "prompt corrective action" provisions of the FDICIA impose further restrictions on the payment of dividends by insured banks which fail to meet specified capital levels. The Federal Reserve Board has issued a policy statement providing that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

     The Federal Deposit Insurance Act generally prohibits a depository institution from making any capital distribution (including a payment of a dividend) or paying any management fees to its holding company if the depository institution would thereafter be undercapitalized. The FDIC may prevent an insured bank from paying dividends if the bank is in default of payment of an assessment due to the FDIC. In addition, payment of dividends by an insured bank may be prevented by the applicable federal regulatory authority if the payment is determined, by reason of the financial condition of the bank, to be an unsafe and unsound banking practice.

DEPOSIT INSURANCE ASSESSMENTS

     The deposits of each of our respective banks are insured up to regulatory limits by the FDIC and, accordingly, are subject to deposit insurance assessments to maintain the bank Insurance Fund administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (1) the bank's capitalization and
(2) supervisory evaluations provided to the FDIC by the institution's primary federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.

     Effective January 1, 1999, the annual insurance premiums on bank deposits insured by the Bank Insurance Fund and the Savings Association Insurance Fund vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories.

DEPOSITOR PREFERENCE STATUTE

     Federal legislation has been enacted providing that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against the institution, including federal funds and letters of credit, in the "liquidation or other resolution" of the institution by any receiver.

BROKERED DEPOSITS

     Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it is well capitalized, or is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well capitalized from paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or, unless it provides certain notice to affected depositors, offering "pass through" deposit insurance on certain employee benefit plan accounts.

INTERSTATE BANKING AND BRANCHING

     Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, subject to certain concentration limits and other requirements:

          - bank holding companies such as us are permitted to acquire banks and bank holding companies located in any state;

          - any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans and receive loan payments as an agent for any other bank subsidiary of that holding company; and

          - banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states, and establishing de novo branches in other states; provided that, in the case of any purchase or opening of individual branches, the host state has adopted legislation "opting in" to those provisions of the Riegle-Neal Act; and provided that, in the case of a merger with a bank located in another state, the host state has not adopted legislation "opting out" of that provision of the Riegle-Neal Act.

     After the merger, Citizens may use the Riegle-Neal Act to acquire banks in additional states.

                     DESCRIPTION OF CITIZENS CAPITAL STOCK

GENERAL

     Under the Citizens articles of incorporation, Citizens' authorized capital stock consists of 100,000,000 shares of Citizens common stock and 5,000,000 shares of Citizens preferred stock, of which 200,000 shares have been designated as Series A preferred stock. At August 31, 1999 no shares of Citizens preferred stock, including the Series A preferred stock, were currently issued or outstanding, 26,735,270 shares of Citizens common stock were outstanding (excluding treasury shares) and 2,166,708 shares of Citizens common stock were issuable upon the exercise or conversion of options, warrants or convertible securities issuable by Citizens.

     The Citizens articles of incorporation contain specific provisions with respect to the election of directors, which include the provision that the Citizens Board of Directors is divided into three classes, each having a number of directors as nearly equal as possible, and each class being elected for a three-year term, with one class being elected each year. The Citizens Articles also include specific provisions with respect to mergers and other business combinations. See "Comparison of Stockholders' Rights -- Provisions Relating to Directors" and "-- Certain Business Combinations."

CITIZENS COMMON STOCK

     Dividend Rights. Subject to any prior rights of outstanding Citizens preferred stock, holders of the Citizens common stock are entitled to receive dividends that are declared by the Citizens Board of Directors out of funds legally available for that purpose.

     Voting Rights -- Non-Cumulative Voting. Subject to the voting rights, if any, of the Citizens preferred stock, all voting rights are vested in the holders of shares of Citizens common stock, each share being entitled to one vote.

     The shares of Citizens common stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares of Citizens common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so and, if this happens, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Citizens Board of Directors at that meeting.

     Liquidation Rights. Subject to the rights of the Citizens preferred stock, in the event of liquidation, the holders of the Citizens common stock will be entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them.

     Preemptive Rights. Holders of Citizens common stock do not have any right to subscribe to any additional securities which may be issued by Citizens. Accordingly, holders of Citizens common stock have no statutory right to purchase a proportionate share of any new Citizens common stock or other securities issued by Citizens.

     Other Matters. The Citizens common stock does not have any redemption provisions applicable thereto, and all outstanding shares are, and the shares to be issued to holders of F&M common stock upon the consummation of the merger will be, fully paid and non-assessable.

     Restrictions on Ownership. The Bank Holding Company Act requires any "bank holding company" (as defined in the Bank Holding Company Act) to obtain the approval of the Federal Reserve Board prior to acquiring 5% or more of the Citizens common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of the Citizens common stock under the Change in Bank Control Act. Any holder of 25% or more of the Citizens common stock, or a holder of 5% or more if that holder otherwise exercises a "controlling influence" over Citizens, is subject to regulation as a bank holding company under the Bank Holding Company Act.

CITIZENS PREFERRED STOCK

     The Citizens Board of Directors is empowered by the Citizens articles of incorporation, without further action by the Citizens stockholders, to determine the stated value per share of the Citizens preferred stock and to divide and redivide the Citizens preferred stock into series and to designate and redesignate the rights, preferences and limitations of each series.

     The Citizens Board has acted pursuant to this power, designating 200,000 shares as Series A preferred stock, with the rights, preferences and limitations provided for in a Certificate of Designations filed July 26, 1990 with the Michigan Department of Consumer and Industry Services, the provisions of which upon filing became a part of Citizens' articles of incorporation. Shares of the Series A preferred stock are reserved for issuance pursuant to rights distributed to holders of Citizens common stock pursuant to a rights agreement dated July 20, 1990 between Citizens and Citizens Bank. The rights are not currently exercisable. See "-- Citizens Rights Agreement." No shares of Citizens preferred stock have been issued.

     Shares of Citizens preferred stock redeemed or acquired by Citizens have the status of authorized and unissued shares of Citizens preferred stock, without designation as to series, and may be reissued by the Citizens Board of Directors. The ability of the Citizens Board of Directors to issue Citizens preferred stock without stockholder approval might have the effect of making more difficult any change in control of Citizens.

CITIZENS RIGHTS AGREEMENT

     On July 20, 1990, the Citizens Board of Directors declared a dividend distribution of one right for each outstanding share of Citizens common stock payable to stockholders of record on August 10, 1990. Each right entitles its holder to purchase from Citizens 1/100th of a share of Citizens Series A preferred stock at a price of $75 per 1/100th of a share, subject to adjustment to prevent dilution. As a result of the 2-for-1 split of Citizens common stock effective April 30, 1993, each right now represents the right to purchase one-half of 1/100th of a share of Series A preferred stock at a price of $75 per 1/100th of a share. Each share of Citizens common stock issued in the merger will have attached to it one of the rights. The description and terms of the rights are set forth in a Rights Agreement between Citizens and Citizens Bank, as rights agent. The rights do not have any voting rights nor are they entitled to dividends and they will expire on July 20, 2000.

     The rights attach to all Citizens common stock certificates representing outstanding shares. No separate rights certificates have been distributed. The rights are not transferable apart from the Citizens common stock until after a distribution date which will occur upon the earlier of:

     - the tenth business day after a public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Citizens common stock (that person or group to be referred to as an "acquiring person"); or

     - such date as the Citizens Board may fix following the commencement or announcement of a tender offer or exchange offer by any person other than Citizens if, upon consummation, that person would be an acquiring person.

The rights are not exercisable until after the distribution date and after the Citizens Board of Director's right to redeem the rights expires.

     In the event that,

     - a person or group becomes an acquiring person, except pursuant to a cash tender offer for all outstanding shares of Citizens common stock other than shares held by an acquiring person which results in the acquiring person becoming the beneficial owner of 90% or more of the outstanding Citizens common stock if Citizens has received the opinion of an investment banker that the price to be paid in the tender offer is fair and has received a written agreement from the acquiring person to pay all fees, costs and expenses incurred by Citizens in connection with the rendering and receipt of this opinion, or

     - while there is an acquiring person, any form of recapitalization involving Citizens occurs which has the effect of increasing the acquiring person's proportionate share of the outstanding Citizens common stock by more than 1%, or

     - an acquiring person engages in any of several enumerated self-dealing transactions with Citizens,

then each holder of a right, other than the acquiring person, whose rights become void upon the occurrence of such event, will have the right to receive upon exercise that number of shares of the Citizens common stock having a market value of two times the then-current rights' purchase price.

     In the event that, following a distribution date,

     - Citizens is consolidated with or merged into another person, or

     - another person is merged into or consolidated with Citizens in a transaction in which Citizens common stock is changed into or exchanged for stock or other securities of any other person or cash or any other property, or

     - 50% or more of Citizens' assets or earning power are sold,

then each right, other than rights held by the acquiring person, which become void upon the occurrence of such event, will represent the right to receive upon exercise that number of shares of common stock of the acquiring person which at the time of the transaction would have a market value of two times the then-current rights' purchase price. Mergers and consolidations with 90% stockholders who became 90% stockholders pursuant to certain cash tender offers for all outstanding shares are exempt under this provision if the consideration to be paid is cash in an amount not less than that paid to all other stockholders in such tender offer.

     At any time after any person becomes an acquiring person but prior to the time that that acquiring person has acquired 50% or more of the outstanding Citizens common stock, the Citizens Board of Directors may cause stockholders to exchange all or part of their rights for shares of Citizens common stock or Series A preferred stock at a ratio of one-half share of Citizens common stock or one-half of 1/100th of a share of Series A preferred stock per right, subject to adjustment. As soon as the Citizens Board of Directors has determined to make this exchange, the rights may no longer be exercised.

     At any time prior to the close of business on the earlier of (1) the tenth business day following public announcement that a person or group has become an acquiring person or (2) the date the rights expire, the Citizens Board of Directors may redeem the rights in whole, but not in part, at a redemption price of $.005 per right. Immediately upon the Citizens Board of Directors' election to redeem the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price. The right of redemption may be reinstated under certain circumstances if the acquiring person's ownership is reduced to less than 5% of the outstanding Citizens common stock, there are no other acquiring persons and the Citizens Board of Directors approves the reinstatement.

     The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire Citizens on terms not approved by the Citizens Board of Directors. The rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of Citizens and its stockholders as determined by a majority of the independent directors on the Citizens Board of Directors, or willing to negotiate with the Citizens Board of Directors. The rights should not interfere with any merger or other business combination approved by the Citizens Board of Directors since the Citizens Board of Directors may, at its option, at any time until ten days following the public announcement that a person or group has become an acquiring person, redeem all but not less than all of the then outstanding rights at the $.005 redemption price.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

GENERAL

     Upon completion of the merger, F&M stockholders whose shares of F&M common stock are converted into shares of Citizens common stock will become stockholders of Citizens. The rights of Citizens stockholders are governed by Citizens' articles of incorporation, bylaws and rights agreement, and Michigan law. Currently, the rights of F&M stockholders are governed by F&M's articles of incorporation and bylaws, and Wisconsin law.

     The following tables summarize the principal differences between the rights of Citizens stockholders and F&M stockholders. Copies of Citizens' articles of incorporation, bylaws and rights agreement and F&M's articles of incorporation and bylaws will be sent to you upon request. See "Where You Can Find More Information" on page 82.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
NUMBER AND CLASSIFICATION OF
  DIRECTORS..................    Citizens articles of             F&M's bylaws provide that the
                                 incorporation provide that       number of directors will be
                                 the number of directors will     9. F&M's Board of Directors
                                 be no less than 10 and no        is also divided into three
                                 more than 25. Citizens           classes elected for staggered
                                 currently has 18 directors,      three-year terms.
                                 this number will increase to
                                 21 after the merger. The
                                 directors are divided into
                                 three classes and each is
                                 elected to a three year term.
                                 Director elections are
                                 staggered so that only one of
                                 the three classes of
                                 directors is elected in any
                                 year.
NOMINATIONS OF DIRECTOR
  CANDIDATES.................    A stockholder intending to       An F&M stockholder intending
                                 nominate a candidate for         to nominate a candidate for
                                 election as a Citizens           election as an F&M director
                                 director at any meeting must     at an annual meeting must
                                 deliver information about the    deliver information about
                                 nominee to Citizens (1) at       that nominee to F&M at least
                                 least 90 days prior to the       90 days, but not more than
                                 date of an annual meeting at     150 days, before the
                                 which directors are to be        scheduled meeting date. For a
                                 elected if the annual meeting    special meeting, notice must
                                 is held after the last           be given within 10 days after
                                 Thursday in January, and (2)     F&M announces the meeting,
                                 within 7 business days after     but may only be made if the
                                 the date of notice to            nomination is within the
                                 stockholders of a special        purposes described in the
                                 stockholder meeting at which     notice to stockholders of the
                                 directors are to be elected.     meeting.
QUALIFICATIONS FOR
  DIRECTORS..................    When an officer of Citizens      F&M has no similar provisions
                                 or any of its subsidiaries       in its articles of
                                 who also serves as a director    incorporation or bylaws.
                                 of Citizens ceases to be an      However, directors are
                                 officer of Citizens or one of    required to retire from F&M's
                                 its subsidiaries, he or she      Board of Directors upon
                                 shall, at the same time,         reaching 70 years of age.
                                 cease to serve as a director.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
REMOVAL OF DIRECTORS.........    Citizens' bylaws provide that    F&M's bylaws provide that a
                                 a director may be removed        director may be removed by
                                 only upon a showing of cause,    the vote of the stockholders
                                 by the vote of the               holding a majority of the
                                 stockholders holding at least    outstanding shares entitled
                                 two-thirds of the outstanding    to vote for the election of
                                 shares entitled to vote at       the director given at a
                                 any special meeting called       meeting of the stockholders
                                 for that purpose.                called for that purpose.
                                                                  Since F&M's bylaws do not
                                                                  state otherwise, under
                                                                  Wisconsin law, a director may
                                                                  be removed with or without
                                                                  cause.
FILLING VACANCIES ON THE
  BOARD OF DIRECTORS.........    Vacancies on the Citizens        Vacancies on the F&M Board of
                                 Board of Directors may be        Directors may be filled by
                                 filled by a majority of the      the Board of Directors, by a
                                 remaining directors.             majority of all remaining
                                                                  directors, if less than a
                                                                  quorum. If the vacancy was
                                                                  created by the removal of a
                                                                  director by a vote of the
                                                                  stockholders, the
                                                                  stockholders have the right
                                                                  to fill the vacancy at the
                                                                  same meeting.
SPECIAL STOCKHOLDER
  MEETINGS...................    Citizens' bylaws provide that    F&M's bylaws provide that a
                                 a special meeting of Citizens    special meeting of F&M
                                 stockholders may be called by    stockholders may be called by
                                 the Chairman of the Board of     the President or the Board of
                                 Directors or by the President    Directors or by the person
                                 and shall be called by the       designated in the written
                                 President or Secretary upon      request of the holders of not
                                 the written request of a         less than 10% of all the
                                 majority of the directors of     shares of F&M entitled to
                                 Citizens, or at the written      vote at the meeting.
                                 request of stockholders          Wisconsin law provides that
                                 owning at least two-thirds of    the only matters to be
                                 the Citizens capital stock       considered at a special
                                 entitled to vote at the          meeting are those included in
                                 special meeting. The request     the notice of meeting.
                                 must state the purpose or
                                 purposes of the proposed
                                 meeting, and the business
                                 transacted at any special
                                 meeting of stockholders shall
                                 be limited to the purposes
                                 stated in Citizens' notice of
                                 meeting delivered to
                                 stockholders.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
CERTAIN BUSINESS
  COMBINATIONS...............    Citizens' articles of            Under Wisconsin law, a plan
                                 incorporation provide that       of merger or share exchange
                                 the affirmative vote of the      involving F&M generally must
                                 holders of not less than         be approved by a each voting
                                 two-thirds of the Citizens       group of stockholders
                                 shares entitled to vote and      entitled to vote separately
                                 the holders of not less than     on the plan by a majority of
                                 a majority of the outstanding    all the votes entitled to be
                                 shares entitled to vote          cast on the plan by that
                                 excluding all such shares        voting group. However,
                                 beneficially owned by a          certain transactions subject
                                 related person, as defined       to Wisconsin anti-takeover
                                 below, is required to approve    laws require a greater vote.
                                 certain business                 In addition, certain mergers
                                 combinations, such as mergers    in which F&M is the surviving
                                 or sales of substantially all    corporation and which do not
                                 assets, involving a related      affect the articles of
                                 person. This vote is not         incorporation or the rights
                                 required if the business         of existing stockholders do
                                 combination is approved by a     not require stockholder
                                 75% vote of the continuing       approval. See "Anti-Takeover
                                 directors of Citizens before     Laws," below.
                                 or after the related person
                                 acquired that status, or if
                                 certain conditions relating
                                 to the price to be paid and
                                 certain procedural
                                 requirements are met.
                                 A related person for purposes
                                 of this provision is a person
                                 owning beneficially 10% or
                                 more of the outstanding
                                 shares of any class or series
                                 of Citizens capital stock.
                                 These provisions of the
                                 Citizens articles of
                                 incorporation are not
                                 applicable if Citizens is
                                 subject to the provisions of
                                 the Michigan Business
                                 Corporation Act containing
                                 supermajority voting
                                 requirements for certain
                                 transactions with persons who
                                 own more than 10% of the
                                 outstanding voting capital
                                 stock. Citizens is not now
                                 subject to those provisions,
                                 but the Board of Directors
                                 could elect to subject
                                 Citizens to them in the
                                 future.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
AMENDMENT OF ARTICLES OF
  INCORPORATION AND BYLAWS...    Citizens' articles of            F&M's articles of
                                 incorporation provide that       incorporation or bylaws may
                                 any amendment, change or         be amended by stockholders by
                                 repeal of the provisions of      the affirmative vote of a
                                 Citizens' articles of            majority of the votes cast by
                                 incorporation relating to:       each group of stockholders
                                 - the size and classification    entitled to vote on the
                                   of the Citizens Board,         amendment as a group.
                                 - certain amendments of the      Generally, F&M's bylaws may
                                   Citizens bylaws proposed by    also be amended by the F&M
                                   any stockholder of Citizens    Board of Directors by the
                                   relating to the calling of     affirmative vote of a
                                   special meetings of            majority of the number of
                                   stockholders, nomination of    directors present at a
                                   director candidates, and       meeting at which a quorum is
                                   removal of directors,          in attendance. Some
                                 - business combinations, and     relatively ministerial
                                 - actions of stockholders by     amendments to articles of
                                   written consent,               incorporation do not require
                                 must be approved by a vote of    a stockholder vote under
                                 at least two-thirds of the       Wisconsin law.
                                 then outstanding shares of
                                 capital stock entitled to
                                 vote. With respect to
                                 amending provisions relating
                                 to business combinations,
                                 they also require a majority
                                 of the shares of capital
                                 stock entitled to vote of
                                 which a related person is not
                                 a beneficial owner. There are
                                 exceptions for transactions
                                 meeting prior approval
                                 requirements.
                                 Michigan law generally
                                 provides that proposed
                                 amendments to a corporation's
                                 articles of incorporation
                                 must be approved by a
                                 majority of the outstanding
                                 shares entitled to vote on
                                 the amendment.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
INDEMNIFICATION OF DIRECTORS
  AND OFFICERS...............    Michigan law generally           Wisconsin law also provides
                                 provides that a corporation      for mandatory indemnification
                                 may, and in certain              of a director or officer
                                 circumstances must, indemnify    against certain liabilities
                                 directors and officers           and expenses. The details
                                 against many liabilities         concerning exceptions and
                                 related to their corporate       procedures differ from
                                 office. There are exceptions     Michigan law in ways which
                                 in specified cases which         are not material when
                                 generally involve either         considered in the abstract
                                 personal misconduct or           but which might affect
                                 conflicting interests. The       particular cases.
                                 statute also provides
                                 procedures for approval of       Wisconsin law also contains
                                 this indemnification.            provisions which, subject to
                                                                  certain conditions, permit
                                 Michigan law also permits a      reimbursement of expenses as
                                 corporation to advance           incurred, provide for court-
                                 expenses to directors,           ordered indemnification and
                                 officers and others upon a       permit additional rights to
                                 determination of eligibility     indemnification. Unlike
                                 and specifies related            Michigan law, Wisconsin law
                                 requirements. Michigan law       specifically states that it
                                 provides that a corporation      is the public policy of
                                 may provide additional rights    Wisconsin to require or
                                 to those seeking                 permit indemnification in
                                 indemnification or               connection with a proceeding
                                 advancement of expenses.         involving securities
                                                                  regulation to the extent
                                                                  otherwise required or
                                                                  permitted under Wisconsin
                                                                  law.
LIMITED LIABILITY OF
  DIRECTORS..................    Citizens' articles of            Under Wisconsin law, the F&M
                                 incorporation provide that a     directors are liable to the
                                 director will not be             corporation for a breach of
                                 personally liable to Citizens    fiduciary duty only if the
                                 or its stockholders for          breach constitutes certain
                                 monetary damages for breach      types of willful misconduct
                                 of the director's fiduciary      and violations of criminal
                                 duty, other than the             law. Except in the case of
                                 liability of a director for      this type of breach, a
                                 certain types of willful         Wisconsin corporation must
                                 misconduct and violations of     indemnify directors against
                                 criminal law.                    damages and costs incurred in
                                                                  connection with any
                                                                  proceeding where the director
                                                                  was a party because of being
                                                                  a director.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
VOTE REQUIRED FOR CERTAIN
  REORGANIZATIONS............    Under Michigan law, a            Under Wisconsin law, a
                                 stockholder vote is required     stockholder vote is required
                                 for most mergers, share          for most mergers, share
                                 exchanges, sales of              exchanges, sales of
                                 substantially all assets, and    substantially all assets, and
                                 for the voluntary dissolution    for the voluntary dissolution
                                 of a corporation.                of a corporation.

                                 Except as indicated below or     Wisconsin law does not
                                 unless required by the           require the vote of the
                                 articles, Michigan law does      stockholders of the surviving
                                 not require the vote of the      corporation in a merger if
                                 stockholders of the surviving    the merger does not change
                                 corporation in a merger if       the corporation's articles of
                                 the merger does not change       incorporation in a way that
                                 the articles of incorporation    requires stockholder approval
                                 of the surviving corporation     or change the number of
                                 and if each stockholder of       shares or rights of shares
                                 the surviving corporation        held by stockholders, and the
                                 owning shares before the         merger does not result in an
                                 merger will hold the same        increase by more than 20% of
                                 number and type of shares        the shares or related share
                                 after.                           rights outstanding.

                                 Stockholders of a corporation
                                 proposing to issue its
                                 shares, or other securities
                                 convertible into its shares,
                                 in a merger, share exchange
                                 or other acquisition of
                                 shares or assets of another
                                 entity have the right to vote
                                 on the acquisition if the
                                 number of shares to be
                                 issued, plus those issuable
                                 upon conversion of any other
                                 securities to be issued, will
                                 exceed 100% of the number of
                                 shares outstanding
                                 immediately prior to the
                                 acquisition plus the number
                                 of shares, if any, issuable
                                 upon conversion of any
                                 outstanding securities.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
STOCKHOLDER ACTION BY
  CONSENT....................    Michigan law permits             Wisconsin law permits
                                 stockholders to take action      stockholders to take action
                                 without a meeting by             without a meeting by
                                 unanimous written consent.       unanimous written consent.

                                 Citizens' articles of            Wisconsin law also allows a
                                 incorporation provide that       corporation, if it so elects
                                 any action by stockholders       in its articles of
                                 that may be taken at a           incorporation, to take such
                                 meeting of stockholders may      action by less than unanimous
                                 be taken without a meeting,      written consent of the
                                 without prior notice, and        stockholders. F&M's articles
                                 without a vote if a consent      of incorporation do not
                                 in writing setting forth the     include a provision
                                 action so taken is signed by     permitting less than
                                 the holders of not less than     unanimous consent.
                                 two-thirds of the outstanding
                                 capital stock entitled to
                                 vote.
 STATUTORY STOCKHOLDER
  LIABILITY..................    There is no provision under      Wisconsin law imposes
                                 Michigan law comparable with     personal liability on
                                 Wisconsin law. However,          stockholders of Wisconsin
                                 Wisconsin courts have applied    corporations for debts owed
                                 this provision to                to employees for services
                                 non-Wisconsin corporations       performed, but not exceeding
                                 which are qualified to do        six months service in any one
                                 business in Wisconsin.           case. As judicially
                                 Citizens may therefore become    interpreted, Wisconsin law
                                 subject to those provisions      limits the liability to the
                                 if it is required to qualify     consideration paid to a
                                 to do business in Wisconsin.     corporation for shares.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
DISSENTERS' RIGHTS...........    Under Michigan law, unless       Under most circumstances,
                                 otherwise provided in a          including this merger, F&M
                                 Michigan corporation's           stockholders are not entitled
                                 articles of incorporation,       to dissenter's rights because
                                 bylaws, or a resolution of       F&M common stock is traded on
                                 its board of directors,          the Nasdaq Stock Market.
                                 dissenters' rights are not       Assuming continued Nasdaq
                                 available to holders of          listing, F&M stockholders
                                 shares listed on a national      would not be entitled to
                                 securities exchange. As a        dissenter's rights with
                                 result, assuming the             respect to future
                                 continued listing of the         transactions. However, in
                                 Citizens common stock on the     spite of F&M's Nasdaq
                                 Nasdaq National Market,          listing, F&M stockholders may
                                 Citizens stockholders will       dissent from a proposed
                                 not be entitled to               merger or share exchange and
                                 dissenters' rights with          receive the fair value of
                                 respect to any future merger,    their shares only where the
                                 plan of share exchange or        transaction involves a
                                 sale of all or substantially     significant stockholder a
                                 all of the assets of Citizens    person or group who directly
                                 which might occur following      or indirectly owns 10% or
                                 the merger.                      more of the F&M voting stock,
                                                                  or is an affiliate of F&M and
                                                                  directly or indirectly owned
                                                                  10% or more of the voting
                                                                  stock within the last two
                                                                  years.
DIRECTOR AND OFFICER
  DISCRETION.................    There is no provision under      The WBCL provides that, in
                                 Michigan law comparable with     discharging his or her duties
                                 Wisconsin law.                   to the corporation and in
                                                                  determining what he or she
                                                                  believes to be in the best
                                                                  interests of the corporation,
                                                                  a director or officer may, in
                                                                  addition to considering the
                                                                  effects of any action on
                                                                  stockholders, consider:
                                                                  - the effects of the action
                                                                    on employees, suppliers and
                                                                    customers of the
                                                                    corporation;
                                                                  - the effects of the action
                                                                    on the communities in which
                                                                    the corporation operates;
                                                                    and
                                                                  - any other factors that the
                                                                    director or officer
                                                                    considers pertinent.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
ANTI-TAKEOVER STATUTES --
  BUSINESS COMBINATIONS......    Michigan law provides that       Sections 180.1140 to 180.1144
                                 business combinations between    of the Wisconsin Business
                                 covered Michigan business        Corporation Law regulate a
                                 corporations, or their           broad range of business
                                 subsidiaries and an              combinations between a
                                 interested stockholder or its    resident domestic corporation
                                 affiliate can be consummated     and an interested
                                 only if approved by at least     stockholder. A business
                                 90% of the votes of each         combination is defined to
                                 class of the corporation's       include any of the following
                                 stock entitled to vote and by    transactions:
                                 at least two-thirds of the       - merger or share exchange;
                                 votes of each such class of      - sale, lease, exchange,
                                 stock other than voting            mortgage, pledge, transfer,
                                 shares beneficially owned by       or other disposition of
                                 the interested stockholder or      assets equal to 5% or more
                                 its affiliate or associate,        of the market value of the
                                 unless five years have             stock or assets of the
                                 elapsed after the person           company or 10% of its
                                 involved became an interested      earning power or income;
                                 stockholder and unless           - issuance of stock or rights
                                 certain fair price and other       to purchase stock with a
                                 conditions are satisfied.          market value equal to 5% or
                                                                    more of the outstanding
                                 Business combinations              stock; and
                                 include, generally:              - adoption of a plan of
                                 - any merger, consolidation,       liquidation or dissolution.
                                   or share exchange of the
                                   corporation or any             A resident domestic
                                   subsidiary which alters the    corporation is defined to
                                   contract rights of the         mean a Wisconsin corporation
                                   shares or which changes or     that has a class of voting
                                   converts, in whole or in       stock that is registered or
                                   part, the outstanding          traded on a national
                                   shares of the corporation;     securities exchange or that
                                 - any sale, lease, transfer,     is registered under Section
                                   or other disposition, not in   12(g) of the Exchange Act and
                                   the ordinary course of         that, as of the relevant
                                   business, of assets having     date, satisfies any of the
                                   an aggregate book value of     following:
                                   10% or more of the             - its principal offices are
                                   corporation's net worth;         located in Wisconsin;
                                 - the issuance or transfer of    - it has significant business
                                   equity securities having an      operations located in
                                   aggregate market value of        Wisconsin;
                                   5% or more of the total        - more than 10% of the
                                   market value of the              holders of record of its
                                   corporation's outstanding        shares are residents of
                                   shares;                          Wisconsin, or
                                 - the adoption of any plan or    - more than 10% of its shares
                                   proposal for liquidation or      are held of record by
                                   dissolution in which an          residents of Wisconsin.
                                 interested stockholder or
                                 any affiliate thereof will       F&M is a resident corporation
                                 receive anything but cash;       for purposes of the Wisconsin
                                 and                              anti- takeover laws.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
                                 - any reclassification of        An interested stockholder is
                                   securities,                    defined to mean a person who
                                   recapitalization, or           beneficially owns, directly
                                   merger, consolidation or       or indirectly, 10% of the
                                   share exchange which has       voting power of the
                                   the effect of increasing by    outstanding voting stock of a
                                   5% or more the total number    corporation or who is an
                                   of outstanding shares of       affiliate or associate of the
                                   any class of equity            corporation and beneficially
                                   securities of the              owned 10% of the voting power
                                   corporation or any             of the then outstanding
                                   subsidiary owned by any        voting stock within the last
                                   interested stockholder or      three years.
                                   its affiliate.
                                                                  Under this law, F&M cannot
                                   An interested stockholder      engage in a business
                                   is defined as the direct or    combination with an
                                   indirect beneficial owner      interested stockholder for a
                                   of 10% or more of the          period of three years
                                   voting power of the            following the date the person
                                   outstanding voting shares      becomes an interested
                                   of the corporation, or an      stockholder, unless the Board
                                   affiliate of the               of Directors approved the
                                   corporation which was the      business combination or the
                                   direct or indirect             acquisition of the stock that
                                   beneficial owner of 10% or     resulted in the person
                                   more of the voting power of    becoming an interested
                                   the outstanding voting         stockholder before such
                                   shares of the corporation      acquisition. F&M may engage
                                   within the preceding two       in a business combination
                                   years.                         with an interested
                                                                  stockholder after the
                                   The Board of Directors may     three-year period with
                                   exempt business                respect to that stockholder
                                   combinations with a            expires only if one or more
                                   particular interested          of the following conditions
                                   stockholder by resolution      is satisfied:
                                   adopted prior to the time      - the Board of Directors
                                   the interested stockholder       approved the acquisition of
                                   attained that status.            the stock prior to the
                                                                    stockholder's acquisition
                                                                    date;
                                                                  - the business combination is
                                                                    approved by a majority of
                                                                    the outstanding voting
                                                                    stock not beneficially
                                                                    owned by the interested
                                                                    stockholder; or
                                                                  - the consideration to be
                                                                    received by stockholders
                                                                    meets certain fair price
                                                                    requirements of the statute
                                                                    with respect to form and
                                                                    amount.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
ANTI-TAKEOVER STATUTES --
  CONTROL SHARE
  ACQUISITIONS...............    The Citizens articles of         Under Section 180.1150 of the
                                 incorporation and bylaws         Wisconsin Business
                                 expressly provide that           Corporation Law, the voting
                                 Citizens is subject to           power of shares of a resident
                                 Chapter 7B of the Michigan       domestic corporation, held by
                                 Business Corporation Act         any person or group of
                                 regarding "Control Share         persons acting together in
                                 Acquisitions." Thus, shares      excess of 20% of the voting
                                 of capital stock of Citizens     power in the election of
                                 constituting control shares      directors is limited (in
                                 have the same voting rights      voting on any matter) to 10%
                                 as were accorded the shares      of the full voting power of
                                 before the "control share        those shares. This
                                 acquisition" only to the         restriction does not apply to
                                 extent granted by resolution     shares acquired directly from
                                 approved by the stockholders     the resident domestic
                                 of Citizens in accordance        corporation, in certain
                                 with Chapter 7B. Generally,      specified transactions, or in
                                 Chapter 7B provides that a       a transaction in which the
                                 person or an entity that         corporation's stockholders
                                 acquires control shares in a     have approved restoration of
                                 control share acquisition may    the full voting power of the
                                 vote the control shares on       otherwise restricted shares.
                                 any matter only if a majority    Because of the 10% threshold
                                 of all shares entitled to        contained in Wisconsin's
                                 vote on the matter and of all    business statute discussed
                                 non-interested shares            above, this control share
                                 entitled to vote on the          threshold of 20% may not be
                                 matter approve such voting       implicated unless the Board
                                 rights. Interested shares are    of Directors first approves a
                                 defined generally as those       transaction that permits the
                                 shares beneficially owned by     stockholder to exceed the 10%
                                 officers of the corporation,     ownership level. While a
                                 employee directors of the        corporation may opt out of
                                 corporation and the person or    this statute, F&M has not
                                 entity making the control        opted out of it.
                                 share acquisition. Control
                                 shares are defined generally
                                 as shares that when added to
                                 shares already owned by a
                                 person or entity would give
                                 the person or entity voting
                                 power in the election of
                                 directors within any of three
                                 thresholds: one-fifth, one-
                                 third or a majority of all
                                 voting power. The effect of
                                 the statute is to condition
                                 the acquisition of voting
                                 control of a Michigan
                                 corporation on the approval
                                 of a majority of its
                                 disinterested stockholders.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
ANTI-TAKEOVER STATUTES --
  ANTI-GREENMAIL.............    Michigan also has a so-called    Section 180.1134 of the
                                 "anti-greenmail" provision       Wisconsin Business
                                 which, absent stockholder        Corporation Law provides
                                 approval, restricts the          that, in addition to the vote
                                 ability of certain publicly      otherwise required by law or
                                 held corporations to             the articles of incorporation
                                 repurchase voting shares at      of a resident domestic
                                 above market value from          corporation, the approval of
                                 certain large stockholders,      the holders of a majority of
                                 unless an identical or better    the shares entitled to vote
                                 offer to purchase is made to     is required before a
                                 all owners of such shares.       corporation can take certain
                                 Under Michigan law, these        action while a takeover offer
                                 provisions apply to purchases    is being made or after a
                                 from a person or a group who     takeover offer has been
                                 owns more than 3% of the         publicly announced and before
                                 shares of a corporation which    it is concluded. This statute
                                 has shares listed on a           requires stockholder approval
                                 national securities exchange     for the corporation to do
                                 and who has beneficially         either of the following:
                                 owned such shares for less       - acquire more than 5% of its
                                 than two years.                    outstanding voting shares
                                                                    at a price above the market
                                                                    price from any individual
                                                                    or organization that owns
                                                                    more than 3% of the
                                                                    outstanding voting shares
                                                                    and has held such shares
                                                                    for less than two years,
                                                                    unless a similar offer is
                                                                    made to acquire all voting
                                                                    shares and all securities
                                                                    which may be converted into
                                                                    voting shares; or
                                                                  - sell or option assets of
                                                                    the corporation which amount
                                                                    to 10% or more of the
                                                                    market value of the
                                                                    corporation, unless the
                                                                    corporation has at least
                                                                    three independent directors
                                                                    (directors who are not
                                                                    officers or employees) and
                                                                    a majority of the
                                                                    independent directors vote
                                                                    not to have this provision
                                                                    apply to the corporation.

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
ANTI-TAKEOVER
  STATUTES -- FAIR PRICE
  PROVISIONS.................    Citizens is not currently        The Wisconsin Business
                                 subject to the Michigan "Fair    Corporation Law also
                                 Price" statute, Chapter 7A of    provides, in Sections
                                 the Michigan Business            180.1130 to 180.1133, that
                                 Corporation Act. However, the    certain mergers, share
                                 Board of Directors may elect     exchanges or sales, leases,
                                 by resolution to subject         exchanges or other
                                 Citizens to the provisions of    dispositions of assets in a
                                 Chapter 7A.                      transaction involving a
                                                                  significant stockholder and a
                                 Chapter 7A applies to certain    resident domestic corporation
                                 business combinations, such      such as F&M require a
                                 as mergers, sales of assets,     supermajority vote of
                                 issuances of equity              stockholders in addition to
                                 securities and a liquidation,    any approval otherwise
                                 recapitalization or              required, unless stockholders
                                 reorganization, involving an     receive a fair price for
                                 interested stockholder,          their shares that satisfies a
                                 generally, the holder of 10%     statutory formula. A
                                 or more of a class of a          significant stockholder for
                                 corporation's voting stock.      this purpose is defined as a
                                 The approval of holders of       person or group who
                                 90% of each class of the         beneficially owns, directly
                                 corporation's outstanding        or indirectly, 10% or more of
                                 voting stock and the approval    the voting stock of the
                                 of the holders of two-thirds     corporation, or is an
                                 of the outstanding stock of      affiliate of the corporation
                                 each such class other than       and beneficially owned,
                                 shares beneficially owned by     directly or indirectly, 10%
                                 the interested stockholder is    or more of the voting stock
                                 required to approve a            of the corporation within the
                                 business combination             last two years. Any such
                                 involving an interested          business combination must be
                                 stockholder. The                 approved by 80% of the voting
                                 supermajority voting             power of the corporation's
                                 requirements do not apply to     stock and at least two-thirds
                                 a business combination that      of the voting power of the
                                 meets certain price, form of     corporation's stock not
                                 consideration and procedural     beneficially held by the
                                 requirements designed to make    significant stockholder who
                                 the transaction fair to all      is party to the relevant
                                 stockholders or to a             transaction or any of its
                                 transaction that the Board of    affiliates or associates, in
                                 Directors has approved with      each case voting together as
                                 respect to a particular          a single group, unless the
                                 interested stockholder prior     following fair price
                                 to the interested stockholder    standards have been met:
                                 becoming an interested           - the aggregate value of the
                                 stockholder.                       per share consideration is
                                                                    equal to the higher of (1)
                                                                    the highest price paid for
                                                                    any common shares of the
                                                                    corporation by the
                                                                    significant stockholder in
                                                                    the transaction in which it
                                                                    became a significant
                                                                    stockholder; (2) the market
                                                                    value of the corporation's
                                                                    shares on the date of

                                     CITIZENS STOCKHOLDERS              F&M STOCKHOLDERS
                                     ---------------------              ----------------
                                                                    commencement of any tender
                                                                    offer by the significant
                                                                    stockholder, the date on
                                                                    which the person became a
                                                                    significant stockholder or
                                                                    the date of the first
                                                                    public announcement of the
                                                                    proposed business
                                                                    combination, whichever is
                                                                    higher, or (3) the highest
                                                                    preferential liquidation or
                                                                    dissolution distribution to
                                                                    which holders of the shares
                                                                    would be entitled; and
                                                                  - either cash, or the form of
                                                                    consideration used by the
                                                                    significant stockholder to
                                                                    acquire the largest number
                                                                    of shares, is offered.

                                    EXPERTS

     The consolidated financial statements of Citizens Banking Corporation as of December 31, 1998 and 1997 and for each of the years in the three year period then ended, included in Citizens Banking Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated by reference in this joint proxy statement-prospectus, which are referred to and made part of this joint proxy statement-prospectus and the registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference in this joint proxy statement-prospectus and the registration statement. All of these consolidated financial statements are incorporated by reference in this joint proxy statement-prospectus in reliance upon such reports given on their authority as experts in accounting and auditing.

     The consolidated financial statements of F&M Bancorporation, Inc. incorporated in this joint proxy statement-prospectus by reference from F&M's Annual Report on Form 10-K for the years ended December 31, 1998 and 1997, and for each of the years in the three-year periods then ended, have been audited by Wipfli Ullrich Bertelson LLP, independent public accountants, as stated in their report, which is also incorporated in this joint proxy statement-prospectus by reference, and have been incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Citizens common stock to be issued to the holders of F&M common stock in connection with the merger, and certain other legal matters in connection with the merger, will be passed upon by Dykema Gossett PLLC, counsel to Citizens.

     Certain federal income tax matters in connection with the merger will be passed upon by Dykema Gossett PLLC, counsel to Citizens, and Quarles & Brady LLP, counsel to F&M.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal for presentation to the Citizens 2000 Annual Meeting of stockholders must submit the proposal to Citizens Banking Corporation, 328 South Saginaw

Street, Flint, Michigan 48502, Attention: Thomas W. Gallagher, Secretary, not later than November 15, 1999, for inclusion, if appropriate, in Citizens' proxy statement and the form of proxy relating to the 2000 annual meeting of stockholders.

     F&M will hold a 2000 annual meeting of stockholders only if the merger is not completed. F&M stockholders were notified of the deadline for submission of stockholder proposals to be considered at the meeting in the proxy materials for the 1999 annual meeting of stockholders.

                      WHERE YOU CAN FIND MORE INFORMATION

     Both Citizens and F&M are subject to the informational requirements of the Securities Exchange Act and, in accordance with the Exchange Act, file reports, proxy statements and other information with the SEC. You may read and copy reports, proxy statements and other information concerning either Citizens or F&M at the following SEC locations:

    Public Reference Room          New York Regional Office          Chicago Regional Office
       Judiciary Plaza             Seven World Trade Center              Citicorp Center
   450 Fifth Street, N.W.                 Suite 1300                 500 West Madison Street
          Room 1024                New York, New York 10048                Suite 1400
   Washington, D.C. 20549                                            Chicago, Illinois 60661

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information of the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically within the SEC. Citizens common stock and F&M common stock are both listed on the Nasdaq National Market. You may inspect reports, proxy materials and other information concerning Citizens and F&M at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Citizens has filed a registration statement on Form S-4 to register with the SEC the shares of Citizens common stock to be issued in connection with the merger. This joint proxy statement-prospectus is a part of that registration statement and constitutes a prospectus of Citizens in addition to being a proxy statement of Citizens for the Citizens special meeting and a proxy statement for F&M for the F&M special meeting. Citizens has supplied all the information contained in this joint proxy statement-prospectus relating to Citizens and F&M has supplied all information relating to F&M. As allowed by SEC rules, this joint proxy statement-prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows Citizens and F&M to incorporate by reference information in this joint proxy statement-prospectus. This means that some of the important business and financial information relating to Citizens and F&M that you may want to consider before deciding how to vote is not included in this joint proxy statement-prospectus, but rather is "incorporated by reference" to documents that have been previously filed by Citizens and F&M with the SEC. The information incorporated by reference is deemed to be a part of this joint proxy statement-prospectus, except for any information superseded by information contained directly in this joint proxy statement-prospectus.

     The following documents filed by Citizens with the SEC are incorporated by reference in this joint proxy statement-prospectus:

     (1) Citizens' Annual Report on Form 10-K for the year ended December 31, 1998.

     (2) Citizens' Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     (3) Citizens' Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

     (4) Citizens' Proxy Statement for the Annual Meeting of Stockholders of Citizens held April 20, 1999.

     (5) Citizens' Current Report on Form 8-K dated April 18, 1999.

     (6) Citizens' Current Report on Form 8-K/A dated April 18, 1999.

     (7) Citizens' Current Report on Form 8-K dated August 31, 1999.

     (8) The description of Citizens common stock contained in Citizens' Registration Statement on Form 8-A filed on June 30, 1982.

     (9) Citizens Registration Statement on Form 8-A dated July 20, 1990 relating to Preferred Stock Purchase Rights.

     The following documents filed by F&M with the SEC are incorporated by reference in this joint proxy statement-prospectus:

     (1) F&M's Annual Report on Form 10-K for the year ended December 31, 1998.

     (2) F&M's Quarterly Report on Form 10-Q for the quarter ended March 31,
1999.

     (3) F&M's Quarterly Report on Form 10-Q for the quarter ended June 30,
1999.

     (4) F&M's Current Report on Form 8-K dated April 18, 1999.

     Citizens and F&M may be required by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act to file additional documents with the SEC after the date of this joint proxy statement-prospectus. Any such documents filed before the date of the Citizens special meeting and the F&M special meeting will be incorporated by reference in this joint proxy statement-prospectus from the date they are filed.

     Any statement contained in a document incorporated by reference into this joint proxy statement-prospectus will be modified or superseded to the extent that a statement contained in this joint proxy statement-prospectus, or in any other subsequently filed document, modifies or supersedes such previous statement. Any statement so modified or superseded will not be a part of this joint proxy statement-prospectus except as modified or superseded.

     If you are a stockholder, you can obtain any of the documents incorporated by reference from Citizens, F&M or the SEC. These documents are available from Citizens or F&M without charge, excluding all exhibits. You may obtain documents incorporated by reference in this joint proxy statement-prospectus by requesting them orally or in writing from:

                  CITIZENS                                            F&M
                  --------                                            ---
Thomas W. Gallagher, Secretary                   Janet M. Lakso, Secretary
Citizens Banking Corporation                     F&M Bancorporation, Inc.
328 S. Saginaw Street                            One Bank Avenue
Flint, Michigan 48502                            Kaukauna, Wisconsin 54130
Telephone: (810) 766-7500                        Telephone: (920) 766-1717

     In order to ensure timely delivery of these documents, your request must be received no later than October 15, 1999, which is five (5) business days prior to the date of the Citizens special meeting and the F&M special meeting.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-PROSPECTUS TO VOTE ON THE MERGER OR THE ISSUANCE OF SHARES OF CITIZENS COMMON STOCK IN CONNECTION WITH THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS. THIS JOINT PROXY STATEMENT-PROSPECTUS IS DATED SEPTEMBER 8, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT-PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT-PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF CITIZENS COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                    DATED AS OF THE 18TH DAY OF APRIL, 1999
                            AS AMENDED AND RESTATED
                              AS OF JULY 30, 1999
                                  BY AND AMONG
                          CITIZENS BANKING CORPORATION
                           CITIZENS ACQUISITION, INC.
                                      AND
                           F & M BANCORPORATION, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE I. THE MERGER........................................................     A-5
  SECTION 1.1.   Structure of the Merger.....................................     A-5
  SECTION 1.2.   Effect on Capital Stock.....................................     A-5
  SECTION 1.3.   Exchange of Certificates....................................     A-6
  SECTION 1.4.   Alternative Structure.......................................     A-7
  SECTION 1.5.   Options.....................................................     A-8
  SECTION 1.6.   Tax and Accounting Consequences.............................     A-8
ARTICLE II. CONDUCT PENDING THE MERGER.......................................     A-8
                 Conduct of the Company's Business Prior to the Effective
  SECTION 2.1.   Time........................................................     A-8
  SECTION 2.2.   Forbearance by the Company..................................     A-9
  SECTION 2.3.   Cooperation.................................................    A-11
  SECTION 2.4.   Conduct of Parent's Business Prior to the Effective Time....    A-11
  SECTION 2.5.   Cooperation of Parent.......................................    A-11
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................    A-11
  SECTION 3.1.   Recitals True...............................................    A-11
  SECTION 3.2.   Capital Stock...............................................    A-11
  SECTION 3.3.   Due Organization............................................    A-12
  SECTION 3.4.   Authority...................................................    A-12
  SECTION 3.5.   Subsidiaries; Significant Investments.......................    A-12
  SECTION 3.6.   Shareholder Approvals.......................................    A-12
  SECTION 3.7.   No Violations...............................................    A-12
  SECTION 3.8.   Consents and Approvals......................................    A-13
  SECTION 3.9.   Company Reports.............................................    A-13
                 Absence of Undisclosed Liabilities and Certain Changes or
  SECTION 3.10.  Events......................................................    A-14
  SECTION 3.11.  Taxes.......................................................    A-14
  SECTION 3.12.  Absence of Claims...........................................    A-14
  SECTION 3.13.  Absence of Regulatory Actions...............................    A-14
  SECTION 3.14.  Agreements..................................................    A-14
  SECTION 3.15.  Labor Matters...............................................    A-15
  SECTION 3.16.  Employee Benefit Plans......................................    A-15
  SECTION 3.17.  Properties..................................................    A-16
  SECTION 3.18.  Knowledge as to Conditions..................................    A-17
  SECTION 3.19.  Compliance with Laws........................................    A-17
  SECTION 3.20.  Fees........................................................    A-17
  SECTION 3.21.  Environmental Matters.......................................    A-17
  SECTION 3.22.  Allowance...................................................    A-19
  SECTION 3.23.  Antitakeover Provisions Inapplicable........................    A-19
  SECTION 3.24.  Material Interests of Certain Persons.......................    A-19
  SECTION 3.25.  Insurance...................................................    A-19
  SECTION 3.26.  Investment Securities.......................................    A-20
  SECTION 3.27.  Pooling of Interests........................................    A-20
  SECTION 3.28.  Derivatives.................................................    A-20
  SECTION 3.29.  Registration Obligations....................................    A-20
  SECTION 3.30.  Books and Records...........................................    A-20
  SECTION 3.31.  Corporate Documents.........................................    A-20
  SECTION 3.32.  Company Action..............................................    A-20
  SECTION 3.33.  Indemnification.............................................    A-20
  SECTION 3.34.  Fair Lending; Community Reinvestment Act....................    A-20
  SECTION 3.35.  Other Activities of the Company and its Subsidiaries........    A-20

                                                                                 PAGE
                                                                                 ----
  SECTION 3.36.  Year 2000...................................................    A-21
  SECTION 3.37.  No Omission of Material Fact................................    A-21
  SECTION 3.38.  Conduct of Business.........................................    A-21
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT.........................    A-22
  SECTION 4.1.   Recitals True...............................................    A-22
  SECTION 4.2.   Capital Stock...............................................    A-22
  SECTION 4.3.   Due Organization............................................    A-22
  SECTION 4.4.   Authority...................................................    A-22
  SECTION 4.5.   Subsidiaries; Significant Investments.......................    A-22
  SECTION 4.6.   Shareholder Approvals.......................................    A-22
  SECTION 4.7.   No Violations...............................................    A-22
  SECTION 4.8.   Consents and Approvals......................................    A-23
  SECTION 4.9.   Parent Reports..............................................    A-23
                 Absence of Undisclosed Liabilities and Certain Changes or
  SECTION 4.10.  Events......................................................    A-24
  SECTION 4.11.  Taxes.......................................................    A-24
  SECTION 4.12.  Absence of Claims...........................................    A-24
  SECTION 4.13.  Absence of Regulatory Actions...............................    A-24
  SECTION 4.14.  Agreements..................................................    A-24
  SECTION 4.15.  Labor Matters...............................................    A-24
  SECTION 4.16.  Employee Benefit Plans......................................    A-24
  SECTION 4.17.  Properties..................................................    A-26
  SECTION 4.18.  Knowledge as to Conditions..................................    A-26
  SECTION 4.19.  Compliance with Laws........................................    A-26
  SECTION 4.20.  Fees........................................................    A-26
  SECTION 4.21.  Environmental Matters.......................................    A-26
  SECTION 4.22.  Allowance...................................................    A-27
  SECTION 4.23.  Material Interests of Certain Persons.......................    A-28
  SECTION 4.24.  Insurance...................................................    A-28
  SECTION 4.25.  Investment Securities.......................................    A-28
  SECTION 4.26.  Pooling of Interests........................................    A-28
  SECTION 4.27.  Derivatives.................................................    A-28
  SECTION 4.28.  Registration Obligations....................................    A-28
  SECTION 4.29.  Books and Records...........................................    A-28
  SECTION 4.30.  Corporate Documents.........................................    A-28
  SECTION 4.31.  Parent Action...............................................    A-28
  SECTION 4.32.  Fair Lending; Community Reinvestment Act....................    A-29
  SECTION 4.33.  Other Activities of Parent and its Subsidiaries.............    A-29
  SECTION 4.34.  Year 2000...................................................    A-29
  SECTION 4.35.  No Omission of Material Fact................................    A-29
  SECTION 4.36.  Conduct of Business.........................................    A-30
ARTICLE V. ADDITIONAL AGREEMENTS.............................................    A-30
  SECTION 5.1.   Acquisition Proposals.......................................    A-30
  SECTION 5.2.   Certain Policies of the Company.............................    A-30
  SECTION 5.3.   Access and Information......................................    A-30
  SECTION 5.4.   Certain Filings, Consents and Arrangements..................    A-31
  SECTION 5.5.   Antitakeover Statutes.......................................    A-31
  SECTION 5.6.   Directors' and Officers' Indemnification....................    A-31
  SECTION 5.7.   Additional Agreements.......................................    A-32
  SECTION 5.8.   Publicity...................................................    A-32
  SECTION 5.9.   Regulatory Matters..........................................    A-32
  SECTION 5.10.  Shareholders' Meeting.......................................    A-33

                                                                                 PAGE
                                                                                 ----
  SECTION 5.11.  Affiliates; Publication of Combined Financial Results.......    A-33
  SECTION 5.12.  Authorization, Reservation and Listing......................    A-33
  SECTION 5.13.  Notification of Certain Matters.............................    A-33
  SECTION 5.14.  Board of Directors and Executive Committee of Parent........    A-34
  SECTION 5.15.  Benefit Plans...............................................    A-34
  SECTION 5.16.  Employment Arrangements.....................................    A-34
ARTICLE VI. CONDITIONS TO CONSUMMATION.......................................    A-35
  SECTION 6.1.   Conditions to All Parties' Obligations......................    A-35
  SECTION 6.2.   Conditions to the Obligations of Parent and Merger Sub......    A-35
  SECTION 6.3.   Conditions to the Obligation of the Company.................    A-36
ARTICLE VII. TERMINATION.....................................................    A-36
  SECTION 7.1.   Termination.................................................    A-36
  SECTION 7.2.   Effect of Termination.......................................    A-37
ARTICLE VIII. EFFECTIVE DATE AND EFFECTIVE TIME..............................    A-37
  SECTION 8.1.   Effective Date and Effective Time...........................    A-37
ARTICLE IX. OTHER MATTERS....................................................    A-37
  SECTION 9.1.   Certain Definitions; Interpretation.........................    A-37
  SECTION 9.2.   Survival....................................................    A-38
  SECTION 9.3.   Waiver......................................................    A-38
  SECTION 9.4.   Counterparts................................................    A-38
  SECTION 9.5.   Governing Law...............................................    A-38
  SECTION 9.6.   WAIVER OF JURY TRIAL........................................    A-38
  SECTION 9.7.   Expenses....................................................    A-38
  SECTION 9.8.   Notices.....................................................    A-38
  SECTION 9.9.   Entire Agreement; Etc.......................................    A-39
  SECTION 9.10.  Assignment..................................................    A-39

ANNEX 1
     Stock Option Agreement

ANNEX 2
     Affiliate Letter

     AGREEMENT AND PLAN OF MERGER, dated as of the 18th day of April, 1999, as amended and restated as of July 30, 1999 (this "Plan"), by and among Citizens Banking Corporation ("Parent"), Citizens Acquisition, Inc., a wholly-owned subsidiary of Parent ("Merger Sub"), and F & M Bancorporation, Inc. (the "Company").

                                   RECITALS:

     A. Amendment and Restatement. Parent and the Company are parties to that certain Agreement and Plan of Merger dated as of the 18th day of April 1999 (the "Original Plan") pursuant to which the Company would merge with and into Parent. Parent and the Company desire to amend and restate the Original Plan in accordance with Sections 1.4 and 9.3 of the Original Plan to provide for the merger of Merger Sub with and into the Company with the Company as the surviving corporation.

     B. Parent. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan, with its principal executive offices located in Flint, Michigan. As of the date hereof, Parent has 100,000,000 authorized shares of common stock, without par value, of which no more than 27,617,275 shares were outstanding as of the date hereof, 5,000,000 authorized shares of preferred stock, without par value, none of which were outstanding as of the date hereof, and has no other class of capital stock authorized. Parent is a bank holding company duly registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act").

     C. Merger Sub. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin, with its principal executive offices located in Flint, Michigan. As of the date hereof, Merger Sub has 9,000 authorized shares of common stock, par value $0.01 per share, of which 100 shares were outstanding and no other class of capital stock authorized. All the outstanding shares of the capital stock of Merger Sub are owned directly by Parent. The number of shares of Merger Sub outstanding is not subject to change prior to the Effective Time.

     D. The Company. The Company is a corporation duly incorporated, validly existing and in active status under the laws of the State of Wisconsin, with its principal executive offices located in Kaukauna, Wisconsin. As of the date hereof, the Company has 50,000,000 authorized shares of common stock, par value $1.00 per share ("Company Common Stock"), of which no more than 15,567,381 shares were outstanding as of the date hereof, and has no other class of capital stock authorized. The Company is a bank holding company duly registered with the Federal Reserve Board under the BHC Act.

     E. Options, Etc. Neither the Company nor any of its subsidiaries has any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock, except as set forth in the Company Reports (as defined in Section 3.9) or in the Company Disclosure Letter (as defined in Article III).

     F. Parent Options, Etc. Neither Parent nor any of its subsidiaries has any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock, except as set forth in the Parent Reports (as defined in Section 4.9).

     G. Stock Option Agreement. As a condition and inducement to Parent's willingness to enter into this Plan, the Company is entering into a Stock Option Agreement dated as of the date hereof in the form of Annex 1 hereto (the "Stock Option Agreement") with Parent pursuant to which the Company has granted to Parent an option to purchase shares of Company Common Stock.

     H. Tax-Free Reorganization. The parties hereto intend that the Merger provided for herein shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, and this Plan is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code.

     I. Board Approvals. The respective Boards of Directors of Parent, Merger Sub, and the Company have duly approved this Plan and have duly authorized its execution and delivery.

     In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                             ARTICLE I. THE MERGER

     SECTION 1.1. Structure of the Merger. On the Effective Date (as defined in
Section 8.1):

     (a) Effect of the Merger. The Merger Sub will merge (the "Merger") with and into the Company, with the Company being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in the Wisconsin Business Corporation Law (the "WBCL"). The separate corporate existence of the Company shall thereupon cease. The Surviving Corporation shall continue to be governed by the WBCL and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in Subchapter XI of Chapter 180 of the WBCL.

     (b) Articles of Incorporation and By-laws. The articles of incorporation and by-laws of the Surviving Corporation shall be the articles of incorporation and by-laws of Merger Sub immediately prior to the Effective Time (as defined in Section 8.1).

     (c) Directors and Officers. The Board of Directors of Merger Sub immediately prior to the Effective Time shall be the initial Board of Directors of the Surviving Corporation and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation.

     SECTION 1.2. Effect on Capital Stock. At the Effective Time (as defined in
Section 8.1), automatically and without any action on the part of any holder of any of the following securities:

     (a) Conversion of Outstanding Shares. Each share (a "Share") of Company Common Stock issued and outstanding at the Effective Time (other than shares held directly or indirectly by Parent, other than shares held in a fiduciary or agency capacity or in satisfaction of a debt previously contracted), shall be converted, subject to Section 1.2(c), into the right to receive 1.303 shares (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares ("Parent Shares") of the common stock, without par value, of Parent (the "Parent Common Stock"). Each share of Parent Common Stock issued and outstanding at the Effective Time shall remain issued and outstanding. The aggregate number of Parent Shares that shall be issued in the Merger, subject to Section 1.2(b), shall be referred to herein as the "Stock Amount."

     (b) Cancellation. Each Share held directly or indirectly by Parent, other than Shares held in a fiduciary or agency capacity or in satisfaction of a debt previously contracted, and Shares held as treasury stock of the Company, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto.

     (c) Adjustments to Exchange Ratio. The Exchange Ratio and Stock Amount shall be equitably adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization or other like change with respect to Parent Common Stock or Company Common Stock, as applicable, occurring after the date hereof and prior to the Effective Date.

     (d) Fractional Shares. No certificates or script representing less than one Parent Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of Certificates for exchange shall be paid, upon such surrender, cash (without interest) determined by multiplying (i) the per share closing price on The Nasdaq Stock Market of Parent Common Stock on the date of the Effective Time by (ii) the fractional interest of Parent Common Stock to which such holder would otherwise be entitled. As soon as practicable after determining the amount of cash, if any, to be paid to former holders of Company Common Stock with respect to any fractional shares of Parent Common Stock, the Exchange Agent (as defined below) shall promptly pay such amounts to such holders in accordance with this Article I.

     (e) Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of the validly issued, fully paid and nonassessable (except as provided in Wis. Stats. Section 180.0622(2)(b), as judicially interpreted) common stock of the Surviving Corporation, such shares shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

     SECTION 1.3. Exchange of Certificates.

     (a) Exchange Agent. Parent shall supply, or shall cause to be supplied, to or for the account of Harris Trust and Savings Bank, or such other bank (which may be a subsidiary of Parent) or trust company as shall be designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this Section 1.3, through the Exchange Agent, certificates evidencing the Parent Shares issuable pursuant to Section 1.2 in exchange for outstanding Shares.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Parent Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.3(c), and (C) cash in respect of fractional shares as provided in Section 1.2(e) (the Parent Shares, dividends, distributions and cash being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section
1.3 and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and subject to Section 1.2(e), to evidence the ownership of the number of full Parent Shares into which such shares of Company Common Stock shall have been so converted. Parent Shares issued in the Merger shall be issued as of and deemed to be outstanding as of the Effective Time. Parent shall cause all such Parent Shares issued in accordance with the Merger to be duly authorized, validly issued, fully paid and nonassessable.

     (c) Distributions With Respect to Unexchanged Parent Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent shares and (ii) at the appropriate payment date, the amount of dividend or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender.

     (d) Transfers of Ownership. If any certificate for Parent Shares is to be issued in a name other than that which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Certificate for Parent Shares in any name other than that of the registered holder of the certificate surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (e) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Plan to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Plan as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     (f) No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Plan in accordance with the procedures set forth in this Section 1.3.

     (g) Unclaimed Merger Consideration. Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be repaid by the Exchange Agent to Parent. Any shareholder of the Company who has not theretofore complied with this Section 1.3 shall thereafter be entitled to look only to Parent for payment of the Merger Consideration deliverable in respect of each share of Company Common Stock held by such stockholder without any interest thereon. If outstanding certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be paid over to Parent), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares deliverable in exchange therefor pursuant to this Agreement.

     SECTION 1.4. Alternative Structure. Notwithstanding anything in this Plan to the contrary, Parent may specify that, before or after the Merger, any of its direct or indirect subsidiaries and the Company and any of its direct or indirect subsidiaries shall enter into transactions other than those described in Article I hereof in order to effect the purposes of this Plan or to facilitate the consolidation of the Company's subsidiaries, and Parent and the Company shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such specification shall materially and adversely effect the timing of the consummation of the transactions contemplated herein, the tax effect or economic benefits of the Merger to the holders of Company Common Stock or the "pooling of interests" accounting treatment of the transaction.

     SECTION 1.5. Options. (a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock under (i) the Company's 1993 Incentive Stock Option Plan, (ii) the Company's 1993 Stock Option Plan for Non-Employee Directors and (iii) any other stock option plan or arrangement of the Company (collectively, the "Company Option Plans") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock in an amount and at an exercise price determined as provided below, and otherwise subject to the terms of the Company Option Plans pursuant to which such options have been issued and the agreements evidencing grants thereunder:

          (i) The number of shares of Parent Common Stock to be subject to the new option shall be equal to the product of the number of shares of Company Common Stock subject to the original option and the Exchange Ratio; provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

          (ii) The exercise price per share of Parent Common Stock under the new option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent.

     (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to the Company shall be deemed to be references to Parent.

     (c) Parent agrees to file with Securities and Exchange Commission (the "SEC") as soon as reasonably practicable after the Effective Time a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933 (together with the rules and regulations thereunder, the "Securities Act") to register Parent Common Stock issuable upon exercise of options under the Company Option Plans and use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options.

     SECTION 1.6. Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. The parties hereto hereby adopt this Plan as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                     ARTICLE II. CONDUCT PENDING THE MERGER

     SECTION 2.1. Conduct of the Company's Business Prior to the Effective
Time. Except as expressly provided in this Plan, during the period from the date of this Plan to the Effective Time, the Company shall, and shall cause each of its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course of business consistent with past practice, (ii) use its best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) use its best efforts to consummate the Agreement of Merger and Reorganization, dated as of July 21, 1998, by and between the Company, CBE, Inc., and F & M Merger Corporation, as amended on November 30, 1998 (the "CBE Merger Agreement"),

(iv) take no action which would adversely affect or delay the ability of the Company, Parent or any subsidiary thereof to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan and (v) take no action that is reasonably likely to have a Material Adverse Effect (as defined in Section 9.1 hereof) on the Company.

     SECTION 2.2. Forbearance by the Company. During the period from the date of this Plan to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries, without the prior written consent of Parent, to:

     (a) other than in the ordinary course of business consistent with past practice, make any loan or advance or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

     (b)  (i) adjust, split, combine or reclassify any capital stock;

          (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, except for regular quarterly cash dividends both (i) at a rate per share of Company Common Stock not in excess of $0.25 per share and (ii) having record dates and payment dates consistent with past practice, provided, however, that the Company may not declare regular quarterly cash dividends after receipt of all regulatory approvals necessary for consummation (excluding any applicable waiting periods) of the Merger to the extent that the Company's shareholders would, after giving effect to the Merger, be eligible to receive a dividend from Parent for the same quarter for which the Company did not declare a dividend as a result of this subsection 2.2(b)(ii), and, except for reductions in income resulting directly from adjustments specifically made at Parent's request, may not declare any regular quarterly cash dividends in any quarter if with respect to such quarter the amount of the dividend exceeds the amount of net income for such quarter;

          (iii) grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire any shares of its capital stock or securities evidencing a right to convert into or acquire, any shares of its capital stock; or

          (iv) issue any additional shares of capital stock except (A) pursuant to the exercise of Company options outstanding as of the date hereof and on the terms in effect on the date hereof, or (B) shares issuable pursuant to the CBE Merger Agreement.

     (c) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force as of the date of this Plan which have been previously provided to Parent;

     (d) make any capital expenditures, other than capital expenditures for data processing conversions pursuant to contracts or agreements in force as of the date of this Plan which have been previously provided to Parent and capital expenditures made in the ordinary course of business consistent with past practice in amounts not exceeding $50,000, individually or $500,000 in the aggregate;

     (e) increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to or fund or otherwise establish any trust or account related to any Employee Plan (as defined in Section 3.15), with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice not in excess of 5% in any 12-month period, or any amendment required by applicable law

(provided that any such amendment shall provide the least increase to cost permitted under such applicable law), or voluntarily accelerate the vesting of any stock options or other compensation or benefit;

     (f) (i) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $100,000 or $400,000 in the aggregate or in securities transactions as provided in (f)(ii) below, make any investment either by contributions to capital, property transfers, or purchase of any property or assets of any person, provided that the Company shall make no acquisition of business operations, other than with respect to the CBE Merger Agreement, without Parent's prior consent; or

     (ii) other than purchases of direct obligations of the United States of America with a remaining maturity at the time of purchase of 3 years or less, purchase or acquire securities of any type; provided, however, that, in the case of investment securities, the Company may purchase (or permit any subsidiary of the Company to purchase) investment securities if, within two business days after the Company requests in writing (which notice shall describe in detail the investment securities to be purchased and the price thereof) that Parent consent to the making of any such purchase, Parent has approved such request in writing or has not responded in writing to such request;

     (g) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $50,000;

     (h) settle any claim, action or proceeding involving any liability of the Company or any of its subsidiaries for money damages in excess of $100,000 or material restrictions upon the operations of the Company or any of its subsidiaries;

     (i) except in the ordinary course of business and in amounts less than $250,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

     (j) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) unsecured loans, advances or commitments in amounts less than $250,000 made in the ordinary course of business consistent with past practice and made in conformity with all applicable policies and procedures, (ii) secured loans, advances or commitments in an amount less than $5,000,000 made in the ordinary course of business consistent with past practice and made in conformity with all applicable policies and procedures and (iii) loans or advances as to which the Company has a legally binding obligation to make such loan or advance as of the date hereof and a description of which has been provided by the Company in writing to Parent prior to the execution of this Plan;

     (k) except as contemplated by Section 5.2, change its fiscal year or its method of accounting as in effect at December 31, 1998, except as required by changes in generally accepted accounting principles as concurred in by the Company's independent auditors;

     (l) knowingly take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Parent to exercise its rights under the Stock Option Agreement;

     (m) enter into any new activities or lines of business, or cease to conduct any activities or lines of business that it conducts on the date hereof, or conduct any business activity not consistent with past practice;

     (n) amend its articles of incorporation or its by-laws;

     (o) amend or otherwise modify the CBE Merger Agreement; or

     (p) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2 or any action which would make any of the representations or warranties of the Company contained in this

Plan incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     SECTION 2.3. Cooperation. The Company shall, and the Company shall cause each of its subsidiaries to, cooperate with Parent in completing the transactions contemplated hereby including, as set forth in Section 1.4, with respect to any merger or consolidation of the Company's subsidiaries with Parent's subsidiaries which the Parent may request and the taking of actions and giving of notices related thereto and providing such notices as may be required to terminate those contracts identified by Parent prior to the Effective Time, which terminations shall be effective on the Effective Date and conditioned upon the consummation of the Merger. Neither the Company nor any of its subsidiaries shall take, cause to be taken or agree or make any commitment to take any action: (i) that would cause any of the representations or warranties of it that are set forth in Article III hereof not to be true and correct, or (ii) that is inconsistent with or prohibited by Section 2.1 or Section 2.2.

     SECTION 2.4. Conduct of Parent's Business Prior to the Effective
Time. Except as expressly provided in this Plan, during the period from the date of this Plan to the Effective Time, Parent shall, and shall cause each of its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course of business consistent with past practice, (ii) take no action outside of the ordinary course of business (mergers and acquisitions by Parent shall be deemed to be in the ordinary course of its business) which would adversely affect or delay the ability of the Company, Parent or any subsidiary thereof to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan, (iii) take no action that is reasonably likely to have a Material Adverse Effect on Parent, and (iv) enter into any agreement that would result in a change in control of Parent without the prior written consent of the Company, provided however that such consent shall not be required if Parent's Board of Directors determines, upon receipt of a written opinion of its outside counsel, that such requirement would result in a breach of its fiduciary duties to the shareholders of Parent. For purposes of this Section 2.4, change in control shall mean the occurrence of any of the following events: (A) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of the outstanding Parent Common Stock, (B) a sale of all or substantially all of the assets of the Parent to any person, firm or corporation, or (C) a merger or similar transaction between Parent and another entity if shareholders of Parent do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction . Parent shall not knowingly take any action that would prevent or impede the Merger from qualifying for "pooling of interests" accounting treatment or as a reorganization within the meaning of
Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Parent to exercise its rights under the Stock Option Agreement.

     SECTION 2.5. Cooperation of Parent. Parent shall, and Parent shall cause each of its subsidiaries to, cooperate with the Company in completing the transactions contemplated hereby and shall not take, cause to be taken or agree to make any commitment to take any action (i) that is reasonably likely to have a Material Adverse Effect on Parent, or (ii) that is inconsistent with or prohibited by Section 2.4.

           ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent, that, except as specifically disclosed in a letter (the "Company Disclosure Letter") of the Company delivered to Parent prior to the execution of this Plan (and making specific reference to the Section of this Plan for which an exception is taken):

     SECTION 3.1. Recitals True. The facts set forth in the Recitals of this Plan with respect to the Company are true and correct.

     SECTION 3.2. Capital Stock. All outstanding shares of capital stock of the Company and its subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, except as provided in Wis. Stats. Section 180.0622(2)(b), as judicially interpreted, in the case of Wisconsin --

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organized corporations and banks, and Wis. Stats. Section 220.07 in the case of
Wisconsin state banks, and are not subject to any preemptive rights.

     SECTION 3.3. Due Organization. Each subsidiary of the Company is a corporation or banking organization duly incorporated, validly existing and in good standing or active status under the laws of the state of its incorporation. Each of the Company's subsidiaries which is a bank is a member of the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") and all of its deposits are subject to assessment by the BIF.

     SECTION 3.4. Authority. Each of the Company and its subsidiaries has the power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, in the aggregate, would not have a Material Adverse Effect on Company) where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

     SECTION 3.5. Subsidiaries; Significant Investments. The only subsidiaries of the Company are set forth in the Company Disclosure Letter. All of the shares of capital stock of each subsidiary of the Company are owned directly and of record by the Company or a wholly-owned subsidiary of the Company, in each such case free and clear of all liens, claims, encumbrances and restrictions on transfer ("Liens") and there are no options or similar rights with respect to any such capital stock. Neither the Company nor any of its subsidiaries maintains a liquidation or similar type of account. None of the Company or any of such subsidiaries owns any equity securities, any security convertible or exchangeable into an equity security or any rights to acquire any equity security except those of its subsidiaries as listed in the Company Disclosure Letter.

     SECTION 3.6. Shareholder Approvals.

     (a) Subject to the receipt of required shareholder approval of this Plan, this Plan and the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company. In addition, the Company has received the written opinion of Hovde Financial, Inc. to the effect that the Merger Consideration to be received by the shareholders of the Company is fair to such shareholders from a financial point of view and has provided a true and complete copy of such opinion to Parent. Subject to receipt of (i) such shareholder approval and (ii) the required approvals, consents or waivers of governmental authorities referred to in Section 6.1(b), this Plan is a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles.

     (b) The affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote on this Plan is the only shareholder vote required for approval of the Plan and consummation of the Merger and the other transactions contemplated hereby.

     SECTION 3.7. No Violations. The execution, delivery and performance of this Plan by the Company do not, and the consummation of the transactions contemplated hereby by the Company and each of its subsidiaries will not, constitute (a) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any subsidiary of the Company or to which the Company or any of its subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (b) a breach or violation of, or a default under, the articles of incorporation or by-laws or similar organizational documents of the Company or any subsidiary of the Company or (c) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any subsidiary of the Company under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other

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agreement, instrument or obligation to which the Company or any subsidiary of the Company is a party, or to which any of their respective properties or assets may be bound or affected, except for such breaches, violations, defaults, rights of termination or acceleration or liens or encumbrances referred to in clause
(c) that would not individually or in the aggregate have a Material Adverse Effect on the Company.

     SECTION 3.8. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (b) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State Approvals"), (c) the filing with the SEC of a joint proxy statement in definitive form relating to the meetings of the Company's and Parent's shareholders (the "Company Meeting" and "Parent Meeting," respectively) to be held in connection with this Plan and the transactions contemplated hereby (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus, (d) the filing of the Certificate of Merger with the Wisconsin Department of Financial Institutions pursuant to the WBCL, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Plan, and (f) the approval of this Plan by the requisite vote of the shareholders of the Company, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (i) the execution and delivery by the Company of this Plan and (ii) the consummation by the Company of the Merger and the other transactions contemplated hereby.

     SECTION 3.9. Company Reports.

     (a) As of their respective dates, neither the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, nor any other document filed by the Company subsequent to December 31, 1998 under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), each in the form (including exhibits) filed with the SEC (collectively, the "Company Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and the Company Reports complied in all material respects with the requirements of the Securities Exchange Act. Each of the consolidated balance sheets contained or incorporated by reference in the Company Reports (including in each case any related notes and schedules) fairly presented in all material respects the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of income, consolidated statements of stockholders' equity and consolidated statements of cash flows, contained or incorporated by reference in the Company Reports (including in each case any related notes and schedules), fairly presented in all material respects the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

     (b) The Company and each of its subsidiaries have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (i) the SEC, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the BIF, (vi) any state banking or insurance commission or other regulatory authority (each, a "State Regulator") (such entities collectively, the "Regulatory Agencies"), and (vii) the National Association of Securities Dealers, Inc. and any other self-regulatory organization (an "SRO"), and all other material reports and statements required to be filed by them since December 31, 1995, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Regulatory Agencies or any SRO, and have paid all fees and assessments due and payable in connection therewith.

     SECTION 3.10. Absence of Undisclosed Liabilities and Certain Changes or Events. Since December 31, 1998, the Company and its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and have not incurred any material liability, except in the ordinary course of their business consistent with past practice. Since December 31, 1998, there has not been any change in the condition (financial or other), properties, business, results of operations or prospects of the Company or its subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Company.

     SECTION 3.11. Taxes. All federal, state, local, and foreign tax returns required to be filed by or on behalf of the Company or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all respects. All taxes shown on such returns have been paid in full or adequate provision has been made for any such taxes on the Company's balance sheet (in accordance with generally accepted accounting principles). There is no audit examination, deficiency, or refund litigation with respect to any taxes of the Company or any of its subsidiaries that could result in a determination. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on the Company's balance sheet (in accordance with generally accepted accounting principles). The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

     SECTION 3.12. Absence of Claims. As of the date hereof, no litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against the Company or any of its subsidiaries, and, to the best of the Company's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated, which, in any case, is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or to hinder or delay consummation of the transactions contemplated hereby.

     SECTION 3.13. Absence of Regulatory Actions. Neither the Company nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

     SECTION 3.14. Agreements.

     (a) Except for this Plan and arrangements made in the ordinary course of business, the Company and its subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the Company Reports filed prior to the date of this Plan. Except as disclosed in the Company Reports filed prior to the date of this Plan, neither the Company nor any of its subsidiaries is a party to an oral or written (i) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 30 days, or less notice involving the payment of more than $100,000 per annum, in the case of any such agreement with an individual, or $200,000 per annum, in the case of any other such agreement, (ii) agreement with any executive officer or other key employee of the Company or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its subsidiaries of the nature contemplated by this Plan and which provides for the payment of in excess of $100,000, (iii) agreement with respect to any executive officer of the Company or

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

any of its subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $100,000 per annum, (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan, or (v) agreement containing covenants that limit the ability of the Company or any of its subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company (including any successor thereof) or any of its subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

     (b) Neither the Company nor any of its subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

     SECTION 3.15. Labor Matters. Neither the Company nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving the Company or any of its subsidiaries pending or threatened.

     SECTION 3.16. Employee Benefit Plans. The Company Disclosure Letter contains a complete and correct list of the names and current annual salary or director fees, as applicable, bonus, commission and perquisite arrangements, written or unwritten, for each director and officer of the Company and each of its subsidiaries, including those whose compensation was paid in whole or in part by persons or entities other than the Company or any of its subsidiaries. The Company Disclosure Letter also contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto in respect to any present or former directors, officers, or other employees of the Company or any of its subsidiaries (hereinafter referred to collectively as the "Employee Plans"). (i) All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither the Company nor any of its subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which could subject the Company or any subsidiary to a material tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA; and all contributions required to be made under the terms of any Employee Plan have been timely made or have been reflected on the Company's balance sheet (ii) no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been or is expected by the Company or any of its subsidiaries to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA (a "Pension Plan"), or with respect to any "single employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by the Company or any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Pension Plan or ERISA Affiliate Plan and no condition exists that presents a material risk of the institution of such proceedings; (iii) no Pension Plan or ERISA Affiliate Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan and ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Pension Plan or ERISA

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

Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or ERISA Affiliate Plan prior to the date hereof, and there has been no material change in the financial condition of any such Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or ERISA Affiliate Plan within the 12-month period ending on the date hereof; (iv) neither the Company nor any subsidiary of the Company has provided or is required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to section 401(a)(29) of the Code; (v) neither the Company, its subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Employee Plan of the Company or any of its subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has received a favorable determination letter from the Internal Revenue Service deeming such plan (a "Qualified Plan") to be qualified under
Section 401(a) of the Code; and neither the Company nor its subsidiaries are aware of any circumstances likely to result in revocation of any such favorable determination letter; (vii) each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder; all Employee Plans covering foreign participants comply in all material respects with applicable local law, and there are no material unfunded liabilities with respect to any Employee Plan which covers foreign employees; (viii) there is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan; (ix) there has been no announcement or commitment by the Company or any subsidiary of the Company to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not increase the cost of such Employee Plan; and the Company and its subsidiaries do not have any obligations for retiree health and life benefits under any Employee Plan except as set forth in the Company Disclosure Letter, and there are no such Employee Plans that cannot be amended or terminated without incurring any liability thereunder; (x) with respect to the Company or any of its subsidiaries, except as specifically identified in the Company Disclosure Letter, the execution and delivery of this Plan and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by the Company or any subsidiary of the Company to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase or secure (by way of a trust or other vehicle) any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit, and (xi) with respect to each Employee Plan, the Company has supplied to Parent a true and correct copy, if applicable, of (A) the two most recent annual reports on the applicable form of the Form 5500 series filed with the Internal Revenue Service (the "IRS"), (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan, (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan and (G) the most recent financial statements and auditor's report.

     SECTION 3.17. Properties. Except as disclosed in the Company Reports filed prior to the date hereof, the Company and its subsidiaries (a) have good, clear and marketable title to all the properties and assets which are material to the Company's business on a consolidated basis and are reflected in the latest audited statement of condition included in the Company Reports as being owned by the Company and its subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof), free and clear of all Liens except (i) statutory Liens securing payments not yet due, (ii) Liens on assets of subsidiaries of the Company incurred in the ordinary course of their business and (iii) such imperfections or irregularities of title or Liens as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, in either case in such a manner as to have a Material Adverse Effect on the Company, and (b) are collectively the lessee of all leasehold estates which are material to the Company's business on a consolidated basis and are reflected in the latest audited financial statements included in the Company Reports or acquired after the date thereof (except for leases that have expired by their terms or as to which the Company has agreed to terminate or convey since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, the lessor, other than defaults that would not have a Material Adverse Effect on the Company. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession of all such leases. To the knowledge of the Company, all of the Company's and its subsidiaries, owned buildings, structures and equipment have been well maintained and are in good and serviceable condition, normal wear and tear excepted.

     SECTION 3.18. Knowledge as to Conditions. As of the date hereof, the Company knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 6.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

     SECTION 3.19. Compliance with Laws. Since December 31, 1995, the Company and each of its subsidiaries have complied in all material respects with all applicable laws. The Company and each of its subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of the Company, no suspension or cancellation of any of them is threatened.

     SECTION 3.20. Fees. Other than financial advisory services performed for the Company by Hovde Financial, Inc., neither the Company nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company or any subsidiary of the Company, in connection with the Plan or the transactions contemplated hereby.

     SECTION 3.21. Environmental Matters. To the knowledge of the Company:

          (a) Except as will not, individually or in the aggregate, have a Material Adverse Effect on the Company, with respect to the Company and each of its subsidiaries:

              (i) Each of the Company and its subsidiaries, the Participation Facilities, and the Loan Properties (each as defined below) are, and have been, in substantial compliance with all Environmental Laws (as defined below);

              (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum against it or any of its subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility;

              (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or the Company or any of its subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material or oil whether or not occurring at or on a site owned, leased or operated by a Loan Property;

              (iv) There is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.21(a)(ii) or (iii);

             (v) The properties currently or formerly owned or operated by the Company or any of its subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material (as defined below) other than as permitted under applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by the Company or any of its subsidiaries, such representation is limited to the period the Company or any such subsidiary owned or operated such properties);

             (vi) None of it or any of its subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

             (vii) There are no underground storage tanks on, in or under any properties or Participation Facility and no underground storage tanks have been closed or removed from any properties or Participation Facility which are or have been in the ownership of it or any of its subsidiaries;

             (viii) During the period of (A) its or any of its subsidiaries, ownership or operation of any of their respective current properties,
        (B) its or any of its subsidiaries, participation in the management of any Participation Facility, or (C) its or any of its subsidiaries, holding of a security interest in a Loan Property, there has been no contamination by or release of Hazardous Material or oil in, on, under or affecting such properties. Prior to the period of (x) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (y) its or any of its subsidiaries, participation in the management of any Participation Facility, or (z) its or any of its subsidiaries, holding of a security interest in a Loan Property, there was no contamination by or release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property; and

             (ix) None of it or its subsidiaries participates in the management of a Loan Property or Participation Facility to an extent that it would be deemed an "owner or operator" as defined in 42 U.S.C. ss. 9601 or any similar Environmental Law.

          (b) The following definitions apply for purposes of this Section 3.21:
     (i) "Loan Property" means any property in which the applicable party (or a subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (ii) "Participation Facility" means any facility in which the applicable party (or a subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary or agency capacity) and, where required by the context, includes the owner or operator of such property; (iii) "Environmental Law" means (A) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, (x) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect, including all current Environmental Laws. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal and the federal Toxic Substances Control Act, the Federal insecticide, Fungicide and Rodenticide Act, the Federal occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, and (B) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (iv) "Hazardous Material" means any substance in any concentration which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

     SECTION 3.22. Allowance. The allowance for possible loan losses shown on the Company's audited balance sheet as of December 31, 1998, was, and the allowance for possible loan losses shown on the balance sheets in Reports for periods ending after the date of this Plan will be, adequate, as of the date thereof, under generally accepted accounting principles applicable to banks and bank holding companies. The Company has disclosed to Parent in writing prior to the execution hereof and has set forth in the Company Disclosure Letter all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Company and its subsidiaries, involving amounts in excess of $100,000, that have been classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import and the aggregate amount thereunder of each such category or type. The Other Real Estate Owned included in any non-performing assets of the Company or any of its subsidiaries is carried net of reserves at the lower of cost or market value based on current independent appraisals.

     SECTION 3.23. Antitakeover Provisions Inapplicable. The Company has taken all actions required to exempt this Plan and the Merger and any amendment or revision thereto, the Stock Option Agreement and any amendment or revision thereof and the transactions contemplated hereby and thereby from any state antitakeover laws, including without limitation, Sections 180.1140-1144, 180.1130-1133, and 180.1150.

     SECTION 3.24. Material Interests of Certain Persons. Except as disclosed in the Company's Proxy Statement for its 1999 Annual Meeting of Stockholders or to the extent such information is not required to be disclosed therein, no officer or director of the Company, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its subsidiaries.

     SECTION 3.25. Insurance. The Company and its subsidiaries are presently insured, and since December 31, 1995, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by the Company and its subsidiaries are in full force and effect, the Company and its subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. Since December 31, 1995, no claim by the Company or any of its subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. In the best judgment of the Company's management, such insurance coverage is adequate and will be available in the future under terms and conditions substantially similar to those in effect on the date hereof. Between the date hereof and the Effective Time, the Company and its subsidiaries will maintain the levels of insurance coverage in effect on the date hereof and will submit all potential claims existing prior to the Effective Time to its insurance carrier on or before the Effective Time. The Company Disclosure Letter lists all insurance policies maintained by or for the benefit of the Company, of its subsidiaries or its directors, officers, employees or agents, specifying the
(i) type of policy and a brief description thereof, (ii) policy limits and (iii) self insurance amounts.

     SECTION 3.26. Investment Securities. Except for pledges to the Federal Home Loan Bank in the ordinary course of business consistent with past practice and except for pledges to secure public and trust deposits and reverse repurchase agreements entered into in arm's-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of the Company included in the Company's Report on Form 10-K for the year ended December 31, 1998, and none of the material investments made by it or any of its subsidiaries since December 31, 1998, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

     SECTION 3.27. Pooling of Interests. Each of the Company's acquisitions during the two years preceding the date of this Plan which were accounted for as "pooling of interests" qualify as "pooling of interests" for accounting purposes. As of the date of this Plan, the Company has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

     SECTION 3.28. Derivatives. Neither the Company nor any of its subsidiaries is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

     SECTION 3.29. Registration Obligations. Neither the Company nor any of its subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act.

     SECTION 3.30. Books and Records. The books and records of the Company and its subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     SECTION 3.31. Corporate Documents. The Company has delivered to Parent true and complete copies of (i) its articles of incorporation and by-laws and (ii) the charter and by-laws of each subsidiary of the Company. The Company has delivered to Parent copies of the charter of each subsidiary of the Company which in each instance is accurate and complete in all material respects.

     SECTION 3.32. Company Action. The Board of Directors of the Company has adopted resolutions recommending that this Plan be approved by the shareholders of the Company and directing that this Plan be submitted for consideration by the Company's shareholders at the Company Meeting.

     SECTION 3.33. Indemnification. Neither the Company nor any subsidiary of the Company is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of the Company or a subsidiary of the Company (a "Covered Person"), and to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under Section 5.6 if such provisions were deemed to be in effect.

     SECTION 3.34. Fair Lending; Community Reinvestment Act. As of the date hereof, with the exception of routine investigation of consumer complaints, neither the Company nor any of its subsidiaries has been advised that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. Each of the Company's subsidiaries received a CRA rating of "satisfactory" or "outstanding" in its most recent CRA examination.

     SECTION 3.35. Other Activities of the Company and its Subsidiaries.

          (a) Neither of the Company nor any of its subsidiaries that is not a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board. Without limiting the generality of the foregoing, any equity investment of the Company and each subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation, is not prohibited by the Federal Reserve Board.

          (b) To the Company's knowledge, each of its subsidiaries which is a bank that performs trust or other fiduciary activities (a "Company Bank Subsidiary") and each subsidiary which is a trust company (a "Company Trust Subsidiary") currently performs all personal trust, corporate trust and other fiduciary activities ("Trust Activities") with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or to the knowledge of the Company, threatened, against or affecting the Company, or any Significant Subsidiary thereof relating to the compliance by the Company or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on the Company, each employee of a Company Bank Subsidiary or a Company Trust Subsidiary, as applicable, had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a Company Bank Subsidiary or a Company Trust Subsidiary, as applicable; and each Company Bank Subsidiary and each Company Trust Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits in the case of any Company Bank Subsidiary since January 1, 1996, and in the case of any Company Trust Subsidiary since January 1, 1998 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

     SECTION 3.36. Year 2000. None of the Company or any of the Company's subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4,
1998). The Company has disclosed to Parent a complete and accurate copy of the Company's plan, including an estimate of the anticipated associated costs, for addressing the issues ("Year 2000 Issues") set forth in the statement of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect the Company and its subsidiaries. Between the date of this Agreement and the Effective Time, the Company shall use commercially practicable efforts to implement such plan.

     SECTION 3.37. No Omission of Material Fact. No representation or warranty by the Company in this Plan or under any documents, instruments, certificates or schedules delivered or to be delivered pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading. None of the information regarding the Company or any of its subsidiaries or the transactions contemplated hereby supplied or to be supplied by the Company or any of its subsidiaries for inclusion in any documents or filings to be filed with any regulatory authority in connection with the transactions contemplated hereby will contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     SECTION 3.38. Conduct of Business. Since December 31, 1998, except as contemplated by this Plan, neither the Company nor any of its subsidiaries has taken any action which would have violated Section 2.1 or Section 2.2 had such Sections been in effect since December 31, 1998. The Company has not purchased or caused to be purchased any Company Common Stock since April 1, 1997.

              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company that, except as specifically disclosed in a letter (the "Parent Disclosure Letter") of Parent delivered to the Company prior to the execution of this Plan (and making specific references to the section of this Plan for which an exception is taken):

     SECTION 4.1. Recitals True. The facts set forth in the Recitals of this Plan with respect to Parent and Merger Sub are true and correct.

     SECTION 4.2. Capital Stock. All outstanding shares of capital stock of Parent and its subsidiaries have been and all Parent Shares to be issued in the Merger will be duly authorized and validly issued, are fully paid and nonassessable and are not subject to any preemptive rights. Each share of Parent Common Stock to be issued in the Merger will have attached thereto one right to purchase one-half of 1/100th of a share of Series A Preferred Stock of Parent at a price of $75 per 1/100th of a share.

     SECTION 4.3. Due Organization. Each subsidiary of Parent is a corporation or banking organization duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Each of the Parent's subsidiaries which is a bank is a member of the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") and all of its deposits are subject to assessment by the BIF.

     SECTION 4.4. Authority. Each of Parent and its subsidiaries has the power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, in the aggregate, the would not have a Material Adverse Effect on Parent) where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

     SECTION 4.5. Subsidiaries; Significant Investments. The only subsidiaries of Parent are set forth in the Disclosure Letter. All of the shares of capital stock of each subsidiary of Parent are owned directly and of record by Parent or a wholly-owned subsidiary of Parent, in each such case free and clear of all Liens and there are no options or similar rights with respect to any such capital stock. Neither Parent nor any of its subsidiaries maintains a liquidation or similar type of account. None of Parent or any of such subsidiaries owns any equity securities, any security convertible or exchangeable into an equity security or any rights to acquire any equity security except those of its subsidiaries as listed in the Parent Disclosure Letter.

     SECTION 4.6. Shareholder Approvals.

     (a) Subject to the receipt of required shareholder approval of this Plan, this Plan and the transactions contemplated herein have been duly authorized by all necessary corporate action of Parent. In addition, Parent has received the written opinion of Keefe, Bruyette & Woods, Inc. to the effect that the Merger is fair to the shareholders of Parent from a financial point of view and has provided a true and complete copy of such opinion to the Company. Subject to receipt of (i) such shareholder approval and (ii) the required approvals, consents or waivers of governmental authorities referred to in Section 6.1(b), this Plan is a valid and binding agreement of Parent and Merger Sub enforceable against each in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles.

     (b) The affirmative vote of a majority of the outstanding shares of Parent Common Stock entitled to vote on this Plan and the vote of the sole shareholder of Merger Sub are the only shareholder vote required for approval of the Plan and consummation of the Merger and the other transactions contemplated hereby.

     SECTION 4.7. No Violations. The execution, delivery and performance of this Plan by Parent and Merger Sub do not, and the consummation of the transactions contemplated hereby by Parent and each of its subsidiaries will not, constitute
(i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Parent or any subsidiary of Parent or to which Parent or any of its subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby,
(ii) a breach or violation of, or a default under, the articles of incorporation or by-laws or similar organizational documents of Parent or any subsidiary of Parent or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Parent or any subsidiary of Parent under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Parent or any subsidiary of Parent is a party, or to which any of their respective properties or assets may be bound or affected, except for such breaches, violations, defaults, rights of termination or acceleration or liens or encumbrances referred to in clause (iii) that would not individually or in the aggregate have a Material Adverse Effect on Parent.

     SECTION 4.8. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (b) any State Approvals, (c) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, (d) the filing of the Certificate of Merger with the Wisconsin Department of Financial Institutions pursuant to the WBCL, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Plan, and (f) the approval of this Plan by the requisite vote of the shareholders of the Company and the Parent, no consents or approvals of or filings or registrations with any Governmental Entities or with any third party are necessary in connection with (i) the execution and delivery by Parent and Merger Sub of this Plan and (ii) the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby.

     SECTION 4.9. Parent Reports.

     (a) As of their respective dates, neither Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, nor any other document filed by Parent subsequent to December 31, 1998 under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, each in the form (including exhibits) filed with the SEC (collectively, the "Parent Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and the Parent Reports complied in all material respects with the requirements of the Securities Exchange Act. Each of the consolidated balance sheets contained or incorporated by reference in the Parent Reports (including in each case any related notes and schedules) fairly presented in all material respects the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of income, consolidated statements of stockholders' equity and consolidated statements of cash flows, contained or incorporated by reference in the Parent Reports (including in each case any related notes and schedules), fairly presented in all material respects the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

     (b) Parent and each of its subsidiaries have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (i) the Regulatory Agencies, and (ii) any SRO, and all other material reports and statements required to be filed by them since December 31, 1995, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Regulatory Agencies or any SRO, and have paid all fees and assessments due and payable in connection therewith.

     SECTION 4.10. Absence of Undisclosed Liabilities and Certain Changes or Events. Since December 31, 1998, Parent and its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and have not incurred any material liability, except in the ordinary course of their business consistent with past practice. Since December 31, 1998, there has not been any change in the condition (financial or other), properties, business, results of operations or prospects of Parent or its subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Parent.

     SECTION 4.11. Taxes. All federal, state, local, and foreign tax returns required to be filed by or on behalf of Parent or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all respects. All taxes shown on such returns have been paid in full or adequate provision has been made for any such taxes on Parent's balance sheet (in accordance with generally accepted accounting principles). There is no audit examination, deficiency, or refund litigation with respect to any taxes of Parent or any of its subsidiaries that could result in a determination. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on Parent's balance sheet (in accordance with generally accepted accounting principles). Parent has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

     SECTION 4.12. Absence of Claims. As of the date hereof, no litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against Parent or any of its subsidiaries, and, to the best of Parent's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated, which, in any case, is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent or to hinder or delay consummation of the transactions contemplated hereby.

     SECTION 4.13. Absence of Regulatory Actions. Neither Parent nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of Government Regulators nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

     SECTION 4.14. Agreements.

     (a) Except for this Plan and arrangements made in the ordinary course of business, Parent and its subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the Parent Reports filed prior to the date of this Plan.

     (b) Neither Parent nor any of its subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

     SECTION 4.15. Labor Matters. Neither Parent nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is Parent or any of its subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving Parent or any of its subsidiaries pending or threatened.

     SECTION 4.16. Employee Benefit Plans. Parent's Disclosure Letter contains a complete and correct list of the names of each director and officer of Parent and each of its subsidiaries. Parent's Disclosure
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

Letter also contains a complete list of all Parent's pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans", as defined under ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto in respect to any present directors, officers, or other employees of Parent or any of its subsidiaries (hereinafter referred to collectively as the "Parent Employee Plans"). (i) All of Parent's Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither Parent nor any of its subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Employee Plan which could subject Parent or any subsidiary to a material tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA; and all contributions required to be made under the terms of any Parent Employee Plan have been timely made or have been reflected on Parent's balance sheet (ii) no liability to the PBGC has been or is expected by Parent or any of its subsidiaries to be incurred with respect to any Parent Employee Plan which is subject to Title IV of ERISA (a "Parent Pension Plan"), or with respect to any "single employer plan" (as defined in
Section 4001(a)(15) of ERISA) currently or formerly maintained by Parent or any entity (an "ERISA Affiliate") which is considered one employer with Parent under
Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Parent Pension Plan or ERISA Affiliate Plan and no condition exists that presents a material risk of the institution of such proceedings; (iii) no Parent Pension Plan or ERISA Affiliate Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Parent Pension Plan and ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Parent Pension Plan or ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Parent Pension Plan or ERISA Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Parent Pension Plan or ERISA Affiliate Plan prior to the date hereof, and there has been no material change in the financial condition of any such Parent Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Parent Pension Plan or ERISA Affiliate Plan within the 12-month period ending on the date hereof; (iv) neither Parent nor any subsidiary of Parent has provided or is required to provide, security to any Parent Pension Plan or to any ERISA Affiliate Plan pursuant to section 401(a)(29) of the Code; (v) neither Parent, its subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Parent Employee Plan of Parent or any of its subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has received a favorable determination letter from the Internal Revenue Service deeming such plan (a "Qualified Parent Plan") to be qualified under Section 401(a) of the Code; and neither Parent nor its subsidiaries are aware of any circumstances likely to result in revocation of any such favorable determination letter; (vii) each Qualified Parent Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder; all Parent Employee Plans covering foreign participants comply in all material respects with applicable local law , and there are no material unfunded liabilities with respect to any Parent Employee Plan which covers foreign employees; (viii) there is no pending or threatened litigation, administrative action or proceeding relating to any Parent Employee Plan; (ix) there has been no announcement or commitment by Parent or any subsidiary of Parent to create an additional Parent Employee Plan, or to amend an Parent Employee Plan except for amendments required by applicable law which do not increase the cost of such Parent Employee Plan; and Parent and its subsidiaries do not have any obligations for retiree health and life benefits under any Parent Employee Plan which would have a Material Adverse Effect on Parent.

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     SECTION 4.17. Properties. Except as disclosed in the Parent Reports filed prior to the date hereof, Parent and its subsidiaries (a) have good, clear and marketable title to all the properties and assets which are material to Parent's business on a consolidated basis and are reflected in the latest audited statement of condition included in the Parent Reports as being owned by Parent and its subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof), free and clear of all Liens except (i) statutory Liens securing payments not yet due, (ii) Liens on assets of subsidiaries of Parent incurred in the ordinary course of their business and
(iii) such imperfections or irregularities of title or Liens as do not affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, in either case in such a manner as to have a Material Adverse Effect on Parent, and (b) are collectively the lessee of all leasehold estates which are material to Parent's business on a consolidated basis and are reflected in the latest audited financial statements included in the Parent Reports or acquired after the date thereof (except for leases that have expired by their terms or as to which Parent has agreed to terminate or convey since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Parent's knowledge, the lessor, other than defaults that would not have a Material Adverse Effect on Parent. Each of Parent and each of its subsidiaries enjoys peaceful and undisturbed possession of all such leases. To the knowledge of Parent, all of Parent's and its subsidiaries, owned buildings, structures and equipment have been well maintained and are in good and serviceable condition, normal wear and tear excepted.

     SECTION 4.18. Knowledge as to Conditions. As of the date hereof, Parent knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 6.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

     SECTION 4.19. Compliance with Laws. Since December 31, 1995, Parent and each of its subsidiaries have complied in all material respects with all applicable laws. Parent and each of its subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of Parent, no suspension or cancellation of any of them is threatened.

     SECTION 4.20. Fees. Other than financial advisory services performed for Parent by Keefe, Bruyette & Woods, Inc., neither Parent nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for Parent or any subsidiary of Parent, in connection with the Plan or the transactions contemplated hereby.

     SECTION 4.21. Environmental Matters. To the knowledge of Parent:

     (a) Except as will not, individually or in the aggregate, have a Material Adverse Effect on Parent, with respect to Parent and each of its subsidiaries:

             (i) Each of Parent and its subsidiaries, the Participation Facilities, and the Loan Properties (each as defined below) are, and have been, in substantial compliance with all Environmental Laws (as defined below);

             (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum against it or any of its subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility;

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

             (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or Parent or any of its subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material or oil whether or not occurring at or on a site owned, leased or operated by a Loan Property;

             (iv) There is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.21(a)(ii) or (iii);

             (v) The properties currently or formerly owned or operated by Parent or any of its subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material (as defined below) other than as permitted under applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by Parent or any of its subsidiaries, such representation is limited to the period Parent or any such subsidiary owned or operated such properties);

             (vi) None of it or any of its subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

             (vii) There are no underground storage tanks on, in or under any properties or Participation Facility and no underground storage tanks have been closed or removed from any properties or Participation Facility which are or have been in the ownership of it or any of its subsidiaries;

             (viii) During the period of (A) its or any of its subsidiaries, ownership or operation of any of their respective current properties,
        (B) its or any of its subsidiaries, participation in the management of any Participation Facility, or (C) its or any of its subsidiaries, holding of a security interest in a Loan Property, there has been no contamination by or release of Hazardous Material or oil in, on, under or affecting such properties. Prior to the period of (x) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (y) its or any of its subsidiaries, participation in the management of any Participation Facility, or (z) its or any of its subsidiaries, holding of a security interest in a Loan Property, there was no contamination by or release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property; and

             (ix) None of it or its subsidiaries participates in the management of a Loan Property or Participation Facility to an extent that it would be deemed an "owner or operator" as defined in 42 U.S.C. ss. 9601 or any similar Environmental Law.

     (b) The following definitions apply for purposes of this Section 4.21:
"Loan Property," "Participation Facility," "Environmental Law," and "Hazardous Material" each have the meaning set forth in Section 3.21(b).

     SECTION 4.22. Allowance. The allowance for possible loan losses shown on Parent's audited balance sheet as of December 31, 1998 was, and the allowance for possible loan losses shown on the balance sheets in the Parent Reports for periods ending after the date of this Plan will be, adequate, as of the date thereof, under generally accepted accounting principles applicable to banks and bank holding companies. Parent has disclosed to the Company in writing prior to the execution hereof and has set forth in the Parent Disclosure Letter all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Parent and its subsidiaries that have been classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import and the aggregate amount thereunder of each such category or type. The Other Real Estate Owned included in any non-
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

performing assets of Parent or any of its subsidiaries is carried net of reserves at the lower of cost or market value based on current independent appraisals.

     SECTION 4.23. Material Interests of Certain Persons. Except as disclosed in Parent's Proxy Statement for its 1999 Annual Meeting of Stockholders or to the extent such information is not required to be disclosed therein, no officer or director of Parent, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Parent or any of its subsidiaries.

     SECTION 4.24. Insurance. Parent and its subsidiaries are presently insured, and since December 31, 1995, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Parent and its subsidiaries are in full force and effect, Parent and its subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. Since December 31, 1995, no claim by Parent or any of its subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. In the best judgment of Parent's management, such insurance coverage is adequate and will be available in the future under terms and conditions substantially similar to those in effect on the date hereof. Between the date hereof and the Effective Time, Parent and its subsidiaries will maintain the levels of insurance coverage in effect on the date hereof. The Parent Disclosure Letter lists all insurance policies maintained by or for the benefit of Parent, of its subsidiaries or its directors, officers, employees or agents, specifying the (i) type of policy and a brief description thereof, (ii) policy limits and (iii) self insurance amounts.

     SECTION 4.25. Investment Securities. Except for pledges to secure public and trust deposits and reverse repurchase agreements entered into in arm's-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of Parent included in Parent's Report on Form 10-K for the year ended December 31, 1998, and none of the material investments made by it or any of its subsidiaries since December 31, 1998, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

     SECTION 4.26. Pooling of Interests. Each of Parent's acquisitions during the two years preceding the date of this Plan which were accounted for as "pooling of interests" qualify as "pooling of interests" for accounting purposes. As of the date of this Plan, Parent has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

     SECTION 4.27. Derivatives. Neither Parent nor any of its subsidiaries is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

     SECTION 4.28. Registration Obligations. Except as contemplated by the terms of this Plan, neither Parent nor any of its subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act.

     SECTION 4.29. Books and Records. The books and records of Parent and its subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     SECTION 4.30. Corporate Documents. Parent has delivered to the Company true and complete copies of (i) its articles of incorporation and by-laws and (ii) the charter and by-laws of each subsidiary of Parent.

     SECTION 4.31. Parent Action. The Board of Directors of Parent has adopted resolutions recommending that this Plan be approved by the shareholders of Parent and directing that this Plan be submitted for consideration by Parent's shareholders at the Parent Meeting.

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

     SECTION 4.32. Fair Lending; Community Reinvestment Act. As of the date hereof, with the exception of routine investigation of consumer complaints, neither Parent nor any of its subsidiaries has been advised that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. Each of Parent's subsidiaries received a CRA rating of "satisfactory" or "outstanding" in its most recent CRA examination.

     SECTION 4.33. Other Activities of Parent and its Subsidiaries.

          (a) Neither of Parent nor any of its subsidiaries that is not a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board. Without limiting the generality of the foregoing, any equity investment of Parent and each subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation, is not prohibited by the Federal Reserve Board.

          (b) To Parent's knowledge, each of its subsidiaries which is a bank (a "Parent Bank Subsidiary") currently performs all personal trust, corporate trust and other fiduciary activities "Trust Activities") with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or to the knowledge of Parent, threatened, against or affecting Parent, or any Significant Subsidiary thereof relating to the compliance by Parent or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on Parent, each employee of a Parent Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a Parent Bank Subsidiary; and each Parent Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1996 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

     SECTION 4.34. Year 2000. None of Parent or any of Parent's subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3 (SUP), dated March 4, 1998). Parent has disclosed to the Company a complete and accurate copy of Parent's plan, including an estimate of the anticipated associated costs, for addressing the issues ("Year 2000 Issues") set forth in the statement of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect Parent and its Subsidiaries. Between the date of this Agreement and the Effective Time, Parent shall use commercially practicable efforts to implement such plan.

     SECTION 4.35. No Omission of Material Fact. No representation or warranty by Parent in this Plan or under any documents, instruments, certificates or schedules delivered or to be delivered pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading. None of the information regarding Parent or any of its subsidiaries or the transactions contemplated hereby supplied or to be supplied by the Parent or any of its subsidiaries for inclusion in any documents or filings to be filed with any regulatory authority in connection with the transactions contemplated hereby will contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements or facts contained therein not misleading.

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

     SECTION 4.36. Conduct of Business. Since December 31, 1998, except as contemplated by this Plan, neither Parent nor any of its subsidiaries has taken any action which would have violated Section 2.4 had such Section been in effect since December 31, 1998. Parent has not purchased any Parent Common Stock since April 1, 1997.

                        ARTICLE V. ADDITIONAL AGREEMENTS

     SECTION 5.1. Acquisition Proposals. The Company agrees that neither it nor any of its subsidiaries nor any of the respective officers and directors of the Company or its subsidiaries shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, unless, at any time prior to the adoption of this Agreement by the holders of Company Common Stock, the Company's Board of Directors determines, upon receipt of a written opinion of its outside legal counsel, that it is required to take the following action in order to fulfill their fiduciary duties to the Company's shareholders under the WBCL, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and enforce any confidentiality agreements to which it or any of its subsidiaries is a party. The Company will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.1. The Company will notify (describing the relevant facts) Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company.

     SECTION 5.2. Certain Policies of the Company. At the request of Parent, the Company shall modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) after the date on which all required regulatory approvals are received and all shareholder approvals are received and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of Parent and generally accepted accounting principles. Neither the Company's representations, warranties and covenants contained in this Plan shall be deemed to be untrue or breached in any respect for any purpose nor shall the Exchange Ratio be modified as a consequence of any modifications or changes undertaken solely on account of this Section 5.2 nor shall the conditions set forth in Section 5.13 of this Plan be deemed to have occurred by virtue thereof.

     SECTION 5.3. Access and Information. Upon reasonable notice, each of the Company and Parent shall (and shall cause its subsidiaries to) afford to the other party and its representatives (including, without limitation, directors, officers and employees of the other party and its affiliates, and counsel, accountants and other advisors retained by the other party and its affiliates) such access (including, without limitation, for the purpose of conducting supplemental due diligence reviews) during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, loan and credit files, tax returns and work papers of independent auditors), properties, personnel and to such other information as such party may reasonably request; provided, however, that no investigation pursuant to this
Section 5.3 shall affect or be deemed to modify any representation or warranty made herein. The Company and Parent will not, and each will cause its representatives not to, use any information obtained pursuant to this Section
5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, the Company and Parent will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section
5.3 unless such information (i) was already known to the
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Company or Parent, as the case may be, or an affiliate of the Company or Parent,
(ii) becomes available to the Company or Parent, as the case may be, or an affiliate of the Company or Parent from other sources not known by such party to be bound by a confidentiality agreement, (iii) is disclosed with the prior written approval of the Company or Parent, as the case may be, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same. The provisions of the Confidentiality Agreements dated April 5, 1999 and December 23, 1998 shall survive to the extent such terms are not inconsistent with this Section 5.3.

     SECTION 5.4. Certain Filings, Consents and Arrangements. Parent and the Company shall, and Parent and the Company shall cause their respective subsidiaries to, (a) as soon as practicable make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (c) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed.

     SECTION 5.5. Antitakeover Statutes. The Company shall take all actions necessary (i) to exempt the Company and the Plan from the requirements of any state antitakeover law by action of its Board of Directors or otherwise and
(ii), upon the request of Parent, to assist in any challenge by Parent to the applicability to the Merger of any state antitakeover law.

     SECTION 5.6. Directors' and Officers' Indemnification.

     (a) From and after the Effective Time through the sixth anniversary of the Effective Date, Parent agrees to indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys, fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under the WBCL and the Company's articles of incorporation or by-laws in effect on the date hereof, and Parent shall also advance expenses as incurred to the extent permitted under the WBCL and the Company's articles of incorporation and by-laws.

     (b) Any Indemnified Party wishing to claim indemnification under Section 5.6(a), upon learning of any such claim, action, suit, proceeding or investigation, shall as promptly as possible notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent shall pay the reasonable fees and expenses of one such counsel for the Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and
(iii) Parent shall not be liable for any settlement effected without its prior written consent; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent

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jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is not permitted or is prohibited by applicable law.

     (c) Parent shall maintain in effect the current pre-paid directors' and officers' liability insurance policy of the Company until August 1, 2001, unless Parent and the Company agree to substitute an alternative policy or policies therefor.

     SECTION 5.7. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

     SECTION 5.8. Publicity. The initial press release announcing this Plan shall be a joint press release and thereafter the Company and Parent shall consult with each other in issuing any press releases or otherwise making public statements with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

     SECTION 5.9. Regulatory Matters.

     (a) Parent and the Company shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company and Parent shall thereafter mail or deliver the Joint Proxy Statement to their respective shareholders. Parent shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Plan, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

     (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Plan (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. The Company and Parent shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Parent or the Company, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) The Company and Parent shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of the Company, Parent or any of their respective subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Plan.

     (d) The Company and Parent shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Plan which causes such party to believe that there is a reasonable likelihood that any regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

     SECTION 5.10. Shareholders' Meeting. Each of Parent and Company shall take all action necessary, in accordance with applicable law and its articles of incorporation and by-laws, to convene a meeting of its shareholders as promptly as practicable for the purpose of approving the issuance of Parent Shares pursuant to this Plan, in the case of Parent, and approving this Plan, in the case of the Company. The Board of Directors of the Company and Parent shall recommend that this Plan be approved by each of the shareholders of the Company and Parent, as applicable; provided, however, that the Board of Directors of either the Company or Parent may withdraw its recommendation and make no recommendation with respect to the Plan, if either board determines, upon receipt of a written opinion of its outside counsel, that it is required to do so in order to fulfill its respective fiduciary duties to its shareholders under either the Michigan Business Corporation Act (the "MBCA") or the WBCL, as applicable. Notwithstanding the preceding sentence, neither the Company nor Parent shall in any way be relieved of its obligation to convene a meeting of its shareholders as promptly as practicable for the purpose of approving this Plan or approving the issuance of Parent Shares pursuant to this Plan, as applicable.

     SECTION 5.11. Affiliates; Publication of Combined Financial Results.

     (a) Each of the Company and Parent shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Plan, and prior to the date of the shareholders meetings called by the Company and Parent to approve this Plan, a written agreement, in the form of Annex 2 hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of the Company Common Stock or Parent Common Stock held by such "affiliate" and, in the case of the "affiliates" of the Company, the shares of Parent Common Stock to be received by such "affiliate" in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder and during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of the Company and Parent.

     (b) Parent shall use its best efforts to publish as promptly as reasonably practical but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

     SECTION 5.12. Authorization, Reservation and Listing. By appropriate resolution, a certified copy of which shall be provided to the Company, the Board of Directors of Parent shall, prior to the Effective Time, authorize and reserve the required number of shares of Parent Common Stock to be issued pursuant to the Plan of Merger. Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Effective Time.

     SECTION 5.13. Notification of Certain Matters.

     (a) Each party shall give prompt notice to the others of: (i) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Plan and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of its operations, to which it or any subsidiary is a party or is subject; and (ii) any Material Adverse Effect or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such Material Adverse Effect. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Plan.

     (b) Subject to any notice previously provided under Section 5.13(a) above, from and after the due date hereof to the Effective Time and at and as of the Effective Time, the Company and Parent shall supplement or amend any of its representations and warranties which apply to the period after the date hereof by delivering monthly updates to the Company Disclosure Letter or the Parent Disclosure Letter, as applicable ("Disclosure Letter Updates") to the other party with respect to any matter hereafter arising which, in its good faith judgment, would render any such representation or warranty after the date of this Plan materially inaccurate or incomplete as a result of such matter arising. The Disclosure Letter Updates shall be provided on or before the 25th day of each calendar month commencing the first full calendar month after the date of this Agreement. Within twenty (20) days after receipt of any Disclosure Letter Update (or if cure is promptly commenced, but is not effected within thirty (30) days after receipt of any Disclosure Letter Update (the "Cure Period")), Parent or the Company, as the case may be, may exercise its right to terminate this Plan pursuant to Section 7.1(f) hereof, if the information in such Disclosure Letter Update together with the information in any or all of the Disclosure Letter Updates previously provided, indicates that a Material Adverse Effect with respect to the Company or Parent, as applicable, has occurred or is reasonably likely to occur which either has not or cannot be cured within the Cure Period, or which does not result primarily from changes in the general level of interest rates.

     SECTION 5.14. Board of Directors and Executive Committee of Parent. Parent will take such action as may be necessary so that the number of directors of Parent shall be increased by three subsequent to the Effective Time. Three individuals designated by the Board of Directors of the Company within thirty
(30) days prior to the Effective Time and acceptable to Parent in accordance with the policies of Parent with respect to the service of directors shall be added to the Board of Directors of Parent subsequent to the Effective Time. Such individuals shall hold office for the terms which shall coincide with the remaining terms of the classes to which they are added. Parent also will take such action as may be necessary so that one individual designated by the Board of Directors of the Company within thirty (30) days prior to the Effective Time and acceptable to Parent in accordance with the policies of Parent with respect to the service of directors shall be added as a rotating member of the Executive Committee of the Board of Directors of Parent subsequent to the Effective Time.

     SECTION 5.15. Benefit Plans. For purposes of crediting periods of service for eligibility and vesting, but not for benefit accrual purposes, under the Parent's Amended and Restated Section 401(k) Plan (the "Parent 401(k) Plan), and for purposes of crediting periods of service for eligibility for other employee benefits provided to employees of Parent, employees of the Company who otherwise would be eligible to participate in such plans and benefit programs after the Effective Time shall be given credit for service with the Company prior to the Effective Time. For purposes of crediting periods of service for eligibility and vesting, but not for benefit accrual purposes, under Parent's qualified defined benefit pension plan (the "Parent Retirement Plan"), employees of the Company who become participants in the Parent Retirement Plan after the Effective Time shall be given credit for service with the Company prior to the Effective Time.

     SECTION 5.16. Employment Arrangements. Parent agrees to cause to be honored, in accordance with their existing terms, all employment agreements and severance plans of the Company in effect as of the date hereof.

                     ARTICLE VI. CONDITIONS TO CONSUMMATION

     SECTION 6.1. Conditions to All Parties' Obligations. The respective obligations of Parent and the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

     (a) The Plan and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company and Parent in accordance with their respective articles of incorporation and applicable law.

     (b) Parent, the Company and each of their respective subsidiaries shall have procured, if required in the opinion of counsel for Parent, the approvals, consents or waivers with respect to the Plan and the transactions contemplated hereby by (i) the appropriate State Regulators, and (ii) the Federal Reserve Board, and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that, in the opinion of counsel for Parent , are necessary or appropriate for the consummation of the transactions contemplated by the Plan; provided, however, that no approval, consent or waiver referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, (i) would result in a Material Adverse Effect on Parent, (ii) imposes any requirement upon Parent, the Company or their respective subsidiaries to (x) dispose of any asset which is material to Parent or the Company, (y) materially restrict or curtail the current business operations or activities of Parent or the Company or (z) raise an amount of capital, the issuance and sale of which, in the absence of the Merger and the other transactions contemplated by this Plan, would in Parent's judgment be materially burdensome in light of Parent's capital raising policies or (iii) would reduce the benefits of the transactions contemplated by the Plan to Parent in so significant a manner that Parent, in its judgment, would not have entered into this Plan had such condition or requirement been known at the date hereof.

     (c) The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (d) Parent and the Company shall each have received a letter from their respective independent accountants addressed to Parent or the Company, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

     (e) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Plan shall have been satisfied.

     (f) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transaction contemplated by this Plan, and no litigation or proceeding shall be pending against Parent or the Company or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

     (g) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by this Plan.

     SECTION 6.2. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

     (a) Each of the representations and warranties of the Company contained in this Plan shall have been true on the date hereof and shall be true in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); the Company shall have performed, in all material respects, each of its covenants and agreements contained in this Plan; and Parent shall have received a certificate signed by the

Chief Executive Officer and the Chief Financial Officer of the Company, dated the Effective Date, to the foregoing effect.

     (b) Parent shall have received a written opinion, dated the Effective Date, from McCarty, Curry, Wydeven, Peeters & Haak, LLP, counsel to the Company, in form and substance satisfactory to Parent.

     (c) Parent shall have received a written opinion from Dykema Gossett PLLC, in form and substance satisfactory to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code.

     SECTION 6.3. Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

     (a) Each of the representations and warranties of Parent contained in this Plan shall have been true on the date hereof and shall be true in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Parent shall have performed, in all material respects, each of its covenants and agreements contained in this Plan; and the Company shall have received certificates signed by the Chief Financial Officer of Parent, dated the Effective Date, to the foregoing effect.

     (b) The Company shall have received a written opinion, dated the Effective Date, from Dykema Gossett PLLC, counsel to Parent in form and substance satisfactory to the Company.

     (c) The Company shall have received a written opinion from either McCarty, Curry, Wydeven, Peeters & Haak, LLP or Quarles & Brady LLP in form and substance satisfactory to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code.

                            ARTICLE VII. TERMINATION

     SECTION 7.1. Termination. This Plan may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of the Company or Parent;

     (a) by mutual consent of the Boards of Directors of Parent and the Company; or

     (b) by either Parent or the Company, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Plan shall have become impossible to satisfy if, but only if, such party has used its best efforts and acted in good faith in attempting to satisfy all such conditions and if such party is not then in breach or default in any material respect of this Plan; or

     (c) by the Board of Directors of Parent if (i) there has been a material breach or default by the Company of any representation or warranty or in the observance of its covenants and agreements contained in this Plan of which notice has been given in writing by Parent and which has not been cured within thirty (30) business days of receipt of such notice; or (ii) the Effective Time has not occurred prior to December 31, 1999, without fault on the part of Parent, or (iii) a public announcement with respect to an Acquisition Proposal shall have been made by any person other than Parent or an affiliate of Parent and the Board of Directors of the Company shall have (A) failed to publicly reject or oppose such Acquisition Proposal within ten (10) days of the public announcement of such proposal, plan or intention or (B) shall have modified, amended or withdrawn its recommended approval of this Plan and the Merger to the Company's shareholders; or

     (d) by the Board of Directors of the Company if (i) there has been a material breach or default by Parent of any representation or warranty or in the observance of its covenants and agreements contained in this Plan of which notice has been given in writing by the Company and which has not been cured within thirty (30) business days of receipt of such notice; or (ii) the Effective Time has not occurred prior to December 31, 1999 without fault on the part of the Company; or

     (e) by the Board of Directors of either Parent or the Company (i) if any shareholder approval of the Company required for consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof; or (ii) if any shareholder approval of Parent required for consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof or (iii) if any Regulatory Agency has denied approval for the Merger and, if such denial is appealable, neither Parent nor the Company has filed a petition seeking review of such order of denial or taken other similar action under applicable law, within thirty (30) days after the issuance or entry by the governmental agency of such order of denial; or

     (f) by Parent or the Company pursuant to Section 5.13(b).

     (g) by Parent, at its sole discretion, at any time (i) within 45 days of the date of this Agreement, if Parent is not satisfied with its due diligence review of the quality of the Company's loan portfolio, or (ii) if any representation or warranty of the Company contained in Section 3.21 is untrue, without respect to the knowledge of the Company.

     SECTION 7.2. Effect of Termination. In the event of the termination of this Plan as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Plan shall forthwith become null and void, and there shall be no liability on the part of Parent, Merger Sub, or the Company or any of their officers or directors, except (i) for fraud or willful and material breach of this Plan and (ii) Sections 5.3, 7.2, 9.2, 9.6 and 9.7 hereof shall survive any termination of this Plan.

                ARTICLE VIII. EFFECTIVE DATE AND EFFECTIVE TIME

     SECTION 8.1. Effective Date and Effective Time. On such date as Parent selects, which shall be within 30 days after the last to occur of the expiration of all applicable waiting periods in connection with approvals of governmental authorities occurs and the receipt of all approvals of governmental authorities and all conditions to the consummation of the Merger are satisfied or waived, or on such earlier or later date as may be agreed in writing by the parties, a certificate of merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date and at such time as may be specified in such certificate of merger. The date and time of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger shall be the time of such filing or as set forth in such certificate of merger.

                           ARTICLE IX. OTHER MATTERS

     SECTION 9.1. Certain Definitions; Interpretation. As used in this Plan, the following terms shall have the meanings indicated:

          "material" means material with respect to the entity in question and its respective subsidiaries, taken as a whole.

          "Material Adverse Effect", with respect to a person, means any condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the condition (financial or other), properties, assets, business, results of operations or prospects of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Plan.

          "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

          "subsidiary", with respect to a person, means any other person controlled by such person.

When a reference is made in this Plan to Sections or Annexes, such reference shall be to a Section of, or Annex to, this Plan unless otherwise indicated. The table of contents and headings contained in this Plan are for ease of reference only and shall not affect the meaning or interpretation of this Plan. Whenever the words "include", "includes", or "including" are used in this Plan, they shall be deemed followed by the words "without limitation". Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular.

     SECTION 9.2. Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including the Stock Option Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Plan and shall not survive the Effective Time.

     SECTION 9.3. Waiver. Prior to the Effective Time, any provision of this Plan may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto, except that, after the vote by the shareholders of the Company, no amendment may be made that would contravene the applicable sections of the MBCA and the WBCL.

     SECTION 9.4. Counterparts. This Plan may be executed and delivered in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.5. Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Michigan.

     SECTION 9.6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS PLAN OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.7. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby; provided, however, that Parent and the Company shall share equally all fees and expenses, other than accountants', attorneys' and filing fees, incurred in connection with the printing and filing of the S-4 and the Joint Proxy Statement (including any preliminary materials related thereto and any amendments or supplements thereof).

     SECTION 9.8. Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram, telex or facsimile (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

     If to the Company, to:

       F & M Bancorporation, Inc.
       One Bank Avenue
       Kaukauna, Wisconsin 54130
       Facsimile: (920) 766-5628
       Attention: Gail E. Janssen

       With copies to:

       McCarty, Curry, Wydeven, Peeters & Haak, LLP
       120 E. 4th Street
       Kaukauna, Wisconsin 54130
       Facsimile: (920) 766-4756
       Attention: Randall A. Haak, Esq.

       and

       Quarles & Brady LLP
       411 East Wisconsin Avenue
       Milwaukee, Wisconsin 53202
       Facsimile: (414) 271-3552
       Attention: Kenneth V. Hallett, Esq.

     If to Parent or Merger Sub, to:

       Citizens Banking Corporation
       One Citizens Banking Center
       Flint, Michigan 48502
       Facsimile: (810) 257-2570
       Attention: Thomas W. Gallagher, Esq.

       With copies to:

       Dykema Gossett PLLC
       1577 North Woodward Avenue
       Suite 300
       Bloomfield Hills, Michigan 48304-2820
       Facsimile: (248) 540-0763
       Attention: Rex E. Schlaybaugh, Jr., Esq.

     SECTION 9.9. Entire Agreement; Etc. This Plan and the Stock Option Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Sections 1.5,
5.6 and 5.15 (which may only be enforced by any person who is not a party to this Plan after the Effective Time), nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

     SECTION 9.10. Assignment. This Plan may not be assigned by any party hereto without the written consent of the other parties, except that Parent and Merger Sub may assign all or any of their rights hereunder to any of their subsidiaries provided that no such assignment shall relieve the assigning party of its obligations hereunder.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                                          CITIZENS BANKING CORPORATION

                                          By:     /s/ ROBERT J. VITITO
                                            ------------------------------------
                                              Name: Robert J. Vitito
                                              Title: Chairman, President and
                                              Chief Executive Officer

                                          CITIZENS ACQUISITION, INC.

                                          By:    /s/ THOMAS W. GALLAGHER
                                            ------------------------------------
                                              Name: Thomas W. Gallagher
                                              Title: Secretary

                                          F & M BANCORPORATION, INC.

                                          By:      /s/ GAIL E. JANSSEN
                                            ------------------------------------
                                              Name: Gail E. Janssen
                                              Title: Chairman of the Board

                                                                         ANNEX B

                               September 8, 1999

The Board of Directors
Citizens Banking Corporation
328 South Saginaw Street
Flint, Michigan 48502-2401

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Citizens Banking Corporation ("Citizens") of the exchange ratio in the proposed merger (the "Merger") of Citizens with F&M Bancorporation ("F&M"), pursuant to the Agreement and Plan of Merger dated as of April 18, 1999 between Citizens and F&M ( the "Agreement"). Under the terms of the Merger, each outstanding share of common stock of F&M will, subject to certain exceptions as set forth in the Agreement, be exchanged for 1.303 shares of common stock of Citizens (the "Exchange Ratio"). It is our understanding that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles.

     Keefe, Bruyette & Woods, Inc. as part of its investment banking business is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Citizens and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Citizens for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Citizens. We have acted as a financial advisor to the Board of Directors of Citizens in rendering this fairness opinion and will receive a fee from Citizens for our services.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Reports to Stockholders of Citizens for the three years ended December 31, 1998 and the three years ended December 31, 1998 for F&M; certain interim reports to stockholders and Quarterly Reports on Form 10Q of F&M and Citizens, and certain internal financial analyses and forecasts for Citizens and F&M prepared by management. We also have held discussions with members of the senior management of Citizens regarding the past and current business operations, regulatory relationships, financial condition and future prospects of Citizens as well as the results of their due diligence examination of F&M. In addition, we have compared certain financial and stock market information for Citizens and F&M with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying any of such information. We have relied upon the management of Citizens as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of Citizens and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have also assumed that the aggregate allowances for loan losses for Citizens and F&M are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Citizens or F&M, nor have we examined any individual credit files.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Citizens and F&M; (ii) the assets and liabilities of Citizens and F&M; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the exchange Ratio in the Merger is fair, from a financial point of view, to the common stockholders of Citizens.

                                          Very truly yours,

                                          /s/ KEEFE, BRUYETTE & WOODS, INC.
                                          --------------------------------------
                                          KEEFE, BRUYETTE & WOODS, INC.

                                                                         ANNEX C

                                 April 16, 1999

Board of Directors
F&M Bancorporation, Inc.
One Bank Avenue
Kaukauna, WI 54130

Members of the Board:

     F&M Bancorporation, Inc. ("F&M"), a Wisconsin corporation, and Citizens Banking Corporation ("Citizens"), a Michigan corporation, have entered into an Agreement and Plan of Merger (the "Plan") dated April 16, 1999, pursuant to which F&M will be merged with and into Citizens (the "Merger"). As is set forth in Section 1.2(a) of the Plan, at the effective time of the Merger each of the outstanding shares of F&M common stock ("F&M Common Stock") will be converted into and have the right to receive 1.303 shares (the "Exchange Ratio") of Citizens common stock (the "Citizens Common Stock"). In connection therewith, you have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of F&M.

     Hovde Financial, Inc. ("Hovde") specializes in providing investment banking and financial advisory services to commercial bank and thrift institutions. Our principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations. We are familiar with F&M, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Plan.

     We were retained by F&M to act as its exclusive financial advisor with respect to a review of F&M's strategic alternatives and the possible sale, merger, consolidation, or other business combination, in one or a series of transactions, involving all or a substantial amount of the business, securities or assets of F&M. We will receive compensation from F&M in connection with our services, a significant portion of which is contingent upon the consummation of the Merger. At your direction, we solicited the interest of third parties regarding a possible business combination with F&M. The Plan is the result of this solicitation.

     During the course of our engagement, we reviewed and analyzed material bearing upon the financial and operating conditions of F&M and Citizens and material prepared in connection with the proposed transaction, including the following: the Plan; certain historical publicly available information concerning F&M and Citizens; the terms of recent merger and acquisition transactions involving banks and bank holding companies that we considered relevant; historical market prices and trading volumes for Citizens Common Stock; and financial and other information provided to us by the managements of F&M and Citizens.

     In addition, we have conducted meetings with members of the senior management of F&M and Citizens for the purpose of reviewing the future prospects of F&M and Citizens. We also evaluated the pro forma ownership of Citizens Common Stock by F&M's shareholders relative to the pro forma contribution of F&M's assets, liabilities, equity and earnings to the pro forma company, and conducted such other studies, analyses and examinations as we deemed appropriate. We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our knowledge of the banking industry and our general experience in securities valuations.

     In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by F&M and Citizens and in the discussions with F&M and Citizens management. We did not independently verify and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of F&M and Citizens at December 31, 1998, and at March 31, 1999, respectively, were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practices as of the date of such financial statements. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of F&M or Citizens, nor did we make any independent evaluation or appraisal of the assets, liabilities or prospects of F&M or Citizens, nor were we furnished with any such evaluation or appraisal, and we were not retained to and did not review any individual credit files.

     We have assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to F&M and Citizens. In rendering this opinion, we have been advised by F&M and Citizens and we have assumed that there are no factors that would impede any necessary regulatory or governmental approval for the Merger and we have further assumed that in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on Citizens or the surviving corporation that would have a material adverse effect on Citizens or the contemplated benefits of the Merger. We have also assumed that there would not occur any change in the applicable law or regulation that would cause a material adverse change in the prospects or operations of Citizens or the surviving corporation after the Merger.

     Our opinion is based solely upon the information available to us and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof.

     We are not expressing any opinion herein as to the prices at which shares of Citizens Common Stock issued in the Merger may trade if and when they are issued or at any future time, nor does our opinion constitute a recommendation to any holder of F&M Common Stock as to how such holder should vote with respect to the Plan at any meeting of holders of F&M Common Stock.

     This letter is solely for the information of the Board of Directors of F&M and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of F&M Common Stock in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

     Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Exchange Ratio is fair, from a financial point of view, to the shareholders of F&M.

                                          Sincerely,

                                          /s/ HOVDE FINANCIAL, INC.
                                          --------------------------------------
                                          HOVDE FINANCIAL, INC.

                              FORM OF PROXY FOR F&M


                            F&M BANCORPORATION, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gail E. Janssen, John W. Johnson and Daniel E. Voet, and each of them, proxies, with full power of substitution, to represent and to vote as designated herein all shares of stock the undersigned is entitled to vote at the special meeting of shareholders of F&M Bancorporation, Inc. to be held at the Paper Valley Hotel and Conference Center, 333 West College Avenue, Appleton, Wisconsin, on Friday, October 22, 1999, at 8:00 a.m., central time, and at any adjournment thereof, hereby revoking any and all proxies heretofore given:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


                 F&M BANCORPORATION, INC. 1999 SPECIAL MEETING

    (1) CITIZENS MERGER - Approval of the merger agreement by and among F&M Bancorporation, Inc., Citizens Banking Corporation, and Citizens Acquisition, Inc., in which F&M will become a wholly-owned subsidiary of Citizens, and each share of F&M common stock will be converted into
         1.303 shares of Citizens common stock:

         |_|  FOR                  |_| AGAINST                    |_|    ABSTAIN


    (2) OTHER MATTERS: In their discretion, on such other matters as may properly come before the meeting or any adjournment thereof;

all as set out in the notice of meeting and joint proxy statement-prospectus relating to the special meeting, receipt of which is hereby acknowledged.

Check appropriate box
indicate changes below:


Address change?      |_|     Date ______________, 1999

Name change?         |_|     No. of Shares

                             ---------------------------------------------------
                             Signature(s) in box

                             PLEASE SIGN PERSONALLY AS NAME APPEARS AT LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, given full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.